As filed with the Securities and Exchange Commission on August 19, 2026

Registration No. 333-286628

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 4
TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CANARY STAKED TRX ETF

(Exact name of registrant as specified in its charter)

Delaware	39-6956746
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Canary Capital Group LLC

8 Cadillac Drive, Suite 300

Brentwood, TN 37027

(615) 200-0788

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

Morrison C. Warren, Esq.,

James Audette, Esq.,

Chapman and Cutler LLP

320 South Canal Street

Chicago, IL 60606

(312) 845-3484

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated August 19, 2026

PROSPECTUS

Shares

Canary Staked TRX ETF

The Canary Staked TRX ETF (the “Trust”) is an exchange-traded product that issues shares of beneficial interest (the “Shares”) that trade on Cboe BXZ Exchange, Inc. (the “Exchange”). The Trust’s primary investment objective is to seek to provide exposure to the price of TRX (“TRX”) held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional TRX through its participation in the staking program (the “Staking Program”) administered by the Sponsor, in which staking rewards will be earned through the validation of transactions in the Tron network’s (the “Tron Network”) proof-of-stake (“PoS”) process. In seeking to achieve its investment objectives, the Trust will hold TRX and establish its net asset value (“NAV”) by reference to the CoinDesk Tron Benchmark Rate 60m NY Rate (“Pricing Benchmark”). The Pricing Benchmark is calculated by CoinDesk Indices (the “Benchmark Provider”) based on a 60-minute time-weighted average price of the CoinDesk Tron Benchmark Rate (the “Underlying Index”), which is an aggregation of executed trade flow of major TRX trading platforms (“Constituent Platforms”). Canary Capital Group LLC (the “Sponsor”) is the sponsor of the Trust, CSC Delaware Trust Company (the “Trustee”) is the trustee of the Trust, U.S. Bancorp Fund Services, LLC is the Trust’s transfer agent (in such capacity, the “Transfer Agent”) and administrator (in such capacity, the “Administrator”), U.S. Bank, N.A. is the Trust’s cash custodian (in such capacity, the “Cash Custodian”), and BitGo Bank & Trust, N.A (the “Custodian”) is the custodian for the Trust, and will hold all of the Trust’s TRX on the Trust’s behalf.

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of 10,000 Shares (a “Basket”) based on the quantity of TRX attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of cash needed to purchase the amount of TRX represented by the Basket being created or in-kind in TRX equal to the amount of TRX represented by the Basket being created, as calculated by the Administrator (as defined below). For a redemption of Shares, the Sponsor shall arrange for the TRX represented by the Basket to be sold and the cash proceeds distributed or for the in-kind TRX represented by the Basket to be distributed. A financial firm that is authorized to purchase or redeem Shares with the Trust (known as “Authorized Participants”) will deliver, or facilitate the delivery of, TRX or cash to the Trust’s account with the Custodian (in the case of TRX) or Cash Custodian (in the case of cash) in exchange for Shares when they purchase Shares, and the Trust will deliver TRX or cash to such Authorized Participant or an Authorized Participant’s designee (an “Authorized Participant Designee”) when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Owners of the beneficial interests of Shares (“Shareholders”) who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the per Share net asset value of the Trust.

The Sponsor is responsible for administering the Staking Program. Under normal circumstances, the Sponsor will seek to stake all of the Trust’s TRX through one or more staking providers (each, a “Staking Provider”) except for TRX reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Sponsor anticipates that at least 90% of the Trust’s TRX will be staked under normal circumstances. In consideration for its participation in the Staking Program, the Trust will receive a portion of the staking rewards generated by the Staking Program.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “TRXS.”

The Trust is offering an indeterminate number of Shares. The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering. The Trust is not a fund registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by funds registered under the 1940 Act. The Sponsor is not an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), and therefore the Sponsor’s provision of services to the Trust will not be governed by the Advisers Act and is not subject to a fiduciary standard of care. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. Shareholders in the Trust will not benefit from the protections afforded to investors in TRX futures contracts on regulated futures markets. The Trust’s Shares are neither interests in nor obligations of the Sponsor or the Trustee.

Canary Capital Group, Inc. (the “Seed Capital Investor”), an affiliate of the Sponsor, has expressed its intent to purchase ten thousand (10,000) Shares at a per-Share price of $25.00 (the “Seed Shares”). The proceeds of such sale are expected to be denominated in-kind in TRX based on the TRX-USD price established by the Pricing Benchmark on the date of such purchase. Total proceeds to the Trust from the sale of the Seed Shares will be used to purchase TRX. The Seed Capital Investor will act as a statutory underwriter in connection with the Seed Shares. See “Seed Capital Investor” for additional information.

The price of the Seed Shares was determined as described herein and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD TRX. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 20.

the Shares of the trust are neither interests in nor obligations of the Sponsor, the trustee, the administrator, the transfer agent, THE MARKETING AGENT, the custodian or any of their respective affiliates. the Shares are not insured or guaranteed by the federal deposit insurance corporation or any other governmental agency.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT OF 2012 AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is _______, 202_

TABLE OF CONTENTS

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

ii

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

Overview of the Trust

The Canary Staked TRX ETF (the “Trust”) is an exchange-traded fund that issues shares of beneficial interest (the “Shares”) that seeks to list and trade on Cboe BXZ Exchange, Inc. (the “Exchange”). The Trust’s primary investment objective is to seek to provide exposure to the price of TRX (“TRX”) held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional TRX through its participation in the staking program (the “Staking Program”) administered by the Sponsor, in which staking rewards will be earned through the validation of transactions in the Tron network’s (the “Tron Network”) proof-of-stake (“PoS”) process. In seeking to achieve its investment objectives, the Trust will hold TRX and establish its net asset value (“NAV”) by reference to the CoinDesk Tron Benchmark Rate 60m NY Rate (“Pricing Benchmark”). The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of TRX, with staking. The Pricing Benchmark is calculated by CoinDesk Indices (the “Benchmark Provider”) based on a 60-minute time-weighted average price of the CoinDesk Tron Benchmark Rate (the “Underlying Index”), which is an aggregation of executed trade flow of major TRX trading platforms (“Constituent Platforms”). The Trust is sponsored by Canary Capital Group LLC (the “Sponsor”), a wholly owned subsidiary of Canary Capital Group Inc.

The Trust intends to provide direct exposure to the price of TRX held by the Trust with BitGo Bank & Trust, N.A. (“BitGo” or the “Custodian”). The Custodian is chartered as a national banking association with the United States Office of the Comptroller of the Currency to exercise custodial powers on behalf of its customers. While cash held with the Custodian is insured by the Federal Deposit Insurance Corporation (the “FDIC”), digital assets under custody are not protected by the FDIC, however, the Custodian carries insurance provided by private insurance carriers, which is shared among all of the Custodian’s customers and is not specific to the Trust, and may not be sufficient to protect the Trust from all possible losses or sources of losses. The Trust does not intend to obtain insurance that will cover its assets. The net assets of the Trust and its Shares are valued on a daily basis with reference to the Pricing Benchmark, a standardized reference rate published by the Benchmark Provider that is designed to reflect the performance of TRX in U.S. dollars. The Pricing Benchmark is calculated by the Benchmark Provider based on an aggregation of executed trade flow of major TRX trading platforms. The Pricing Benchmark is calculated as of 4:00 p.m. Eastern time (“ET”).

The Sponsor will stake the Trust’s TRX in accordance with the Sponsor’s liquidity risk management policy (the “Liquidity Risk Management Policy”), is designed to satisfy the requirements of the Exchange’s listing rules and is intended to be consistent with the Exchange’s generic listing standards. The Liquidity Risk Management Policy is designed to ensure that the Trust maintains sufficient liquidity to timely fulfill redemption orders to preserve the effective and efficient arbitrage mechanism of the Trust. The Liquidity Risk Management Policy assesses sources of credit, sources of tokens, and other relevant liquidity considerations against the settlement period for any redemption of the Trust’s shares. The Liquidity Risk Management Policy permits the Trust to maintain credit facilities to help meet redemption requests, which may include the Sponsor’s own credit facilities to serve as a source of backup liquidity for the Trust. As of the date of the Prospectus, no such credit facility has been entered into by the Trust. The complete Liquidity Risk Management Policy is available on the Trust’s website at canaryetfs.com.

TRX is a digital asset. Like all digital assets, buying, holding and selling TRX is very different from buying, holding and selling more conventional investments like stocks and bonds. Stocks represent ownership in a company, entitling shareholders to a portion of the company’s profits. Bonds are debt instruments issued by corporations or governments, where the bondholder is a creditor to the issuer that is generally entitled to a stream of income payments. Ownership of stocks and bonds is typically recorded through a centralized system managed by brokers, custodians or clearinghouses. Ownership of TRX does not entitle its holders to any portion of a company’s profits or any stream of income payments. TRX is a decentralized digital asset and ownership of it is reflected on a decentralized ledger.

The Trust provides investors with the opportunity to access the market for TRX through a traditional brokerage account without the potential barriers to entry or risks involved with acquiring and holding TRX directly. The Trust will not use derivatives that could subject the Trust to additional counterparty and credit risks. The Sponsor believes that the design of the Trust will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use TRX by investing in the Shares rather than purchasing, holding, staking, and trading TRX directly.

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Shareholders have very limited voting rights as set forth in the Trust Agreement. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal, removal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) require the consent of Shareholders owning a majority (over 50%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its Affiliates).

The Trust, the Sponsor and the Trust’s service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets, which include staked assets, serve as collateral for any loan or similar arrangement.

The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objectives.

The Staking Program

The Sponsor is responsible for administering the Staking Program. Under normal circumstances, the Sponsor will seek to stake all of the Trust’s TRX through one or more staking providers (each a “Staking Provider”) except for TRX reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Sponsor anticipates that at least 90% of the Trust’s TRX will be staked under normal circumstances. If the rewards from the Staking Program are insufficient to cover the Sponsor Fee and other expenses of the Trust, the amount of TRX represented by a Share will decline over time because of the transfer of the Trust’s TRX to pay the Sponsor Fee and other liabilities, regardless of whether the trading prices of the Shares rise or fall. As a result of the Trust’s participation in the Staking Program, the Trust will receive a portion of the staking rewards generated by the Staking Program. The Trust is passively managed in that it does not sell TRX at times when its price is high or acquire TRX at low prices in the expectation of future increases.

The Sponsor will cause the Trust’s TRX to be staked on the Tron Network through the Custodian that connects to a verified validator node on the Tron Network maintained by the Staking Provider. As a result of the Trust’s participation in the Staking Program, the Trust expects to receive certain staking rewards of TRX, which may be treated for federal income tax purposes as income to the Trust (see “United States Federal Income Tax Consequences” for a further description of the tax implications of the activities of the Trust to an investor). The Trust itself will not engage in staking activities, including operation of a validator node. Instead, the Staking Program will be administered by the Sponsor through the utilization of service providers, including the Custodian and Staking Provider. The Staking Provider exercises no discretion as to the amount the Trust’s TRX to be staked or timing of the staking activities (other than as is incidental in establishing or deactivating validator nodes). The Custodian will maintain exclusive possession and control of the private keys associated with any staked TRX at all times.

The Tron Network utilizes a delegated proof of stake model, which does not impose so-called “slashing” penalties on validators, however, misbehaving validators may incur penalties such as loss of rewards, but are not subject to any risk loss of staked principal. Additionally, as part of the TRX staking process, any staked TRX will be frozen and inaccessible until unfrozen, a process which takes 14 days. The resulting liquidity risks will be managed by the Sponsor. The description and considerations related to staking are discussed more fully in “Principal Risks—Risks Associated with TRX and the Tron Network.”

Staking rewards generated by the Staking Program will be subject to fees associated with the Staking Program, which will be shared among the Staking Provider, the Sponsor, and the Custodian. The amounts owed or paid by the Trust for the Staking Program are collectively referred to as the “Staking Fees.” The aggregate Staking Fees, which include any fees of the Custodian, the Staking Provider, and the Sponsor, will not exceed 20% of the TRX staking rewards generated by the Staking Program. As of the date of this prospectus, the aggregate Staking Fees are expected to be 20% of the TRX staking rewards, resulting in the Trust retaining 80% of the TRX staking rewards generated by the Staking Program. The Staking Fees will reduce the amount of TRX that are received by the Trust from the Staking Program. The remainder of the staking rewards will be redeployed into the Staking Program, transferred out or sold in connection with the redemption of Baskets, or transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Except for TRX reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets, all staking rewards will be restaked pursuant to the Staking Program.

Pursuant to the Staking Program, the Staking Provider will distribute earned staking rewards to the Trust’s wallet or wallets at the Custodian on a periodic basis, generally coinciding with 4:00 p.m. ET on each business day the Exchange is open. Accrued staking rewards will be included in the Trust’s daily NAV calculation.

The Sponsor will carry out the Staking Program in accordance with the Sponsor’s liquidity risk management policy (the “Liquidity Risk Management Policy”), which is designed to satisfy the requirements of the Exchange’s listing rules and is intended to be consistent with the Exchange’s generic listing standards. The Liquidity Risk Management Policy is designed to ensure that the Trust maintains sufficient liquidity to timely fulfill redemption orders to preserve the effective and efficient arbitrage mechanism of the Trust. The Liquidity Risk Management Policy assesses the characteristics of a protocol’s native unbonding period, the particular unbonding characteristics of the Staking Program, sources of credit, sources of tokens, and other relevant liquidity considerations against the settlement period for any redemption of the Trust’s shares. The Liquidity Risk Management Policy permits the Trust to maintain credit facilities to help meet redemption requests, which may include the Sponsor’s own credit facilities to serve as a source of backup liquidity for the Trust. As of the date of the Prospectus, no such credit facility has been entered into by the Trust. The complete Liquidity Risk Management Policy is available on the Trust’s website at canaryetfs.com.

The Tron Network and TRX

The Tron Network is a decentralized blockchain platform launched in 2017 by entrepreneur Justin Sun. It is designed to facilitate high-speed, low-cost transactions and support the creation of decentralized applications (“dApps”), with a particular emphasis on content sharing and entertainment services. The Tron Network aims to address the scalability and cost limitations of earlier blockchain infrastructures by implementing a delegated proof-of-stake (“DPoS”) consensus mechanism, enabling it to process up to 2,000 transactions per second (“TPS”), making it suitable for applications requiring high throughput, such as gaming and multimedia platforms.

The Tron Network utilizes a DPoS model in which TRX token holders vote to elect 27 super representatives (“Super Representatives”) who are responsible for validating transactions and producing blocks. These Super Representatives are elected every six hours, and TRX holders can vote by staking their tokens, thereby participating in the Tron Network’s governance. This mechanism enhances scalability and efficiency, aligning validator incentives with network security.

TRX serves multiple functions within the ecosystem. It is used to pay for transaction fees, including bandwidth and energy, required to execute smart contracts and transfer assets on the Tron Network. TRX holders can stake their tokens to participate in governance decisions by voting for Super Representatives, influencing the network’s development and operational parameters. Additionally, TRX acts as a medium of exchange within dApps built on the Tron platform, facilitating various transactions and services.

TRX has diverse utility across the Tron ecosystem. In the DeFi space, TRX can be used in applications such as lending, borrowing and yield farming, leveraging the network’s high throughput and low transaction fees. The Tron Network supports the creation and trading of non-fungible tokens (“NFTs”), allowing artists and creators to mint and sell digital assets in a decentralized marketplace. The gaming industry benefits from the network’s capabilities, with TRX used for in-game purchases, rewards and other economic activities within blockchain-based games. Additionally, TRX can be utilized in social media and content-sharing platforms, enabling direct compensation for content creators without intermediaries.

The Tron Network supports a broad ecosystem of dApps spanning decentralized finance (including lending, borrowing, and decentralized-exchange protocols such as JustLend and SunSwap), stablecoin payments, NFTs, and gaming. No official count of active developers on the Tron Network is maintained publicly and ongoing core development is maintained by a distributed set of contributors. However, developer activity is robust. According to public sources, as of June 2026, there were over 90 active dApps on the Tron Network. As of Q1 2026, total value locked in DeFi applications was approximately $4.5 billion. Based on publicly available data as of June 2026, the Tron Network recorded average daily transactions of approximately 14.55 million and average daily active addresses of approximately 5.8 million. As of Q1 2026, a substantial portion of global Tether (USDT) transfer volume and 46% of its market capitalization (over $85 billion) occurs on the Tron Network.

The Tron Network employs advanced cryptographic techniques to ensure the security, integrity, and confidentiality of transactions. Its decentralized architecture, supported by the DPoS consensus mechanism, contributes to its resilience against attacks and censorship. The Tron Network is also designed to be interoperable with other blockchain systems, facilitating the seamless transfer of assets and data across different platforms, thereby enhancing its versatility and integration within the broader blockchain ecosystem.

For more information on TRX and the Tron Network, see “TRX, TRX Markets, and Regulation of TRX” below.

The Trust’s Investment Objectives

The Trust’s primary investment objective is to seek to provide exposure to the price of TRX held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional TRX through its participation in the Staking Program administered by the Sponsor, in which staking rewards will be earned through the validation of transactions on the Tron Network. Under normal circumstances, the Sponsor will seek to stake all of the Trust’s TRX through one or more Staking Providers except for TRX reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Sponsor anticipates that at least 90% of the Trust’s TRX will be staked under normal circumstances. The Trust will receive a portion of the staking rewards generated by the Staking Program, which may be treated as income to the Trust. In consideration for the Staking Program, the additional TRX generated by the Staking Program will be subject to the Staking Fees shared among the Staking Provider, the Sponsor, and the Custodian. In seeking to achieve its investment objectives, the Trust will hold TRX and will value its Shares daily as of 4:00 p.m. Eastern time (“ET”) using the same methodology used to calculate the Pricing Benchmark. All of the Trust’s TRX, including staked TRX, will be held by the Custodian.

The Pricing Benchmark

The U.S. dollar value of a Basket of Shares at 4:00 p.m. ET on the trade date of a creation order is equal to the Basket Amount, which is the number of TRX required to create a Basket of Shares, multiplied by the “Benchmark Price,” which is the price of TRX on the Pricing Benchmark as of 4:00 p.m. ET. The Pricing Benchmark Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements. See “The Trust and TRX Prices—The Pricing Benchmark.”

Summary of Risk Factors

An investment in the Trust involves risks described in the section below entitled “Risk Factors” and elsewhere in this Prospectus. Some of these risks are summarized below.

Risks associated with the Tron Network and TRX

TRX is a relatively new technological innovation with a limited history. There is no assurance that usage of the Tron Network or TRX will continue to grow. A contraction in the use or adoption of TRX may result in increased volatility or a reduction in the price of TRX, which could adversely impact the value of the Shares. Sales of TRX that have been newly released from escrow may cause the price of TRX to decline, which could negatively affect an investment in the Shares. TRX markets have a limited history, TRX trading prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, Shareholders could lose all or substantially all of their investment in the Trust. Regulation of the use of TRX and the Tron Network continues to evolve both in the United States and in foreign jurisdictions, which may restrict the use of TRX or otherwise impact the demand for TRX. Disruptions at digital asset trading platforms could adversely affect the availability of TRX and the ability of Authorized Participants to purchase or sell TRX and, therefore, their ability to create and redeem Shares.

Spot markets on which TRX trades are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. Disruptions at TRX spot markets, futures markets and in the over-the-counter (“OTC”) markets could adversely affect the availability of TRX and the ability of Authorized Participants (as defined below) to purchase or sell TRX or TRX derivatives (or provide cash in relation thereto) and therefore their ability to create and redeem Shares of the Trust. The loss or destruction of certain “private keys,” including by the Custodian, could prevent the Trust from accessing its TRX. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to transfer TRX in the face of a redemption request and forcing the Trust to consider liquidation.

Risks Associated with the Pricing Benchmark

The failure of the Pricing Benchmark methodology to measure the actual price of TRX could have an adverse effect on the Trust and on the value of an investment in the Trust. In addition, the price of TRX as calculated by the Pricing Benchmark methodology may differ from the price of TRX calculated by other methodologies and the price of TRX on any single spot market.

Risks Associated with Investing in the Trust

Shareholders may choose to use the Trust as a means of investing indirectly in TRX. As noted, there are significant risks and hazards inherent in the TRX market that may cause the price of TRX to fluctuate widely. Shareholders considering a purchase of Shares of the Trust should carefully consider what percentage of their total assets should be exposed to the TRX market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust. Because the value of TRX, and thus the value of the Shares, may be extremely volatile, Shareholders will need to monitor their investment frequently.

In addition, pursuant to the Staking Program administered by the Sponsor, substantially all of the Trust’s assets will be staked through one or more Staking Providers, except for TRX reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. Staking activity comes with a risk of loss of TRX. None of the Trust’s assets, including any staked assets, are subject to the protections enjoyed by depositors with Federal Deposit Insurance Corporation (“FDIC”) or SIPC member institutions. The staked assets may also be subject to penalties, which could impact earned rewards, but does not subject staked assets to risk of loss. The Trust itself will not engage in staking activities, including the operation of a validator node. Instead, the Staking Program will be administered by the Sponsor through service providers, including the Custodian and Staking Provider. While the Sponsor does not expect the activities of the Staking Provider to result in reward penalties, there can be no guarantee that such penalties will not occur. Furthermore, the Custodian’s and the Staking Provider’s liability to the Trust for the actions associated with the Staking Program is limited, and the Custodian and the Staking Provider may lack the assets or insurance in order to support the recovery of any losses incurred. Accordingly, there can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject validator penalties.

In consideration for the Staking Program, the additional TRX generated by the Staking Program will be subject to the Staking Fees shared among the Staking Provider, the Sponsor, and the Custodian. The aggregate Staking Fees, which include any fees of the Custodian, the Staking Provider, and the Sponsor, will not exceed 20% of the TRX staking rewards generated by the Staking Program. As of the date of this prospectus, the aggregate Staking Fees are expected to be 20% of the TRX staking rewards, resulting in the Trust retaining 80% of the TRX staking rewards generated by the Staking Program. The Staking Fees will reduce the amount of TRX that are received by the Trust from the Staking Program.

There is no assurance that the Trust will generate a profit for investors. In addition, an actual or perceived breach of the Trust’s account with the Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s net return will not match the performance of the Pricing Benchmark because the Trust incurs operating expenses and other fees and liabilities, and because the Trust is expected to generate additional TRX through the Staking Program. Moreover, the NAV of the Trust may deviate from the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of TRX trading platforms due to fraud, failure, security breaches or otherwise.

Shareholders of the Trust should not expect to receive the economic benefit of any “fork” of the Tron Network or asset “air dropped” to holders of TRX. The Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Tron Network (other than what the Sponsor determines to be TRX) or any air drop. If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Pricing Information Available on the Exchange and Other Sources

The current market price per Share (symbol: “TRXS”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The Indicative Trust Value (the “ITV”) per Share will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The website for the Trust, canaryetfs.com, or any successor thereto, which will be publicly accessible at no charge, will contain the following information: (a) the prior business day’s NAV; (b) the prior business day’s official closing price; (c) calculation of the premium or discount of such Exchange’s official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the Exchange’s official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Trust, if shorter); (e) the Prospectus; and (f) other applicable quantitative information. The Trust will also disseminate the Trust’s holdings on a daily basis on the Trust’s website. The NAV for the Trust will be calculated by the Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the consolidated tape.

Any adjustments made to the Pricing Benchmark will be published on the Benchmark Provider’s website at https://indices.coindesk.com/indices/coindesk-twaps.

The intra-day levels and closing levels of the Pricing Benchmark are published by the Benchmark Provider, and the closing NAV is published by the Administrator (as defined below).

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Benchmark Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Pricing Benchmark for any purpose. Pricing Benchmark information and any other data calculated and/or disseminated, in whole or part, by the Benchmark Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Benchmark Provider does not warrant that the Pricing Benchmark information will be uninterrupted or error-free, or that defects will be corrected. The Benchmark Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

For more information on the Pricing Benchmark and the Benchmark Provider, see “The Trust and TRX Prices” below.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on April 8, 2025, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to a Trust Agreement, as amended and/or restated from time to time (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on September 12, 2024.

The Trust’s Service Providers

The Sponsor

The Sponsor, Canary Capital Group LLC, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor’s principal address is 8 Cadillac Drive, Suite 300, Brentwood, TN 37027. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all normal operating expenses up to $200,000 per fiscal year except for Extraordinary Expenses (defined below) out of the Sponsor Fee.

The Trustee

The Trustee, CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust in accordance with the Declaration of Trust and as required by the Delaware Statutory Trust Act to create a Delaware statutory trust.

The Administrator

U.S. Bancorp Fund Services, LLC serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is 615 East Michigan Street, Milwaukee, Wisconsin 53202. Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s TRX and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

The Transfer Agent

U.S. Bancorp Fund Services, LLC serves as the transfer agent for the Trust (in such capacity, the “Transfer Agent”). The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust. The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Trust (“Authorized Participants”).

The Custodian

BitGo serves as the Trust’s Custodian. Under the Custodial Services Agreement, the Custodian is responsible for safekeeping all of the TRX owned by the Trust. The Custodian was selected by the Sponsor. The Sponsor is responsible for opening an account with the Custodian that holds the Trust’s TRX (the “TRX Account”), as well as facilitating the transfer or sale of TRX required for the operation of the Trust.

The Cash Custodian

U.S. Bank, N.A., an affiliate of the Administrator and Transfer Agent, serves as the cash custodian for the Trust (the “Cash Custodian”). The Cash Custodian is responsible for safekeeping all cash and other non-TRX assets of the Trust.

The Staking Provider

The Trust’s staking program (the “Staking Program”) will be carried out by the Sponsor, who will be responsible for selecting one or more staking providers (each, a “Staking Provider”) that operate validator nodes for the Tron Network. Pursuant to the Staking Program, under normal circumstances, the Sponsor will seek to stake all of the Trust’s TRX through the Staking Providers, except for TRX reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Sponsor anticipates that at least 90% of the Trust’s TRX will be staked under normal circumstances. The Trust will disclose on its website the percentage of the Trust’s TRX that was staked as of the beginning of each trading day.

The Marketing Agent

Paralel Distributors LLC is the marketing agent of the Trust (the “Marketing Agent”) and is responsible for reviewing and approving the marketing materials, including the Trust’s website, prepared by the Sponsor for compliance with applicable SEC and the Financial Industry Regulatory Authority, Inc. (“FINRA”) advertising laws, rules, and regulations pursuant to a marketing agreement with the Trust. The Marketing Agent is a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of FINRA. With the assistance of the Marketing Agent, the Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.

Pricing Benchmark Services

CoinDesk Indices, Inc., a Delaware corporation (the “Benchmark Provider”), publishes the Pricing Benchmark and is responsible for oversight of the Pricing Benchmark.

TRX Trading Counterparties

The Trust buys and sells TRX through TRX trading counterparties selected by the Sponsor. The Trust does not currently intend to engage a prime broker or other liquidity provider providing similar services. As of the date of this Prospectus, the Trust has entered into agreements with each of Flowdesk, Crypto.com, Wincent, Wintermute, and BitGo to serve as a TRX trading counterparty to the Trust. Each of these TRX trading counterparties is, and any other trading counterparty the Trust places orders with in the future will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintains practices and policies designed to comply with anti-money laundering (“AML”) and know-your-customer (“KYC”) regulations or similar laws in non-U.S. jurisdictions.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor an annual fee of 1.10% of the Trust’s TRX Holdings (the “Sponsor Fee”). The Trust’s “TRX Holdings” is the quantity of the Trust’s TRX plus any cash or other assets held by the Trust represented in TRX as calculated using the Pricing Benchmark price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in TRX as calculated using the Pricing Benchmark price. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s TRX Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in TRX and be payable monthly in TRX or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of TRX to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs up to $200,000 per fiscal year, excluding taxes, but including: (i) the fees of the Trust’s third-party service providers, including, but not limited to, the Marketing Agent, the Administrator, the Custodian, the Transfer Agent, the Cash Custodian, the Benchmark Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. Expenses in excess of the $200,000 cap (“Excluded Expenses”) shall be borne by the Trust and will reduce the Trust’s NAV. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

In consideration for the Staking Program, the additional TRX generated by the Staking Program will be subject to the Staking Fees shared among the Staking Provider, the Sponsor, and the Custodian. The aggregate Staking Fees, which include any fees of the Custodian, the Staking Provider, and the Sponsor, will not exceed 20% of the TRX staking rewards generated by the Staking Program. As of the date of this prospectus, the aggregate Staking Fees are expected to be 20% of the TRX staking rewards, resulting in the Trust retaining 80% of the TRX staking rewards generated by the Staking Program. The Staking Fees will reduce the amount of TRX that are received by the Trust from the Staking Program.

The Trust may also incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of TRX, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of TRX to pay Extraordinary Expenses or Excluded Expenses, the Trust will bear such fees.

To the extent it does not have cash readily available, the Sponsor will cause the transfer or sale of TRX in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor or for payment of cash redemption proceeds to Authorized Participants. The Trust will seek to transfer or sell TRX at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in TRX, the amount of TRX transferred or sold may vary from time to time depending on the actual sales price of TRX relative to the Trust’s expenses and liabilities (e.g., if the price of TRX falls, the amount of TRX needed to be transferred or sold to pay an expense or liability denominated in U.S. dollars will increase). To the extent the Trust must buy or sell TRX, the Trust may do so through a third-party digital asset broker or dealer. The Sponsor will select third party brokers or dealers that it believes have implemented adequate AML, KYC and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of TRX incurred in connection with the fulfillment of a creation or redemption order.

Custody of the Trust’s Assets

The Custodian is authorized to safeguard the Trust’s TRX holdings allocated to it by the Sponsor. The Custodian maintains one or more custody accounts on its books, pursuant to the terms of the Custodial Services Agreement, for the receipt, safekeeping, and maintenance of TRX.

As a regulated custodian, the Custodian is subject to a detailed statutory and regulatory framework, including holding customer assets in segregated client accounts on behalf of customers. 100% of Trust assets and private keys safekeeped by the Custodian will be held in cold storage in segregated accounts and are never commingled with the Custodian or other client assets. The Custodian applies industry standards, such as CryptoCurrency Security Standard (CCSS) and SOC1 and SOC2, while also working with the most trusted brands in the industry and offering clients comprehensive insurance solutions.

The Custodian ecosystem and architecture for private key management include the BitGo Platform, hardware security modules (“HSMs”) and modular services. The Custodian cold custody solution is built on BitGo’s security to manage keys on behalf of customers. The Custodian only signs transactions that have been authorized by the Sponsor and follow the policies set by the account administrators.

The primary keys and backup keys are created offline using an Offline Vault Console (“OVC”) on air gapped laptops during a secure ceremony to create hardened cryptographic seeds that power the BitGo solution. This is to ensure only machines which have no access to the internet and are pristine are able to see private key material.

Undisclosed personnel at the Custodian hold the sharded keys. When they are reconstituted, they are able to sign a transaction which moves funds in the public blockchain. To mitigate collusion, the individuals who have the sharded keys are different from those who have access to the vaults where the signings happen.

The private key is reconstituted in the OVC, but only in internal memory. At no point is it displayed or shown to any user. After signing is done, the key is no longer available in memory. The OVC is run in a read-only disk, so once the laptop is powered off, there is no non-volatile storage of any kind to write back to disk. The OVC operates using a RAM disk, where it simulates a real hard disk, but it is completely ephemeral and is wiped as soon as the machine is power cycled or rebooted, thus wiping the reconstituted private key and preventing it from being copied or compromised.

The Custodian is a national banking association and the private keys are strategically distributed across various geographic locations within the United States. In order to enhance security measures, the Custodian refrains from disclosing the exact locations of these keys.

At time of wallet creation, the Custodian creates a unique key pair within its HSM in order to give each client a unique wallet on-chain. These online keys are wrapped by the BitGo HSM and stored within the Custodian’s data vault for the BitGo Platform keys used to sign transactions.

As all custody wallets are segregated, the existence of TRX held by the Trust can be verified on-chain by the Sponsor or any other authorized party.

The Custodian cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specifics of the policy include Cyber Insurance, E&O, general specie. Any copying and theft of private keys, insider theft or dishonest acts by the Custodian employees or executives, and loss of keys directly related to the Custodian’s custody of keys would be covered by this amount at minimum. This insurance policy is shared among all of the Custodian’s clients and is not specific to the Trust or to customers holding TRX and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. The Sponsor may purchase additional insurance coverage through the Custodian’s underwriter, though the Sponsor has not purchased such additional insurance cover as of the date of this prospectus. The Custodian is not FDIC-insured. The Custodian has established a business continuity plan that will support its ability to conduct business in the event of a significant business disruption. This plan is reviewed and updated annually, and can be updated more frequently, if deemed necessary, by the Custodian in its sole discretion. Should the Custodian be impacted by a significant business disruption, the Custodian aims to minimize business interruption as quickly and efficiently as possible.

The Custodian’s fork policy determines that in the event of an upcoming modification to the Tron Network that could result in a digital asset network fork or airdrop, the Custodian will use best commercial efforts to provide the value of the forked digital asset. In addition to the Custodian’s fork policy, the Custodian adheres to the fork policy outlined by the CME. The Custodian may not support airdrops, side chains, or other derivative, enhanced, or forked protocols, tokens, or coins which supplement or interact with an asset supported by the Custodian and assumes absolutely no responsibility in respect to new protocols. The Trust Agreement provides, and the Sponsor has communicated to the Custodian, that the Trust disclaims all rights to Incidental Rights and IR Virtual Currencies.

The Custodial Services Agreement commenced on the effective date, as detailed in the agreement, and will continue for one year, unless earlier terminated in accordance with the terms of the Custodial Services Agreement. After the initial term, the Custodial Services Agreement will automatically renew for successive renewal terms, as established on the agreement, unless either party notifies the other of its intention not to renew with prior notice. The Custodian may terminate the Custodial Services Agreement for any reason upon providing at least 30 days’ written notice to the Trust and to the Sponsor, or immediately if the Custodian perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among others. The Sponsor may terminate the Custodial Services Agreement at any time upon providing at least 30 days’ written notice to the Custodian, paying outstanding amounts and an early termination fee.

The Trust generally does not intend to hold cash or cash equivalents except for cash received from Authorized Participants in connection with a creation transaction or cash held by the Trust pending distribution to Authorized Participants in a redemption transaction or payment of Trust expenses. The Trust has entered into a custodian agreement (the “Cash Custody Agreement”) with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash. The Trust is obligated to convert any cash contributed to TRX as soon as practicable, except to the extent necessary for a redemption transaction or to pay expenses.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders. To the extent a change in custodial arrangements is deemed material by the Sponsor, the Trust will notify Shareholders in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Staked TRX

The Staking Program will be carried out by the Sponsor, who will be responsible for selecting one or Staking Providers that operate validator nodes for the Tron Network. Under normal circumstances, the Sponsor will seek to stake all of the Trust’s TRX through the Staking Providers, except for TRX reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Sponsor anticipates that at least 90% of the Trust’s TRX will be staked under normal circumstances. The Trust will disclose on its website the percentage of the Trust’s TRX that was staked as of the beginning of each trading day.

The Trust will not have any direct contractual relationship with the Staking Providers. In determining the amount and percentage of the Trust’s TRX to allocate to each Staking Provider, the Sponsor will consider (i) the concentration of the Trust’s TRX at each Staking Provider, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Staking Provider, (iii) each Staking Provider’s history of implementing similar staking programs, (iv) the technology used by each Staking Provider, and (v) any other factor the Sponsor deems relevant in making the allocation determination. The Custodian will maintain exclusive possession and control of the private keys associated with any staked TRX at all times. Additionally, as part of the TRX staking process, any staked TRX will be frozen and inaccessible until unfrozen, a process which takes 14 days. The resulting liquidity risks will be managed by the Sponsor.

In consideration for any staking activity in which the Trust may engage, the Trust will receive a portion of the staking rewards generated by the Staking Program. The Trust will dedicate substantially all of the Trust’s TRX to the Staking Program.

Staking rewards generated by the Staking Program will be subject to the Staking Fees. The Staking Fees will reduce the amount of TRX that are received by the Trust from the Staking Program. The remainder of the staking rewards generated by the Staking Program will be redeployed into the Staking Program, transferred out or sold in connection with the redemption of Baskets, or transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Except for TRX reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets, all staking rewards will be restaked pursuant to the Staking Program.

Pursuant to the Staking Program, the Staking Provider will distribute earned staking rewards to the Trust’s wallet or wallets at the Custodian on a periodic basis, generally coinciding with 4:00 p.m. E.T. on each business day the Exchange is open. Accrued staking rewards will be included in the Trust’s daily NAV calculation.

The Sponsor will carry out the Staking Program in accordance with the Sponsor’s liquidity risk management policy (the “Liquidity Risk Management Policy”), is designed to satisfy the requirements of the Exchange’s listing rules and is intended to be consistent with the Exchange’s generic listing standards. The Liquidity Risk Management Policy is designed to ensure that the Trust maintains sufficient liquidity to timely fulfill redemption orders to preserve the effective and efficient arbitrage mechanism of the Trust. The Liquidity Risk Management Policy assesses the characteristics of a protocol’s native unbonding period, the particular unbonding characteristics of the Staking Program, sources of credit, sources of tokens, and other relevant liquidity considerations against the settlement period for any redemption of the Trust’s shares. The Liquidity Risk Management Policy permits the Trust to maintain credit facilities to help meet redemption requests, which may include the Sponsor’s own credit facilities to serve as a source of backup liquidity for the Trust. As of the date of the Prospectus, no such credit facility has been entered into by the Trust. The complete Liquidity Risk Management Policy is available on the Trust’s website at canaryetfs.com.

The Shares

The Trust will issue Shares, which represent fractional undivided beneficial interests in and ownership of the Trust. Shares issued by the Trust will be registered in a book entry system and held in the name of Cede & Co. at the facilities of the Depository Trust Company (“DTC”), and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”) or indirectly through entities (such as broker-dealers) that are DTC Participants.

Net Asset Value

Net Asset Value means the total assets of the Trust including, but not limited to, all TRX and cash less total liabilities of the Trust.

The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. ET. The NAV of the Trust is the aggregate value of the Trust’s assets less its accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Administrator values the TRX held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. ET. The Administrator also determines the NAV per Share. For purposes of the Trust’s financial statements, the Trust will utilize a pricing source that is consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), as of the financial statement measurement date, which may result in valuations that differ from the Trust’s daily NAV calculations. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

Plan of Distribution

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of 10,000 Shares (a “Basket”) based on the quantity of TRX attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of cash needed to purchase the amount of TRX represented by the Basket being created or in-kind in TRX equal to the amount of TRX represented by the Basket being created, as calculated by the Administrator (as defined below). For a redemption of Shares, the Sponsor shall arrange for the TRX represented by the Basket to be sold and the cash proceeds distributed or for the in-kind TRX represented by the Basket to be distributed. Authorized Participants will deliver, or facilitate the delivery of, TRX or cash to the Trust’s account with the Custodian (in the case of TRX) or Cash Custodian (in the case of cash) in exchange for Shares when they purchase Shares, and the Trust will deliver TRX or cash to such Authorized Participant or an Authorized Participant Designee when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the per Share net asset value of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “TRXS.”

Federal Income Tax Considerations

It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A shareholder will accordingly include in the computation of their taxable income their proportionate share of the income and expenses realized by the Trust. Each sale or other disposition of TRX by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use of TRX to pay expenses of the Trust) will give rise to gain or loss and will therefore constitute a taxable event for some or all of the Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

The IRS may disagree with or seek to challenge the Trust’s treatment as a grantor trust.

On November 10, 2025, the IRS released a safe harbor for trust that otherwise qualify as grantor trusts that stake their digital assets. Like other safe harbors, the safe harbor is not a substantive rule of law. Although the promulgation of the safe harbor is a significant step forward, the safe harbor is not currently drafted in a way which may be practically applied. For example, one requirement of the safe harbor is that the SEC has reviewed and approved the trust’s disclosure regarding the staking of its digital assets. There is not currently a procedure for a trust to receive “approval” of the SEC. Industry representatives have been in discussions with the IRS on conforming the safe harbor requirements to prior guidance in regard to grantor trusts and currently available regulatory and market practices. The Trust intends to relying upon the IRS safe harbor as well as historical guidance in regard to grantor trusts generally. Although the safe harbor does not claim to be the exclusive way for a grantor trust to be permitted in stake its assets, the IRS may take a position that trusts that do not conform to the safe harbor either have a power to vary the investment of the shareholders or are engaged in a trade or business, either of which would terminate the grantor trust status.

Based on the safe harbor, and an opinion of Chapman and Cutler, the Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

In order to qualify as a grantor trust, the Trust must not be in a trade or business and no person may have a power to vary the investment of the Shareholders to take advantage of market fluctuations. The IRS has generally classified digital assets as “property”, so the mere holding of digital assets would not raise issues in regard to grantor trust classification. However, the trust will expand and contract over time with creations and redemptions by Authorized Participants. The Trust is relying on informal guidance from the IRS that receipt of contributions in cash do not create a power to vary if they are required to immediately converted into the assets identical to those already held by the Trust. Incidental rights also create a potential issue because the Trust may from time to time be granted property that the Trust did not voluntarily acquire. Again, the trust is relying on informal guidance from the IRS that acquiring different property without choosing to acquire the different property is not itself a power to vary. In addition, staking of digital assets raises both trade or business and power to vary issues. The Trust intends to arrange its affairs to limit staking so that any staking that occurs to non-discretionary and will not vary based on market conditions. There is currently no precedential guidance from the IRS about the treatment of staking in a grantor trust, so the Trust is relying primarily on guidance promulgated in regard to rental real estate, which allows a grantor trust to rent property, but limits the ability to renegotiate the lease and the activity of the trust in regard to the property. The Trust will not undertake validation activity with regard to any staking.

If the Trust is incorrect in its interpretation of the safe harbor and other relevant authority, the Trust could be classified as a partnership or as an association taxable as a corporation. If the Trust is classified as a partnership, the Trust would not generally be taxable at the Trust level, but would be required to issue Form K-1s to the Shareholders. If the Trust is classified as an association taxable as a corporation, the Trust will be subject to corporate tax at the Trust level, and the Shareholder’s return on investment may be reduced.

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of either TRX or cash. In addition, the Trust will receive proceeds from its Staking Program that consist of TRX. Deposits of TRX are held by the Custodian on behalf of the Trust (including for use in the Staking Program) until (i) transferred out or sold in connection with redemptions of Baskets or (ii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of TRX, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

Emerging Growth Company

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) its having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) its issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “1933 Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

TRX, TRX MARKETS AND REGULATION OF TRX

This section of the Prospectus provides a more detailed description of TRX, including: information about the historical development of TRX; how a person holds TRX; how to use TRX in transactions; how to trade TRX; the spot markets where TRX can be bought, held and sold; and the TRX OTC market.

TRX

TRX is the native cryptographic token of the Tron Network, a “Layer 1” permissionless and decentralized blockchain network and development platform. TRX serves multiple functions within the Tron Network, including securing the network through staking, enabling governance participation and facilitating the payment of transaction fees.

A “Layer 1” blockchain is a base-layer network that maintains its own consensus mechanism, validates and records transactions, and provides the foundational security and settlement for assets and applications built on it. A “Layer 2” is a separate protocol built on top of a Layer 1 that processes transactions off the base layer and periodically settles back to it, generally to increase throughput and reduce cost while inheriting aspects of the Layer 1’s security. By way of illustration, Bitcoin, Ethereum, and the Tron Network are Layer 1 blockchains, whereas Arbitrum and Optimism are Layer 2 protocols built on top of Ethereum. The Tron Network relies primarily on its base-layer throughput and on cross-chain bridges (such as the BitTorrent Chain) for scaling and interoperability.

Tron Network – Overview

The Tron Network is a decentralized blockchain platform launched in 2017 by entrepreneur Justin Sun. It is designed to facilitate high-speed, low-cost transactions and support the creation of decentralized applications (“dApps”), with a particular emphasis on content sharing and entertainment services. The Tron Network aims to address the scalability and cost limitations of earlier blockchain infrastructures by implementing a delegated proof-of-stake (“DPoS”) consensus mechanism, enabling it to process up to 2,000 transactions per second (“TPS”), making it suitable for applications requiring high throughput, such as gaming and multimedia platforms.

The Tron Network utilizes a DPoS model in which TRX token holders vote to elect 27 Super Representatives (“Super Representatives”) who are responsible for validating transactions and producing blocks. These Super Representatives are elected every six hours, and TRX holders can vote by staking their tokens, thereby participating in the Tron Network’s governance. This mechanism enhances scalability and efficiency, aligning validator incentives with network security.

The Tron Network supports the creation and trading of non-fungible tokens (“NFTs”), allowing artists and creators to mint and sell digital assets in a decentralized marketplace. The gaming industry benefits from the network’s capabilities, with TRX used for in-game purchases, rewards and other economic activities within blockchain-based games. Additionally, TRX can be utilized in social media and content-sharing platforms, enabling direct compensation for content creators without intermediaries.

The Tron Network supports a broad ecosystem of dApps spanning decentralized finance (including lending, borrowing, and decentralized-exchange protocols such as JustLend and SunSwap), stablecoin payments, NFTs, and gaming. No official count of active developers on the Tron Network is maintained publicly and ongoing core development is maintained by a distributed set of contributors. However, developer activity is robust. According to public sources, as of June 2026, there were over 90 active dApps on the Tron Network. As of Q1 2026, total value locked in DeFi applications was approximately $4.5 billion. Based on publicly available data as of June 2026, the Tron Network recorded average daily transactions of approximately 14.55 million and average daily active addresses of approximately 5.8 million. As of Q1 2026, a substantial portion of global Tether (USDT) transfer volume and 46% of its market capitalization (over $85 billion) occurs on the Tron Network.

The Tron Network employs advanced cryptographic techniques to ensure the security, integrity, and confidentiality of transactions. Its decentralized architecture, supported by the DPoS consensus mechanism, contributes to its resilience against attacks and censorship. The Tron Network is also designed to be interoperable with other blockchain systems, facilitating the seamless transfer of assets and data across different platforms, thereby enhancing its versatility and integration within the broader blockchain ecosystem.

Smart Contracts and Development on the Tron Network

Smart contracts are programs that run on a blockchain and can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions, and create new digital assets. Smart contracts can also be used to develop complex governance systems and DeFi protocols.

On the Tron Network, smart contracts are executed via the Tron Virtual Machine (“TVM”), a lightweight, Turing-complete virtual machine compatible with the Ethereum’s virtual machine. The TVM enables developers to deploy and run smart contracts with high speed and low cost by utilizing Tron’s resource model based on Bandwidth and Energy (each described below). This architecture supports the development of scalable decentralized applications, while minimizing transaction fees.

TRX Staking

TRX does not have a fixed total supply and is subject to an inflationary model that may be adjusted over time by community governance. The issuance of TRX as staking rewards follows a delegated proof-of-stake consensus mechanism. The current block reward is fixed at 16 TRX per block, though this rate is subject to change through protocol updates or governance decisions.

To participate in TRX staking, a user must freeze TRX to obtain either “Bandwidth” or “Energy” (each described below) and receive voting rights equal to one vote per TRX. These votes can then be used to support a Super Representative (described below). TRX holders who do not possess sufficient resources or do not wish to operate as a Super Representative can still stake by voting for existing Super Representatives to earn a share of block rewards earned by that Super Representative. Freezing TRX temporarily locks the tokens and makes them unavailable for transfer during the freeze period. Users can unfreeze their TRX at any time, but the unfreeze period takes 14 days, at which point the tokens become liquid again.

Bandwidth and Energy

The Tron Network utilizes a dual-resource model—Bandwidth and Energy—to manage transaction costs and computational resource consumption. These resources are designed to reduce reliance on traditional transaction fees and to optimize the allocation of network throughput and computing power. The Sponsor is responsible for monitoring and managing the Bandwidth and Energy of the Trust.

“Bandwidth” is a measure of data size and is used to cover the cost of simple transactions, such as TRX transfers. Each account on the Tron Network receives 600 free Bandwidth daily, generally enough to cover two TRX transactions per day (e.g. transfers, staking, voting). Additional Bandwidth can be obtained by freezing TRX, which temporarily locks the tokens in exchange for resource credits and staking rights. Transactions that exceed an account’s available Bandwidth balance may be subject to TRX fees deducted directly from the account balance to complete a transaction. As of the date of this Prospectus, at current TRX prices, a TRX transaction without Bandwidth would cost less than $0.10.

“Energy” is consumed when executing more complex operations on the Tron Network, such as smart contract executions (e.g. stablecoin transactions). Unlike Bandwidth, Energy is not distributed for free and must be acquired by freezing TRX. The amount of Energy consumed depends on the computational complexity of the smart contract operation. Insufficient Energy at the time of execution may result in the failure of the transaction or additional TRX being burned to cover the resource deficit. Due to the nature of the Trust’s investment strategy, the Sponsor does not anticipate that the Trust will need Energy because the Trust will not be likely to utilize any smart contract interactions.

Both Bandwidth and Energy are resource credits tied to a user’s address. The need to freeze TRX in order to access these resources creates temporary illiquidity, which may introduce opportunity costs and liquidity risk for holders. Because a significant portion of the Trust’s TRX will be frozen for staking at any given time, that TRX will not be immediately available to settle redemptions; the Sponsor manages this liquidity through the Liquidity Risk Management Policy.

As a part of its normal operations, the Trust will require Bandwidth to transact on the Tron Network, including to move TRX in connection with creations, redemptions, staking, unstaking, and the payment of Trust expenses. While the Staking Program should generate significant Bandwidth and Energy for these operations, if the Trust’s account has insufficient Bandwidth or Energy, as applicable, at the time of a transaction, the Tron Network deducts (“burns”) TRX from the account balance to cover the shortfall, or the transaction may fail. To the extent TRX is burned to cover transaction costs of the Trust, this will reduce the amount of the Trust’s TRX holdings.

Super Representatives

The Tron Network utilizes a model in which TRX token holders vote to elect 27 Super Representatives who are responsible for validating transactions and producing blocks. These Super Representatives are elected every six hours, and TRX holders can vote by staking their tokens, thereby participating in the Tron Network’s governance. This mechanism enhances scalability and efficiency, aligning validator incentives with network security.

Security and Interoperability

The Tron Network employs advanced cryptographic techniques to ensure transaction integrity and network resilience. The TVM is designed to support smart contract execution with efficiency and scalability, although smart contract risks remain inherent to any programmable blockchain. Validators (i.e., Super Representatives) are economically incentivized to act honestly, as continued voter support—and thus eligibility for block rewards—depends on maintaining performance and reputation. While the Tron Network does not implement token slashing, underperformance or misconduct may result in removal from the validator set. TRX is designed for interoperability, enabling asset and data transfers across blockchains through cross-chain bridges and integrations (e.g., the BitTorrent Chain), thereby supporting a more connected and composable multi-chain ecosystem.

Functions and Use Cases of TRX

TRX is the native asset of the Tron Network, and serves multiple purposes: (i) staking and network security, where users freeze TRX to vote for Super Representatives responsible for validating transactions and producing blocks; (ii) transaction fees, as TRX is used to acquire Bandwidth and Energy resources to cover transaction and smart contract execution costs; (iii) governance participation, where TRX holders influence validator selection and network upgrades through delegated voting; and (iv) on-chain utility, as TRX is used across a broad ecosystem of smart contracts, decentralized finance protocols, gaming applications, and NFT platforms.

TRX powers a variety of real-world applications:

1.	Decentralized Finance (DeFi): Lending and borrowing platforms on the Tron Network allow users to earn yield by supplying TRX or borrowing against collateral. Liquidity providers can participate in decentralized exchanges and yield farming protocols. TRX’s low transaction costs and rapid confirmation times support stablecoin-based payment systems and cost-efficient remittances.

2.	Non-Fungible Tokens (NFTs): TRX is used to mint and trade NFTs on TRX’s blockchain through marketplaces. The Tron Network’s low minting and trading fees lower the barrier to entry for artists and developers. NFTs are also used to represent gaming assets and digital collectibles with verifiable ownership.

3.	Gaming and Metaverse: TRX facilitates in-game transactions, player rewards, and ownership of tokenized gaming assets in decentralized gaming environments. The Tron Network’s high throughput supports low-latency, on-chain gameplay and seamless digital commerce.

4.	Enterprise and Supply Chain Solutions: Businesses use the Tron Blockchain to create immutable records, automate digital agreements via smart contracts, and track goods across supply chains. The transparency and auditability of the Tron Blockchain enhance trust and efficiency in enterprise systems.

5.	Identity and Security: TRX is being explored in decentralized identity frameworks, enabling credential verification and reducing fraud. Smart contract-based systems may also support privacy-preserving applications and selective disclosure mechanisms in the future.

Governance and Ecosystem Development

TRX holders participate in network governance primarily through the election of Super Representatives, who validate transactions, produce blocks and influence protocol-level decisions. TRX holders vote for Super Representatives by freezing their TRX and delegating votes, with vote weight proportional to the amount staked. While the current governance structure is more representative than direct, Super Representatives may influence network parameters such as block rewards, resource allocation policies and upgrade proposals. The governance model aims to encourage community participation and maintain decentralized control over core network functions.

Ecosystem development and strategic expansion efforts within the Tron Network are supported by the “TRON DAO,” a decentralized autonomous organization tasked with fostering the growth, security, and long-term sustainability of the Tron ecosystem. The TRON DAO allocates resources to fund developer grants, infrastructure tooling, academic research and innovation initiatives that advance the Tron Network. The DAO promotes a permissionless and inclusive framework for ecosystem development, empowering builders and users to collaborate on decentralized applications, protocols and infrastructure.

The Tron Network was initially founded by Justin Sun, a prominent entrepreneur in the blockchain space. Early development of the protocol was overseen by the TRON Foundation, a non-profit entity based in Singapore, which played a central role in launching the network and bootstrapping its early user base. In 2021, the Tron Network formally transitioned to a fully decentralized governance model under the TRON DAO, marking a shift toward community-led development and decentralization of control.

Ongoing core development contributions are maintained by a distributed set of developers, including contributors to the Tron Grid API infrastructure, TVM improvements and cross-chain interoperability via BitTorrent Chain (BTTC). While no single entity controls the protocol, key contributors continue to enhance TRX’s scalability, usability and composability in alignment with community-driven governance mechanisms.

TRX Initial Distribution and Supply

At the launch of the Tron Network mainnet in 2018, a total supply of 100 billion TRX was established and allocated across various stakeholders to support the long-term growth and decentralization of the network. These allocations included: (i) TRON Foundation operational reserves to support protocol development, marketing and ecosystem growth; (ii) early private sale participants and strategic investors; (iii) founding team members and early contributors, including Justin Sun; and (iv) a public token sale, conducted in 2017 to broaden community participation and raise initial capital for development.

The original TRX distribution was structured as follows: 15% was allocated to the public token sale, 34% to the TRON Foundation for ecosystem development and operational funding, 10% to early investors, and 40% to the founding team and early contributors. These allocations were subject to various vesting schedules to ensure orderly distribution and to mitigate short-term speculation. TRX was initially issued as an ERC-20 token on Ethereum and later migrated to the native Tron mainnet following its official launch in June 2018. As of 2020, all of the initial 100 billion TRX have been fully unlocked. There are no further scheduled rewards, allocations, or ecosystem grants. The TRON DAO now oversees aspects of resource allocation, community development programs, and long-term ecosystem incentives designed to promote sustainability, decentralization, and platform adoption – all from its allocation.

Since its launch, additional TRX has been issued through block rewards as part of the delegated proof-of-stake consensus mechanism. While TRX does not have a fixed supply cap, issuance is governed by network parameters and subject to adjustment through governance. On June 13, 2025, the block reward was adjusted to 136 TRX, of which 8 TRX represent block production rewards and 128 TRX represent voting rewards, which are distributed through the ecosystem as staking rewards. Depending on network overhead and transaction fees, this may result in a net positive (inflationary) or net negative (deflationary) impact on the total supply of TRX. In recent years, the supply of TRX has been slightly deflationary on average, dropping from a high of 102 trillion in 2022 to approximately 95 trillion in 2026.

TRX Market and Digital Asset Trading Platforms

All transactions on the Tron Network require TRX to cover resource costs, including Bandwidth and Energy, which account for the computational resources necessary for processing and validating transactions. TRX also plays a fundamental role in securing the Tron Network through its delegated proof-of-stake mechanism, where Super Representatives are elected by TRX holders to participate in consensus and governance mechanisms. Additionally, TRX is used within decentralized applications, smart contract execution, staking rewards and governance decisions within the Tron Network.

Beyond its utility within the Tron Network, investors may purchase and sell TRX as a means of speculating on its market value or as a long-term investment to gain exposure to the TRX ecosystem. The value of TRX in the market is influenced by several factors, including the supply and demand for TRX, adoption of the Tron Network by developers and enterprises, network activity and transaction volume, staking participation and broader market conditions affecting digital assets. As the adoption of the Tron Network grows and demand for its blockspace increases, the economic dynamics of TRX may evolve accordingly.

The most common means of determining a reference value is surveying trading platforms where secondary markets for TRX exist. The most prominent digital asset trading platforms are often referred to as “exchanges”. However, they are not regulated and do not report trade information in the same way as a national securities exchange (“Digital Asset Trading Platform”). As such, there are some differences in the form, transparency, and reliability of trading data from Digital Asset Trading Platforms. Generally speaking, TRX data is available from these Digital Asset Trading Platforms, which have publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the USD or Euro or another digital asset such as USDC or USDT. In addition, TRX and TRX-based tokens (and the cryptocurrency and crypto tokens transiting other smart contract networks) are often traded through decentralized smart contract platforms, referred to as “decentralized exchanges.” OTC dealers or market makers do not typically disclose their trade data.

Currently, several Digital Asset Trading Platforms are operating worldwide and trading platforms represent a substantial percentage of TRX buying and selling activity and provide the most data concerning prevailing valuations of TRX. TRX is currently listed for trading on a limited number of U.S.-based Digital Asset Trading Platform including Coinbase, Kraken, and Crypto.com. Most of TRX trading activity takes place on overseas platforms including Binance, Bybit, and HTX. A Digital Asset Trading Platforms provides investors with a way to purchase and sell TRX, similar to stock exchanges like the New York Stock Exchange or NASDAQ, which provide ways to buy stocks and bonds in the so-called “secondary market.” Unlike stock exchanges regulated to monitor securities trading activity, Digital Asset Trading Platforms are largely regulated as money services businesses (or a foreign regulatory equivalent) that monitor against money laundering and other illicit financing. Digital Asset Trading Platforms operate websites that permit investors to open accounts with the trading platform and then purchase and sell TRX and other digital assets.

Although bitcoin was the first cryptocurrency, since 2009, the number of digital assets, market participants and companies in the space has increased dramatically. There are currently many other prominent digital assets. The digital asset marketplace is still being defined and evolving, including the practices of exchanges, the behavior of investors, and the protocols and prominence of particular digital assets. Before 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all digital assets. By August 2024, this figure had dropped to around 54% as other digital assets, such as ether, launched and/or grew faster than bitcoin.

Shareholders creating Shares can acquire TRX to be deposited with the Trust either on Digital Asset Trading Platforms, in the OTC markets or in direct bilateral transactions. OTC trading and direct transactions of TRX are generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

Development of the Tron Network

Digital assets such as TRX may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The Tron Network and other digital asset networks are a new and rapidly evolving industry. The growth of the digital asset industry in general, and the Tron Network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry, as well as the Tron Network, include:

●	continued worldwide growth in the adoption and use of TRX and other digital assets, including those competitive with TRX;

●	government and quasi-government regulation of TRX and other digital assets and their use, or restrictions on or regulation of access to and operation of the Tron Network or similar digital asset systems;

●	the maintenance and development of the open-source software codebase used for Tron Network services;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

●	general economic conditions and the regulatory environment relating to digital assets and digital asset service providers.

The Trust is not actively managed and will not have any strategy relating to the development of the Tron Network. Furthermore, the Sponsor cannot be certain as to the impact of the Trust and the expansion of its TRX holdings on the digital asset industry and the Tron Network. A decline in the popularity or acceptance of the Tron Network may harm the price of the Shares. There is no assurance that the Tron Network, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to digital asset service providers will not be negatively affected by government regulation or supply and demand of TRX.

Market Participants

Stakers and Super Representatives

Stakers and Super Representatives range from individual TRX holders to professional staking organizations that design and maintain high-availability validator infrastructure. Users who do not operate a Super Representative node can delegate their votes by freezing TRX and supporting an existing Super Representative to participate in staking rewards. Any account holding a minimum balance of one TRX is eligible to freeze TRX and participate in the staking process. Only the top 27 vote-receiving candidates are selected as active Super Representatives, though additional candidates may receive rewards as standby Super Representatives depending on network conditions.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets. However, the participation landscape is beginning to change and large corporations, financial institutions and investment firms are taking positions providing exposure to TRX and other digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer TRX transactions through the direct sending of TRX over the Tron Network. The retail sector also includes transactions in which consumers purchase goods and services from commercial or service businesses through direct transactions or third-party service providers, although the use of TRX as a means of payment is still developing and has not yet been accepted in the same manner as bitcoin or ether due to its infancy and because TRX has a different purpose than bitcoin and ether.

Service Sector

This sector includes companies that provide various services including the buying, selling, payment processing and storing of TRX. Bitfinex, Bitstamp, Coinbase Pro, Gemini, Kraken and FTX are some of the largest trading platforms by volume traded. Coinbase Custody Trust Company, LLC, the Custodian for the Trust, is a digital asset custodian that provides custodial accounts that store TRX for users. As the Tron Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Tron Network.

Potential Forms of Attack Against the Tron Network

All blockchain-based networked systems are vulnerable to various attacks, including majority-controlled attacks, distributed denial-of-service strikes, botnet attacks, and Sybil attacks. For example, a Sybil attack could occur if an attacker manages to create a large number of validator nodes, either by splitting their stake into multiple smaller nodes or by acquiring enough TRX.

Many digital asset networks have also been subjected to denial-of-service attacks, which led to temporary delays in transaction recording and the transfer of digital assets. Any similar attacks on the Tron Network that impact the ability to transfer TRX could adversely affect the price of TRX and the value of the Shares. The development of software on and consensus around the Tron Network could be temporarily or more permanently impacted by any attack.

Summary of a TRX Transaction

Prior to engaging in TRX transactions directly on the Tron Network, a user generally must first install on their computer or mobile device a compatible TRX wallet application. This software allows the user to generate a private and public key pair associated with a TRX address. The TRX wallet software and associated address enable the user to connect to the Tron Network and transfer TRX to and receive TRX from other users.

Each TRX address, or wallet, is associated with a unique public key and private key pair. To receive TRX, the recipient must provide their public key to the sender initiating the transfer. This process is similar to providing a routing address for a wire transfer in traditional financial systems. The sender authorizes the transaction by signing it with the private key associated with the wallet holding the TRX. The recipient does not reveal or share their private key with the sender.

Private keys are essential to authorizing and controlling TRX transactions. If a user loses their private key, they may permanently lose access to the TRX in the associated wallet. Similarly, if a private key is deleted without a backup, the TRX is irretrievably lost. To initiate a TRX transfer, the user’s wallet software must validate and sign the transaction using the private key. All transactions on the Tron Network require computational resources in the form of Bandwidth or Energy, which are paid for using TRX if the user does not have sufficient free resource credits. The transaction is then digitally signed and broadcast to the Tron Network for processing.

Transactions are validated and recorded on the Tron Blockchain by elected Super Representatives. These validators verify the transaction’s authenticity, add it to a new block and propagate the updated ledger across the network. Each new block includes a reference to the preceding block, ensuring the continuity and integrity of the blockchain.

Once a transaction is confirmed and included in a block, the wallet software of both the sender and the recipient will reflect the updated TRX balances. Once confirmed on-chain, a TRX transaction is irreversible.

Some TRX transactions may occur “off-chain” and therefore are not recorded on the Tron Blockchain. These off-chain transactions may involve the transfer of access to a wallet containing TRX or internal ledger changes within a centralized exchange or custodial service. Unlike on-chain transactions, which are publicly verifiable and secured by the Tron Network’s consensus mechanism, off-chain transactions carry additional risks, including counterparty risk, and do not constitute direct blockchain-based transfers of TRX.

Creation of New TRX

Initial Creation of TRX

Unlike digital assets such as bitcoin, which are solely created through a progressive mining process, 100 billion TRX were pre-mined and created prior to the launch of the Tron mainnet in 2018. At genesis, the initial 100 billion TRX were allocated as follows: (i) approximately 15% was designated for public purchasers through a token sale conducted in 2017; (ii) 34% was allocated to the TRON Foundation to support ecosystem development, marketing and operational growth; (iii) 10% was reserved for early private sale participants; and (iv) 40% was allocated to the founding team and early contributors, including founder Justin Sun and early advisors.

Each of these allocations was subject to distinct vesting and release schedules, intended to ensure gradual distribution, prevent short-term speculation and promote the decentralization and long-term sustainability of the Tron Network. Since launch, portions of the allocated TRX have been released in accordance with these schedules. TRX was originally issued as an ERC-20 token on the Ethereum network and was later migrated to the native Tron Blockchain upon the launch of the mainnet in June 2018. As of 2020, all of the initial 100 billion TRX were unlocked.

TRX Supply Characteristics

TRX does not have a fixed supply cap, distinguishing it from deflationary digital assets. New TRX may be introduced through block rewards issued to Super Representatives under the Tron Network’s delegated proof-of-stake consensus mechanism. The issuance rate and reward parameters are determined by network governance and may be adjusted over time. The ongoing emission of TRX is intended to support network security, reward validators and encourage active participation in governance and ecosystem development. All TRX in circulation is publicly viewable on the Tron Blockchain, and the supply is governed transparently through community-driven processes.

TRX Market and TRX Exchanges

TRX can be transferred in direct peer-to-peer transactions through the direct sending of TRX over the Tron Network from one TRX address to another. Among end-users, TRX can be used to pay other members of the Tron Network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Tron Blockchain or through third-party service providers.

In addition to using TRX to engage in transactions, investors may purchase and sell TRX to speculate as to the value of TRX in the TRX market, or as a long-term investment to diversify their portfolio. The value of TRX within the market is determined, in part, by the supply of and demand for TRX in the global TRX market, market expectations for the adoption of TRX as a store of value, the number of merchants that accept TRX as a form of payment, and the volume of peer-to-peer transactions, among other factors.

TRX spot markets provide investors with a website that permits investors to open accounts with the spot market and then purchase and sell TRX. Prices for trades on TRX spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a TRX spot market and trading TRX is different from, and should not be confused with, the process of users sending TRX from one TRX address to another TRX address on the Tron Blockchain. This latter process is an activity that occurs on the Tron Network, while the former is an activity that occurs entirely on the private website operated by the spot market. The spot market typically records the investor’s ownership of TRX in its internal books and records, rather than on the Tron Blockchain. The spot market ordinarily does not transfer TRX to the investor on the Tron Blockchain unless the investor makes a request to the spot market to withdraw the TRX in their exchange account to an off-exchange TRX wallet.

Outside of spot markets, TRX can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for TRX, investment managers, proprietary trading firms, high-net-worth individuals that trade TRX on a proprietary basis, entities with sizeable TRX holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of TRX. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of TRX could initiate the transaction by sending the TRX to the buyer’s TRX address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on TRX spot markets.

Authorized Participants will deliver, or facilitate the delivery of, TRX or cash to the Trust’s account with the Custodian in exchange for Shares of the Trust, and the Trust, through the Custodian, will deliver TRX or cash when such Authorized Participants redeem Shares of the Trust. See “The Trust and TRX Prices” for more information.

Competition

As of the date of this Prospectus, more than 8,000 other digital assets are actively tracked by CoinMarketCap.com, all of which have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While TRX has enjoyed some success in its limited history, the aggregate value of outstanding TRX is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets.

Regulation of TRX and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology, aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. On March 17, 2026, the SEC and the CFTC jointly issued an interpretive release titled “Application of the Federal Securities Laws to Certain Types of Crypto Assets and Certain Transactions Involving Crypto Assets.” This interpretive release established a five-category digital asset taxonomy, including “digital commodities,” “digital collectibles,” “digital tools,” “stablecoins,” and “digital securities.” Significantly, the interpretive release described the characteristics of a “digital commodity” that, in the SEC’s view, is not itself a security because it does not have the economic characteristics of a security. The interpretive release stated that digital commodities are crypto assets intrinsically linked to and deriving their value from the programmatic operation of a functional crypto system and supply and demand dynamics, rather than from the expectation of profits from the essential managerial efforts of others. While this interpretive release provides significant regulatory clarity regarding the status of TRX, it is an interpretive rule and not binding law. There can be no assurance that the SEC will not modify, supersede, or withdraw this interpretation in the future, or that a court or other regulatory body would reach the same conclusion regarding the status of TRX.

In addition, the previous chair of the SEC has stated that the SEC has authority under existing laws to regulate the digital asset sector, and the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings are subject to securities regulations. The outcomes of these proceedings, as well as ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal as well as foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

The CFTC has regulatory jurisdiction over the TRX futures markets. In addition, because the CFTC has determined that TRX is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for TRX. The CFTC has pursued enforcement actions relating to fraud and manipulation involving various digital assets and digital asset markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving TRX that do not use collateral, leverage, or financing.

Various foreign jurisdictions have adopted, and may continue to, in the near future, adopt laws, regulations or directives that affect the Tron Network, TRX markets, and their users, particularly TRX spot markets and service providers that fall within such jurisdictions’ regulatory scope. Several foreign jurisdictions have developed varying levels of regulatory frameworks surrounding exchange-traded TRX products. There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset trading platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of TRX by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Tron ecosystem in the United States and globally, or otherwise negatively affect the value of TRX held by the Trust.

The effect of any future regulatory change on the Trust or the TRX held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Not a Regulated Commodity Pool

The Trust will not trade, buy, sell, or hold TRX derivatives, including TRX futures contracts, on any futures exchange or through bilateral contracts. The Trust is authorized solely to take immediate delivery or, distribute, buy or sell actual TRX. The Sponsor does not believe the Trust’s activities are required to be regulated by the CFTC under the CEA as a “commodity pool” under current law, regulation and interpretation. A CFTC-regulated commodity pool operator will not operate the Trust because it will not trade, buy, sell or hold TRX derivatives, including TRX futures contracts, on any futures exchange. Shareholders of the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools, nor may the COMEX division of the New York Mercantile Exchange or any futures exchange enforce its rules concerning the Trust’s activities. In addition, shareholders of the Trust will not benefit from the protections afforded to investors in regulated TRX futures contracts on regulated futures exchanges.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report or Prospectus supplement in the future. Neither the Trust nor the Sponsor has any current obligation to provide any periodic report or supplement to investors and is not required to update these risk factors.

Risks Associated with TRX and the Tron Network

The trading prices of many digital assets, including TRX, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of TRX, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including TRX, have experienced extreme volatility in recent periods and may continue to do so. While digital assets are a recently developed asset class, digital asset markets have displayed several historic cyclical market cycles, including periods of perceived “bubbles” along with periods of dramatic drops in asset prices. The prices of digital assets, including TRX, have been observed to correlate to the broader digital asset market.

For instance, there were steep increases in the value of certain digital assets over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices. Digital asset prices recovered throughout 2023 and 2024, with bitcoin and other assets reaching new all-time highs. Throughout 2025 and 2026, much of the digital asset market has seen significant price decreases from those all-time highs. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout the history of the digital asset industry. Since its launch in 2017, TRX has experienced significant price volatility, from its historic low of $0.001091 in November 2017 to its all-time high of $0.4407 in December 2024. As of June 2026, TRX was trading at approximately $0.33.

Extreme volatility may persist and the value of the Shares may significantly decline in the future without recovery. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets experienced extreme price volatility and other entities in the digital asset industry were negatively affected, further undermining confidence in the digital asset markets. For example, some sources report the price of Solana declined 94% overall in 2022, including over 50% in the two months following FTX’s declaration of bankruptcy. The 2022 Events negatively impacted the liquidity of the entire digital asset markets as certain entities affiliated with FTX engaged in significant trading activity.

In the future, if key digital asset market participants become distressed or insolvent, these issues could negatively impact liquidity in digital asset markets and negatively impact digital asset prices, including TRX. In addition, regulatory and enforcement scrutiny, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities, could negatively impact the price of digital assets, including TRX. Due to the rapidly evolving nature of digital assets and regulation, it is not possible to predict at this time all of the risks that market conditions and the regulatory environment may pose to the Trust, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of TRX, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of TRX and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of TRX.

The value of the Shares depends on the development and acceptance of the Tron Network. The slowing or stopping of the development or acceptance of the Tron Network may adversely affect an investment in the Trust.

Digital assets such as TRX were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of the Tron Network and other digital asset networks, such as the infancy of their development, their dependence on the internet and other technologies, their dependence on the role played by nodes, miners, stakers and developers and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

•	Digital asset networks and the software used to operate them are in the early stages of development. Digital assets have experienced, and the Sponsor expects will experience in the future, sharp fluctuations in value. Given the infancy of the development of digital asset networks, parties may be unwilling to transact in digital assets, which would dampen the growth, if any, of digital asset networks.

•	The trading prices of many digital assets, including TRX, are derived from a variety of factors including supply and demand for TRX, as well as more indirect and macro factors such as interest rates, monetary policy, broader market uncertainty and geopolitical, social and economic events.

•	The trading prices of many digital assets, including TRX, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets over the course of 2017, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2018 in digital asset trading prices. These drawdowns notwithstanding, bitcoin and other digital asset prices have increased again since 2019, despite significant drawdowns in early 2020 amidst broader market declines as a result of the then novel coronavirus outbreak. Digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. Extreme volatility in the future, including further declines in the trading prices of TRX, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

•	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Tron Network, would affect the ability to transfer digital assets, including TRX, and, consequently, their value.

•	The loss or destruction of a private key required to access a digital asset such as TRX may be irreversible. If private keys associated with the Trust are lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access the TRX held in the Trust TRX Account that correspond to such private keys and the private keys will not be capable of being restored by the Tron Network.

•	Nodes, developers and users may switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Tron Network.

•	Many digital asset networks, including TRX, face significant scaling challenges and are being upgraded with various features to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective. Because the Tron Network also relies on cross-chain communication to process transactions between blockchains, delays can occur if there are bottlenecks in transaction finality on the source or destination chain or if TRX validators take longer than expected to process a transaction.

•	The open-source structure of TRX services codebase, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Tron Network could damage that network.

•	Bitcoin has only become selectively accepted as a means of payment by retail and commercial outlets, and commercial use of bitcoin remains limited in commercial and retail ventures. Instead, TRX is largely used for DeFi and token offering solutions launched on the Tron Network, the use of which may be cyclical and result in demand volatility. As a result, the prices of TRX are largely determined by DeFi and token use, and by speculators, thus contributing to price volatility that makes retailers less likely to accept it as a form of payment in the future.

•	The Tron Network’s dominant real-world use is stablecoin transfer, overwhelmingly USDT, which makes up the vast majority of stablecoin value on the chain and is the largest stablecoin by market capitalization. Therefore, significant demand for TRX and its fee-burn dynamics are partially dependent on a single third party’s (Tether, as issue of USDT) issuance and policy decisions. A migration of USDT issuance toward other chains, or compliance actions affecting USDT on the Tron Network (for example, large USDT freezes on the network have occurred at law-enforcement request), could sharply reduce on-chain activity and TRX demand.

•	TRX has no fixed maximum supply. Net issuance is the balance between reward issuance and transaction-fee burns, and the burn side is driven by network activity (concentrated in USDT). If activity declines, burns fall and net issuance can turn positive, introducing a supply-dilution dynamic that fixed-cap assets like bitcoin do not have and that is itself a function of a volatile usage base.

•	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as TRX, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

Moreover, because digital assets, including TRX, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of TRX.

The first major blockchain-based digital asset, bitcoin, was launched in 2009. The Tron Network launched in 2018. In general, digital asset networks, including the Tron Network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

•	Banks and other established financial institutions may refuse to process funds for TRX transactions; process wire transfers to or from digital asset trading platforms, TRX-related companies or service providers; or maintain accounts for persons or entities transacting in TRX. As a result, the prices of TRX are largely determined by speculators and validators, thus contributing to price volatility that makes retailers less likely to accept TRX in the future.

•	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as TRX, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

•	Certain privacy-preserving features have been or are expected to be introduced to a number of digital asset networks. If any such features are introduced to the Tron Network, any trading platforms or businesses that facilitate transactions in TRX may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.

•	Users, developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement

•	The Trust is not actively managed and will not have any formal strategy relating to the development of the Tron Network and will not attempt to avoid or mitigate losses caused by declines in the price of TRX.

Due to the nature of private keys, transactions involving TRX are irrevocable and stolen or incorrectly transferred TRX may be irretrievable. As a result, any incorrectly executed TRX transactions could adversely affect an investment in the Trust.

Transactions involving TRX are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been signed with private keys, verified and recorded in a block that is added to the Tron Blockchain, an incorrect transfer of cryptocurrency, such as TRX, or a theft of TRX generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of TRX will regularly be made to or from the Trust’s accounts at the Custodian or an additional custodian (the “Additional Custodian”), it is possible that, through computer or human error, or through theft or criminal action, the Trust’s TRX could be transferred from the Trust’s account at the Custodian or the Additional Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

The custody of the Trust’s TRX is handled by the Custodian or the Additional Custodian, and the transfer of TRX to and from liquidity providers normally takes place through the Custodian’s Clearing Services and is directed by the Administrator and the Transfer Agent. The Sponsor has evaluated the procedures and internal controls of the Trust’s Custodian and the Additional Custodian to safeguard the Trust’s TRX holdings, as well as the procedures and internal controls of the Trust’s Administrator.

However, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s TRX could be transferred from the Trust TRX Account or Clearing Account at the Custodian or the Additional TRX Account at the Additional Custodian in incorrect amounts or to unauthorized third parties, or to incorrect destination addresses on the Tron Blockchain.

Alternatively, if the Custodian’s and the Additional Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s TRX holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its TRX, which could adversely affect an investment in the Shares of the Trust. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s TRX holdings are stolen, including from or by the Custodian or the Additional Custodian, the Trust could lose some or all of its TRX holdings, which could adversely impact an investment in the Shares of the Trust.

Such events have occurred in connection with digital assets in the past. For example, in September 2014, the Chinese digital asset exchange Huobi announced that it had sent approximately 900 bitcoin and 8,000 litecoin (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s TRX through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred TRX. The Trust will also be unable to convert or recover its TRX transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

A disruption of the internet may affect the Tron Network, which may adversely affect the TRX Industry and an investment in the Trust.

The Tron Network relies on the Internet. A significant disruption of Internet connectivity (i.e., one that affects large numbers of users or geographic regions) could disrupt the Tron Network’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate.

The Tron Network’s decentralized governance structure may negatively affect its ability to grow and respond to challenges.

The governance of decentralized networks, such as the Tron Network, is based on voluntary participation and open competition. The Tron Network does not have a central decision-making authority or any formal mechanism through which binding governance decisions are adopted. Instead, proposals are implemented through decentralized consensus, primarily via the Super Representative voting process. A lack of consensus among TRX stakeholders may adversely affect the network’s utility, adaptability and long-term development, including the resolution of technical or scaling challenges.

Historically, the development of the Tron Network’s core protocol has been led by contributors affiliated with its founding entities and later maintained through open-source developer communities. While core developers may propose upgrades to the Tron Network’s source code, implementation ultimately depends on whether Super Representatives adopt such proposals and whether the broader community of users and developers accept and utilize the upgraded protocol. Core developers cannot compel adoption of proposed changes or require validators, developers or users to support continued participation in the network.

The decentralized nature of TRX governance may make it difficult to implement significant changes or coordinate responses to future network challenges, particularly where sustained, focused effort is required over time. If governance participants are unable to achieve sufficient consensus or if Super Representatives fail to implement or support critical upgrades, the Tron Network may face protocol stagnation or loss of competitiveness. This could reduce developer and user engagement, divert activity to competing blockchain ecosystems or reduce speculative demand, any of which could adversely affect the value of TRX. In extreme cases, a breakdown in governance consensus could result in a network fork or fragmentation of the community, with material consequences for the stability, usability and value of TRX.

The open-source structure of the Tron Network means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Tron Network. A failure to properly monitor and upgrade the Tron Network could damage the Tron Network and an investment in the Trust.

The Tron Network operates based on an open-source structure of TRX services codebase, meaning that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset, including TRX, may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Tron Network could damage the network.

In addition, a bad actor could also attempt to interfere with the operation of the Tron Network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Tron Network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Tron Network and an investment in the Trust may be adversely affected.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets, or any ability to participate in or otherwise influence a digital asset’s underlying network, could have an adverse effect on the market price of such digital asset.

In connection with the launch of the Tron Network, the initial 100 billion TRX were allocated as follows: (i) approximately 15% was designated for public purchasers through a token sale conducted in 2017; (ii) 34% was allocated to the TRON Foundation to support ecosystem development, marketing and operational growth; (iii) 10% was reserved for early private sale participants; and (iv) 40% was allocated to the founding team and early contributors, including founder Justin Sun and early advisors. As of May 2026, mor than 94 billion TRX have been released and are in circulation, distributed across multiple wallets. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant amount of TRX, even if each individual wallet holds a relatively small amount. Additionally, some of these wallets may be controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of TRX.

TRX may be subject to dilution

TRX does not have a fixed supply cap, and additional TRX may be introduced into circulation over time through staking rewards and other network-level incentives. While 100 billion TRX were pre-mined at the genesis of the Tron Network, new TRX continues to be issued as part of the delegated proof-of-stake consensus mechanism, which compensates Super Representatives and encourages ongoing participation in network governance and validation. As a result, the total number of TRX in circulation may increase over time depending on reward structures, governance decisions, and overall network activity. The inflationary nature of TRX supply introduces ongoing dilution risk to existing holders. Although the issuance rate may be adjusted by community governance to reflect changing market conditions, there is no assurance that the timing or volume of new TRX entering circulation will align with user demand or liquidity conditions. Future changes to network parameters or governance proposals could alter the pace of TRX issuance or introduce additional forms of token-based incentives, which may affect the market price, perceived scarcity and overall investment profile of TRX.

A temporary or permanent “fork” or a “clone” of the Tron Blockchain could adversely affect the value of the Shares.

The Tron Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and validators of TRX adopt the modification. When a modification is introduced and a substantial majority of users and validators’ consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and validators’ consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Tron Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of TRX running in parallel, yet lacking interchangeability.

For example, in September 2022, the ethereum network transitioned to a proof-of-stake model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the ethereum network occurred, as certain Ethereum miners and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network was rebranded as “Ethereum Proof-of-Work.”

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the ethereum network to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as ETC. ETC now trades on several Digital asset trading platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum trading platforms through at least October 2016. An Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, thereby making digital asset networks that rely on proof-of-stake more susceptible to attack.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.

A hard fork may adversely affect the price of TRX at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Trust would be entitled to both versions of the digital asset running in parallel, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which version of the digital asset is generally accepted as the Tron Network and should therefore be considered the appropriate network for the Trust’s purposes, and there is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork.

Either of these events could therefore adversely impact the value of the Shares. As illustrative examples of a digital asset hard fork, following the DAO hack in July 2016, holders of Ethereum voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of Ethereum rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined. On November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016. A clone may also adversely affect the price of TRX at the time of announcement or adoption. A future fork in or clone of the Tron Network could adversely affect the value of the Shares or the ability of the Trust to operate.

Shareholders may not receive the benefits of any forks or “airdrops.”

We refer to the right to receive any benefits arising from a fork, airdrop (defined below), or similar event as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Virtual Currency.” The only crypto asset to be held by the Trust will be TRX. The Trust has adopted the following procedures to address situations involving any fork, airdrop or similar event that results in the issuance of Incidental Rights or IR Virtual Currency that the Trust may receive. The Trust Agreement stipulates that if a fork occurs, the Sponsor shall determine which asset constitutes TRX and which network constitutes the Tron Network, and the Sponsor will as soon as possible cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. Because the Trust will abandon any Incidental Rights and IR Virtual Currency, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. Such Incidental Rights or IR Virtual Currency will not be taken into account for purposes of determining NAV. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency that is not TRX in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor would arrange to sell or otherwise dispose of the Incidental Rights or IR Virtual Currency and for the proceeds (if any) to be distributed to the Shareholders. There can be no assurance as to whether or when the Sponsor would make such a decision, or when the Exchange will seek or obtain this approval, if at all.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Neither the Trust nor the Sponsor shall be under any obligation to claim or attempt to secure or realize any economic benefit from “airdropped” assets, and the Sponsor will cause the Trust to irrevocably and permanently abandon, for no consideration, such Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency associated with the airdropped assets in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor would arrange to sell or otherwise dispose of the Incidental Rights or IR Virtual Currency and for the proceeds (if any) to be distributed to the Shareholders.

With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event. As such, Shareholders will not receive the benefits of any forks, and the Trust is not able to participate in any airdrop. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Trust to change this policy.

Even if required regulatory approval is sought and obtained, Shareholders may not receive the benefits of any forks, airdrops, or similar events, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares.

In the event of a hard fork of the Tron Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Tron Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Tron Network, is generally accepted as the Tron Network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of TRX, users, service providers, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Tron Network. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders and security vendors on what is generally accepted as TRX and should therefore be considered “TRX” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

Any name change and any associated rebranding initiative of TRX may not be favorably received by the digital asset community, which could negatively impact the value of TRX and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” We cannot predict the impact of any name change and any associated rebranding initiative on TRX. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of TRX and the value of the Shares.

The Tron Network could be vulnerable to attacks on transaction finality and consensus processes, which could adversely affect an investment in the Trust or the ability of the Trust to operate.

The Tron Network is currently vulnerable to several types of attacks, including:

●	“33% attack” where, if a validator or group of validators were to gain control of more than 33% of the total staked TRX on the Tron Network, a malicious actor could temporarily impede or delay block confirmation.

●	“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the total staked TRX on the Tron Network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation, both on a forward-and backward-looking basis. The attacker could unilaterally finalize their preferred chain without the votes of any other stakers, and could also reverse past finalized blocks.

If a malicious actor, group or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains certain percentages of the validating power dedicated to validation on the Tron Network is controlled by a bad actor (a “>66% attack”), it may be able to alter the Tron Blockchain on which the Tron Network and TRX transactions rely. The Tron Network’s proof-of-stake consensus mechanism requires a 2/3 supermajority of validators who have staked TRX to vote in favor in order to finalize transactions and add blocks to the Tron Blockchain. If the bad actor were to obtain 2/3 of the total TRX staked in validation processes, it is widely believed that the bad actor could construct fraudulent blocks, “double-spend” its own TRX (i.e., spend the same TRX in more than one transaction), or censor other users’ transactions by preventing them from being confirmed while continuing to validate and confirm its own transactions and earn the associated block reward, thereby enriching itself while also entrenching its own control of the Tron Blockchain. If the bad actor were to obtain 1/3 of the total TRX staked in validation processes, the bad actor could prevent certain transactions from completing in a timely manner, or at all, and prevent the confirmation of other users’ transactions, though this would likely be temporary (since it would likely be penalized for inactivity leakage, resulting in the bad actor’s staked TRX being slashed, as defined below) and it likely could not double spend or propagate fraudulent blocks without the 66% supermajority of staked assets. With control of the respective threshold of total staked assets on the Tron Network, it could be possible for the malicious actor to control, exclude or modify the ordering of transactions on the Tron Blockchain and prevent the confirmation of other users’ transactions, while continuing to receive rewards of new TRX and confirm its own blocks, for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the validating power on the Tron Network or the TRX community did not reject the fraudulent blocks as malicious or to the extent that such bad actor did not yield its control of processing power, reversing any changes made to the Tron Blockchain may be difficult or impossible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Tron Network.

For example, in August 2020, the Ethereum Classic network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Any similar attacks on the Tron Network could negatively impact the value of TRX and the value of the Shares.

In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the Tron Network, which could negatively impact the value of TRX and the value of the Shares.

Although there are no known reports of malicious control of the Tron Network, if groups of coordinating or connected TRX holders that together have more than 66% of outstanding TRX, were to stake that TRX and run validators, they could exert authority over the validation of TRX transactions. This risk is heightened if over 66% of the validating power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of TRX, the feasibility of a malicious actor obtaining control of the validating power on the Tron Network will increase, which may adversely affect the value TRX and the value of the Shares.

A malicious actor may also obtain control over the Tron Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and miners accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Tron Network, the risk that a malicious actor may be able to obtain control of the Tron Network in this manner exists. Moreover, it is possible that a group of TRX holders that together control more than 66% of outstanding TRX are in fact part of the initial or core developer group, or are otherwise influential members of the TRX community. To the extent that the initial or existing core developer groups also control more than the relevant thresholds of outstanding TRX, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the Tron Network will be even greater, and should this materialize, it may adversely affect the value of the Shares.

If validators exit the Tron Network, it could increase the likelihood of a malicious actor obtaining control.

Validators exiting the network could make the Tron Network more vulnerable to a malicious actor obtaining control of a large percentage of staked TRX, which might enable them to manipulate the Tron Blockchain by censoring or manipulating specific transactions, as discussed previously. If the Tron Blockchain suffers such an attack, the price of TRX could be negatively affected, and a loss of confidence in the Tron Network could result. Any reduction in confidence in the transaction confirmation process or staking power of the Tron Network may adversely affect an investment in the Trust.

Blockchain technologies are based on theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

Blockchain security relies on cryptographic principles, including public-key cryptography and multi-party signing mechanisms. Those cryptographic principals could prove to be incorrect or less secure than originally thought. Blockchain technology companies, including TRX, may be negatively affected by cryptography or other technological or mathematical advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the Tron Network and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies, such as the Tron Network, could quickly collapse, and an investment in the Trust may be adversely affected.

The price of TRX on the TRX market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust.

The price of TRX as determined by the TRX market has experienced periods of extreme volatility and may be influenced by a wide variety of factors. Speculators and investors who seek to profit from trading and holding TRX generate a significant portion of TRX demand. Such speculation regarding the potential future appreciation in the value of TRX may cause the price of TRX to increase.

Conversely, a decrease in demand for or speculative interest regarding TRX may cause the price to decline. The volatility of the price of TRX, particularly arising from speculative activity, may have a negative impact on the performance of the Trust.

Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for TRX or cause a wider loss of confidence in the Tron Network, either of which could have an adverse impact on the value of TRX.

Smart contracts, including those used in DeFi applications, are a relatively new technology, and their ongoing development and operation may result in unforeseen issues. Any vulnerabilities or failures in smart contracts deployed on the Tron Network could reduce demand for TRX or cause a broader loss of confidence in the network, either of which could negatively impact the value of TRX.

Smart contracts are self-executing programs that run on the Tron Network, executing predefined actions when certain conditions are met. The Tron Network utilizes the Move programming language, which is designed to enhance security, minimize attack vectors, and provide more efficient execution of smart contract logic. Despite these advantages, smart contract risks remain, including potential coding errors, unforeseen interactions between contracts, and exploits that could lead to loss of funds or network inefficiencies.

The Tron Network supports high-performance smart contracts, enabling seamless transactions, asset transfers, and automated processes within DeFi applications, gaming, and other blockchain-based services. However, smart contract execution relies on validators and network participants to confirm and process transactions. If a smart contract contains flaws, operates inefficiently, or is subject to an exploit, it could lead to security breaches, loss of user funds, or disruptions in the broader Tron Network ecosystem.

The adoption and functionality of smart contracts on the Tron Network depend on continuous improvements, rigorous security audits, and widespread developer participation. While the Move language enhances security by reducing common vulnerabilities, no blockchain or smart contract platform is entirely immune to risk. Issues arising from smart contract failures or security breaches may impact user confidence, hinder adoption, and negatively affect the demand for TRX as a utility token within the ecosystem.

Even when upgraded, smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying the DAO, a distributed autonomous organization for venture capital funding on the Ethereum network, allowed an attack by a hacker to syphon approximately $60 million worth of ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the ethereum network in order to erase any record of the theft. Despite these efforts, the price of ether reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ether, and in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ether being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allows hackers to create a large number of smart contract tokens, causing multiple crypto asset platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of crypto assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited crypto assets into the smart contract. In another example, in February 2022, a vulnerability in a smart contract for Wormhole, a bridge between the Ethereum and Solana Networks led to a $320 million theft of Ethereum. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Other smart contracts, such as bridges between blockchain networks and decentralized finance (“DeFi”) protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of digital assets from smart contracts in 2022. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of TRX, just as they have for other digital assets like ethereum.

In some cases, smart contracts on the Tron Network may be controlled by one or more “admin keys” or users with special privileges, sometimes referred to as “super users.” These users may have the ability to unilaterally make changes to the smart contract, enable or disable specific features, modify how the smart contract receives external inputs and data, and alter other key functionalities. In some instances, inadequate public information may be available regarding the operation of certain smart contracts, and information asymmetries may exist even for open-source applications. As a result, certain participants may possess hidden informational or technological advantages, creating an uneven playing field.

Many DeFi applications are currently deployed on the blockchains that are connected to the Tron Network, and smart contracts relating to DeFi applications currently represent a significant source of demand for TRX. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users to invest digital assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest to the investor based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any digital assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Tron Network and represent a significant source of demand for TRX, public confidence in the Tron Network itself could be negatively affected, such sources of demand could diminish and the value of TRX could decrease. Similar risks apply to any smart contract or decentralized application, not just DeFi applications.

Validators may suffer losses due to staking, or staking may prove unattractive to validators, which could make the Tron Network less attractive.

Validation on the Tron Network requires TRX to be staked to elected validators known as Super Representatives, with staking controlled solely by users who freeze TRX and delegate voting power. If the Tron Network experiences security vulnerabilities, protocol-level failures or malicious behavior by Super Representatives, staked TRX may become inaccessible or unrecoverable. While the Tron Network does not currently implement a slashing mechanism, validators are incentivized to perform accurately and maintain uptime in order to retain voting support. Poor performance may result in removal from the active validator set and forfeiture of block rewards, impacting validator revenue and participation.

Although the Tron Network does not penalize stakers by slashing their TRX, it includes certain restrictions that affect liquidity and validator incentives. Staked TRX is frozen, and users must unfreeze their TRX to regain transferability, which triggers a mandatory three-day unbonding period. During this time, staked TRX remains locked and inaccessible. Validators that lose community support or fail to maintain adequate performance may lose election to the Super Representative set and become ineligible to produce blocks or receive rewards.

The Tron Network also requires payment of transaction fees, which are satisfied through the consumption of Bandwidth and Energy resources. During periods of high network activity, users without sufficient resources may need to burn TRX to complete transactions. As transaction volumes increase, demand for these resources and associated TRX expenditures could affect validator and user incentives. Inadequate or declining staking participation may reduce the security and stability of the network.

Additionally, the limited liquidity of frozen TRX during the unbonding period may discourage participation from validators or stakers who require immediate access to capital. If staking participation declines, the Tron Network may become less competitive relative to other blockchains, which could negatively impact the demand for TRX and its long-term market value.

Proof-of-stake blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the bitcoin blockchain was mined in 2009, and bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the Tron Network and the current ethereum network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Tron Network, and their associated digital assets – including the TRX held by the Trust – have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

Operational cost may exceed the award for validating transaction, and increased transaction fees may adversely affect the usage of the Tron Network.

If transaction fees become too high, the marketplace may be reluctant to use the Tron Network. This could result in decreased usage and limit the expansion of the Tron Network in retail, commercial and payments applications, negatively impacting investment in the Trust. Conversely, if the rewards for validators (i.e., Super Representatives) or the value of transaction fees are insufficient to incentivize participation, validators may reduce activity or cease validating transactions altogether.

Ultimately, if the cost of maintaining Super Representative infrastructure exceeds the value of rewards and user-delegated voting support, validators may operate at a loss, transition to other networks or cease operations entirely. Each of these outcomes could impair transaction throughput and network stability, which could adversely affect the performance of the Tron Network and reduce the value of TRX held by the Trust.

Unlike some proof-of-stake networks, the Tron Network does not burn user transaction fees. Instead, users expend Bandwidth and Energy resources—acquired by freezing TRX—or pay TRX directly when these resources are insufficient. If Bandwidth and Energy consumption becomes prohibitively expensive during peak activity, it could reduce user demand for on-chain activity, impacting validator income over time.

A significant drop in validator participation could reduce the collective throughput of the Tron Network, resulting in slower transaction confirmation, higher congestion and increased vulnerability to disruption or malicious activity. If block production slows or becomes less reliable, user confidence in the network could be undermined. Any reduction in validator engagement or loss of network responsiveness could adversely affect the value of the Trust’s TRX holdings or the Sponsor’s ability to operate effectively.

Certain promoters of TRX have a history of regulatory enforcement actions against them, and future similar actions may have a detrimental effect on the value of TRX.

Justin Sun, the founder of the Tron Blockchain, faced enforcement action by the SEC in 2023 for alleged violations related to the sale of unregistered securities and other regulatory issues. The SEC accused him of misleading investors regarding the nature of certain cryptocurrency offerings. The enforcement action led to heightened scrutiny of not just Sun but also the Tron platform and TRX. Following the news of the SEC’s allegations and the actions taken, the value of TRX experienced significant volatility. The enforcement actions by the SEC were ultimately dismissed and/or settled without any admission of wrongdoing.

To the extent the SEC or another governmental agency brings further enforcement actions against Justin Sun or other Tron platform insiders or promoters, TRX’s reputation and user engagement may be affected, influencing its long-term viability and sentiment among investors.  Any such events may result in a temporary or permanent decrease in the value of TRX.

Redemption Liquidity Risk

Although the Sponsor will carry out the Staking Program in accordance with the Sponsor’s Liquidity Risk Management Policy, investors should be aware of the potential risk that the Trust may become unable to timely meet excessive redemption requests from Authorized Participants that exceed the portion of the Trust’s TRX holdings that remain unstaked. Staking involves locking TRX tokens to support network operations, which may limit the liquidity of those assets for immediate redemption purposes. If redemption requests from Authorized Participants surpass the available unstaked TRX, the Trust may face delays in processing these requests, potentially impacting share liquidity, and in turn, investors may be impacted by increased trade spreads or inability to buy or sell shares. This risk is particularly relevant during periods of high market volatility or increased redemption activity, which may exacerbate liquidity constraints. Investors should consider the implications of staking on the liquidity of their investments.

Risks associated with the Sponsor staking a portion of the Trust’s assets.

The Trust intends to establish a program to stake a portion of the Trust’s assets through one or more Staking Providers. The Staking Provider will provide hardware, software and services necessary to enable the Trust to establish nodes and stake the Trust’s TRX on the Tron Network. As a result of any staking activity in which the Trust may engage, the Trust expects to receive certain staking rewards of TRX, which may be treated for federal income tax purposes as income to the Trust. The Staking Provider exercises no discretion as to the amount the Trust’s TRX to be staked or timing of the staking activities (other than as is incidental in establishing or deactivating validator nodes). The Custodian will maintain exclusive possession and control of the private keys associated with any staked TRX at all times. The amount of TRX the Trust may receive as reward for its staking activity can vary significantly over time.

Staking activity comes with a risk of loss of TRX. None of the Trust’s assets, including any staked assets, are subject to the protections enjoyed by depositors with Federal Deposit Insurance Corporation (“FDIC”) or SIPC member institutions. The staked assets may also be subject to validator penalties, which could impact staking rewards, but do not subject staked assets to the risk of loss. While the Sponsor does not expect the activities of the Staking Provider to result in penalties, there can be no guarantee that penalties will not occur. Furthermore, the Staking Provider’s liability to the Trust is limited, and the Staking Provider may lack the assets or insurance in order to support the recovery of any losses incurred. Accordingly, there can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject to validator penalties.

On the Tron Network, staking is accomplished by “freezing” (also referred to as “staking”) TRX. Freezing locks the staked TRX and renders it non-transferable for so long as it remains frozen; in exchange, the staked account receives resource credits (Bandwidth or Energy) and voting rights that may be used to vote for Super Representatives and thereby earn a share of block rewards. To make frozen TRX available for transfer again, the holder must first unfreeze (unstake) the TRX, after which a mandatory waiting period applies before the TRX becomes liquid. As of the date of this Prospectus, the Tron Network’s unstaking period is 14 days. Because a portion of the Trust’s TRX will be frozen for staking at any given time, that TRX will not be immediately available to settle redemptions. The Sponsor will manage this risk through the Liquidity Risk Management Policy.

The Trust’s Bandwidth and Energy may not be sufficient to cover Tron Network transaction costs associated with its operations which would necessitate burning of the Trust’s TRX.

The Trust requires Bandwidth (and potentially Energy) to transact on the Tron Network, including to move TRX in connection with creations, redemptions, staking, unstaking, and the payment of Trust expenses. If the Trust’s account has insufficient Bandwidth or Energy, as applicable, at the time of a transaction, the Tron Network deducts (“burns”) TRX from the account balance to cover the shortfall, or the transaction may fail. During periods of high network activity, the TRX cost to cover a resource deficit may increase, increasing the Trust’s costs and reducing the TRX represented by each Share. If the Trust must process numerous redemption-related transfers in a short period without sufficient frozen TRX to generate the necessary resources, the Trust may be required to burn additional TRX or may experience transaction delays.

The Sponsor does not anticipate that the Trust’s regular operations will require the use of Energy, which is required to interact with smart contracts on the Tron Network. However, to the extent the staking activities of the Trust do not generate sufficient Energy required to carry out the operations of the Trust, additional costs to the Trust may arise in the form of burned TRX.

The Tron Network may change the parameters governing network operation, which would impact the Trust’s ability to stake and / or transact on the Tron Network.

The parameters governing freezing, Bandwidth, Energy, staking rewards, and unstaking waiting periods are set by the Tron Network protocol and may be changed through the network’s on-chain governance process, under which elected Super Representatives may modify network parameters. Any such change is outside the control of the Trust and the Sponsor and could lengthen the time to unfreeze TRX, increase the TRX cost of obtaining resources such as Bandwidth and Energy, reduce staking rewards, or otherwise materially and adversely affect the Trust’s operations, liquidity, costs, or the value of the Shares.

TRX staking may result in adverse tax consequences for the Trust.

The staking of the Trust’s TRX is expected to result in the Trust’s receipt of staking proceeds in the form of additional TRX. Any such rewards are expected to be treated as ordinary income for tax purposes. To the extent that staking proceeds are regarded as ordinary income, the Trust is expected to experience a taxable event. Thus, the Trust’s participation in TRX staking could result in increasing the tax liability of the Trust. Any such tax liability could adversely affect an investment in the Shares.

The Staking Provider may not optimally execute the Trust’s TRX staking program.

The Trust relies on the resources of the Staking Provider to facilitate the Trust’s staking program. The Staking Provider will provide the hardware, software and services necessary for the Custodian to deposit TRX into a validator node. The hardware and software utilized by the Staking Provider may prove to be inadequate to maximize the Trust’s staking revenue. The Trust is dependent on the hardware, software and services of the Staking Provider to effectively execute the Trust’s staking program.

Risk Factors Related to Digital Assets

The value of the shares relates directly to the value of TRX, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the TRX held by the Trust and fluctuations in the price of TRX could adversely affect the value of the Shares. The market price of TRX may be highly volatile, and subject to a number of factors, including:

•	an increase in the global TRX supply or a decrease in global TRX demand;

•	market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;

•	trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may be subject to manipulation;

•	the adoption of TRX as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Tron Network, and their ability to meet user demands;

•	manipulative trading activity on digital asset exchanges, which, in many cases, are largely unregulated;

•	the needs of decentralized applications, smart contracts, their users, and users of the Tron Network generally for TRX to pay Bandwidth or Energy resources to execute transactions;

•	forks in the Tron Network, particularly where changes to the Tron Network source code are either not well-received by key constituencies within the TRX community or are not successfully executed or implemented and fail to achieve the functionality such changes were intended to bring about;

•	governmental or regulatory actions by, or investigations or litigation in, countries around the world targeting well-known decentralized applications or smart contracts that are built on the Tron Network, or other developments or problems, and associated publicity, involving or affecting such decentralized applications or smart contracts;

•	increased competition from other forms of digital assets or payment services, including digital currencies constituting legal tender that may be issued in the future by central banks, or digital assets meant to serve as a medium of exchange by major private companies or other institutions;

•	increased competition from other blockchain networks combining smart contracts, programmable scripting languages, and an associated runtime environment, with blockchain-based recordkeeping, particularly where such other blockchain networks are able to offer users access to a larger consumer user base, greater efficiency, reliability, or processing speed, or more economical transaction processing fees than the Tron Network;

•	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or TRX, and digital asset exchange rates;

•	consumer preferences and perceptions of TRX specifically and digital assets generally, the Tron Network relative to competing blockchain protocols, and TRX relative to competing digital assets;

•	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

•	fiat currency withdrawal and deposit policies on digital asset trading platforms;

•	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

•	business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset trading platforms, or banks or other financial institutions and service providers which provide services to the digital assets industry;

•	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls”, collateral liquidations and similar events;

•	investment and trading activities of large or active consumer and institutional users, speculators, miners, and investors in TRX;

•	a “short squeeze” resulting from speculation on the price of TRX, if aggregate short exposure exceeds the number of shares available for purchase;

•	an active derivatives market for TRX or for digital assets generally;

•	monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of TRX as a form of payment or the purchase of TRX on the digital asset markets;

•	global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;

•	fees associated with processing a TRX transaction and the speed at which TRX transactions are settled;

•	the maintenance, troubleshooting, and development of the Tron Network including by miners and developers worldwide;

•	the ability for the Tron Network to attract and retain miners to secure and confirm transactions accurately and efficiently;

•	ongoing technological viability and security of the Tron Network and TRX transactions, including vulnerabilities against hacks and scalability;

•	financial strength of market participants;

•	the availability and cost of funding and capital;

•	the liquidity and credit risk of digital asset trading platforms;

•	interruptions in service from or closures or failures of major digital asset trading platforms or their banking partners, or outages or system failures affecting the Tron Network;

•	decreased confidence in digital assets and digital assets trading platforms;

•	poor risk management or fraud by entities in the digital assets ecosystem;

•	increased competition from other forms of digital assets or payment services; and

•	the Trust’s own acquisitions or dispositions of TRX, since there is no limit on the number of TRX that the Trust may acquire.

Although returns from investing in TRX have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that TRX will maintain its value in the long, intermediate, short, or any other term. In the event that the price of TRX declines, the Sponsor expects the value of the Shares to decline proportionately.

The price of the Shares of the Trust are represented by the Pricing Benchmark that may also be subject to momentum pricing due to speculation regarding future appreciation in value of TRX, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of TRX has resulted, and may continue to result, in speculation regarding future appreciation in the value of TRX, inflating and making the Pricing Benchmark more volatile. As a result, TRX may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Pricing Benchmark and could adversely affect the value of the Trust.

The Trust is not actively managed and does not and will not have any strategy relating to the development of the Tron Network, nor will the Trust seek to avoid or mitigate losses from declines in the TRX price. Furthermore, the impact of the expansion of the Trust’s TRX holdings on the digital asset industry and the Tron Network is uncertain. A decline in the popularity or acceptance of the Tron Network, or the value of TRX, would harm the value of the Trust.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks, including the Tron Network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. Achieving decentralization may mean that every single node on a given digital asset network is responsible for securing the system by processing every transaction and every single full node is responsible for maintaining a copy of the entire state of the network. However, this may involve tradeoffs from an efficiency perspective, and impose constraints on throughput. A digital asset network may be limited in the number of transactions it can process by the fact that all validators participate in validating in each block and the capabilities of each single fully participating node. Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization, such as off-chain payment channels. Off-chain payment channels would allow parties to transact without requiring the full processing power of a blockchain.

As of June 2026, the Tron Network processed approximately 70.25 transactions per second (TPS) in real-time, with a maximum recorded TPS of 272 and a theoretical maximum of 2,516 TPS. In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions.

As corresponding increases in throughput lag behind growth in the use of digital asset networks, average resource costs and settlement times may increase considerably. Since inception, Tron Network transaction costs have been based on a variable model that uses Bandwidth and Energy resources, rather than fixed gas fees. If a user lacks sufficient resources, TRX is burned to complete the transaction. Increased resource costs and delayed transaction finality could preclude certain use cases for TRX (e.g., micropayments) and could reduce demand for, and the price of, TRX, which could adversely impact the value of the Shares.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Tron Network transactions will be effective, or how long such mechanisms will take to become effective, which could adversely impact the value of the Shares.

The rapid development of competing scalability solutions—including those that process most transaction execution, smart contract computation, and application logic off the Layer 1 blockchain—has given rise to alternatives to on-chain scaling. While the Tron Network does not currently support a formal Layer 2 ecosystem akin to rollups, it has implemented sidechain infrastructure, such as the BitTorrent Chain (BTTC), which facilitates cross-chain transactions and offloads activity from the main network. Sidechains allow smart contracts and decentralized applications to operate independently, with periodic settlement onto the Layer 1 Tron Blockchain. If a widely adopted scaling solution (e.g., a sidechain like BTTC) were to suffer a technical failure, loss of user confidence, or regulatory constraint, it could reduce demand for TRX by disrupting a key source of transactional volume. Any of the foregoing scenarios could adversely impact the market price of TRX or the value of the Shares of the Trust.

If the digital asset award or transaction fees for recording transactions on the Tron Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease validating activities or demand higher transaction fees, which could negatively impact the value of TRX and the value of the Shares.

If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Tron Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Tron Blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

•	A significant reduction in the price of TRX could enable a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) to accumulate enough TRX that could be staked to obtain control of the Tron Network. See “Risk Factors—Risks Associated with TRX and the Tron Network—The Tron Blockchain could be vulnerable to attacks on transaction finality and consensus processes, which could adversely affect an investment in the trust or the ability of the trust to operate.”

•	Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Tron Blockchain or a software upgrade automatically charges fees for all transactions on the Tron Network, the cost of using TRX may increase and the marketplace may be reluctant to accept TRX as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Tron Network and force users to pay higher fees, thus reducing the attractiveness of the Tron Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Tron Network, the value of TRX and the value of the Shares.

•	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Tron Blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Tron Network and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for TRX with Authorized Participants.

•	During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Tron Network, users may attempt to gain an advantage over other users by increasing offered transaction fees. Certain software solutions, such as Flashbots, have been developed which facilitate validators in capturing MEV produced by these increased fees. The MEV incentive system may lead to an increase in transaction fees on the Tron Network, which may diminish its use. Users or other stakeholders on the Tron Network could also view the existence of MEV as unfair manipulation of decentralized digital asset networks, and refrain from using DeFi protocols or the Tron Network generally. In addition, it’s possible regulators or legislators could enact rules which restrict the use of MEV, which could diminish the popularity of the Tron Network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of TRX and the value of the Shares.

Due to the unregulated nature and lack of transparency surrounding the operations of TRX trading platforms, they may experience fraud, manipulation, security failures or operational problems, which may adversely affect the value of TRX and, consequently, the value of the Shares.

Digital asset trading platforms are relatively new and, in some cases, unregulated. Many operate outside the United States. Furthermore, while many prominent digital asset trading platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset trading platforms do not provide this information. Digital asset trading platforms may not be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset trading platforms, including prominent trading platforms that handle a significant volume of TRX trading.

Many digital asset trading platforms are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset trading platforms was false or noneconomic in nature, with specific focus on unregulated trading platforms located outside of the United States. Such reports alleged that certain overseas trading platforms have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on non-economic “wash trading” (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume trading platforms on which to list their coins. Although these reports concerned bitcoin, it is possible that similar concerns are present for TRX markets as well.

Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset trading platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period.

In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets. Although bitcoin and TRX are different assets, TRX prices may be subject to similar activity. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of digital assets and/or negatively affect the market perception of digital assets.

The TRX market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many TRX trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of TRX on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash trading may not be available to or employed by digital asset trading platforms, or may not exist at all.

TRX trading platforms may be exposed to fraud and manipulation.

The SEC has identified possible sources of fraud and manipulation in the TRX market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in TRX manipulating TRX pricing; (3) hacking of the Tron Network and trading platforms; (4) malicious control of the Tron Network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in TRX, new sources of demand for TRX) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether (for more information, see “Risk Factors—Risk Factors Related to Digital Assets—Prices of TRX may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at TRX trading platforms. The effect of potential market manipulation, front-running, wash trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto market and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders.

Over the past several years, some digital asset trading platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. While, generally speaking, smaller digital asset trading platforms are less likely to have the infrastructure and capitalization that make larger digital asset trading platforms more stable, larger digital asset trading platforms are more likely to be appealing targets for hackers and malware and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem, and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset trading platforms could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other trading platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset trading platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency trading platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their platform accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset trading platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset trading platform, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset trading platform, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe. The U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The potential consequences of a digital asset trading platform failure or failure to prevent market manipulation could adversely affect the value of the Shares. Manipulative trading or market abuse could create artificial or distorted prices, cause a loss of investor confidence in TRX, adversely impact pricing trends in TRX markets broadly, and cause losses from an investment in Shares of the Trust.

In addition, negative perception, a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in the Tron Network and result in greater volatility or decreases in the prices of TRX. Furthermore, the closure or temporary shutdown of a digital asset exchange used in calculating the Index may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset exchange’s failure could adversely affect the value of the Shares.

TRX trading platforms may be exposed to front-running.

TRX trading platforms on which TRX trades may be susceptible to “front-running,” which refers to the process when someone uses access to confidential information, or technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running can occur via manipulation of transaction validation and mining processes, or the theft or misappropriation of confidential information by insiders. To extent that front-running occurs in TRX markets, it may result in concerns as to the price integrity of digital asset exchanges and digital assets more generally.

TRX trading platforms may be exposed to wash trading.

TRX trading platforms on which TRX trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the global digital asset trading market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of TRX and/or negatively affect the market perception of TRX. If they were to affect trading at a trading platform which is used to calculate the Pricing Benchmark, they could cause the Trust’s NAV to be calculated incorrectly and cause Shareholders to suffer losses.

To the extent that wash trading either occurs or appears to occur in TRX trading platforms on which TRX trades, investors may develop negative perceptions about TRX and the digital assets industry more broadly, which could adversely impact the price of TRX and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset trading platforms at a relative competitive disadvantage.

Competition from central bank digital currencies and emerging payments initiatives involving financial institutions could adversely affect the value of TRX and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, TRX and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, TRX. As a result of any of the foregoing factors, the value of TRX could decrease, which could adversely affect an investment in the Trust.

Prices of TRX may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in and will not hold stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the TRX market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of TRX. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the TRX market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for TRX, could cause artificial rather than genuine demand for TRX, artificially inflating the price of TRX, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021 the New York Attorney General entered into an agreement with Tether’s operators, including Bitfinex, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators, Tether Holdings Limited, Tether Operations Limited, Tether Limited, and Tether International Limited, in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

Bitfinex also agreed to pay the CFTC a $1.5 million fine to settle charges that Bitfinex offered off-exchange leveraged, margined, or financed transactions involving cryptocurrencies with U.S. customers who were not eligible contract participants and accepted funds (including in the form of Tether stablecoins) and orders in connection with such illegal off-exchange transactions, triggering an obligation to register with the CFTC, which the CFTC order asserts it violated. The CFTC previously fined Bitfinex in 2016 on similar charges.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets. While USDC is designed to maintain a stable value at 1U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered Federal Deposit Insurance Corporation (“FDIC”) receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for TRX. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including TRX), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, or the removal or migration of prominent stablecoins away from the Tron Network, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the TRX market, and affect the value of TRX, and in turn impact an investment in the Shares. Given that Bitfinex may be a component of the Pricing Benchmark and Bitfinex and Tether are understood to be under common ownership and management, problems with Tether specifically could potentially affect pricing of transactions on Bitfinex or otherwise disrupt Bitfinex’s operations.

Competition from the emergence or growth of other digital assets or methods of investing in TRX could have a negative impact on the price of TRX and adversely affect the value of the Shares.

As of June 2026, TRX was the 8th largest digital asset by market capitalization, as tracked by CoinMarketCap.com. As of June 2026, the alternative digital assets tracked by CoinMarketCap.com had a total market capitalization of approximately $2.21 trillion (including the approximately $31.5 billion market cap of TRX), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. TRX faces competition from a wide range of digital assets, including bitcoin and ether. TRX is also supported by fewer regulated trading platforms than more established digital assets, such as bitcoin and ether, which could impact its liquidity. In addition, TRX is in direct competition to other smart contract platforms, such as Ethereum, Polkadot, Avalanche and Cardano. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as EOS, Tezos, Tron, and numerous others, could have a negative impact on the demand for, and price of, TRX and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Tron Network, may be the target of ill will from users of other digital asset networks. For example, in July 2016, the Solana Network underwent a contentious hard fork that resulted in the creation of a new digital asset network called Solana Classic. As a result, some users of the Solana Classic network may harbor ill will toward the Solana Network. If something similar were to occur with respect to the Tron Network, its users may attempt to negatively impact the use or adoption of the Tron Network.

Investors may invest in TRX through means other than the Shares, including through direct investments in TRX and other potential financial vehicles, possibly including securities backed by or linked to TRX and digital asset financial vehicles similar to the Trust, or other futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in TRX directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of TRX are formed and represent a significant proportion of the demand for TRX, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding TRX, could negatively affect the Index, the Trust’s TRX holdings, the price of the Shares, the net asset value of the Trust and the NAV.

Risks Associated with Investing in the Trust

Investment-Related Risks.

Investing in TRX and, consequently, the Trust, is speculative. The price of TRX is volatile, and market movements of TRX are difficult to predict. Supply and demand changes rapidly are affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objectives or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The NAV may not always correspond to the market price of TRX.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s TRX holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for shares are related, but not identical, to the supply and demand forces influencing the market price of TRX.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per share and the Trust will therefore maintain its intended fractional exposure to a specific amount of TRX per share.

Different from directly owning TRX.

The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased TRX directly. The differences in performance may be due to factors such as fees, transaction costs, proceeds from staking activities, and Pricing Benchmark tracking risk. Investors will also forgo certain rights conferred by owning TRX directly, such as the right to claim air drops. See “A Temporary or Permanent “Fork” or a “Clone” of the Tron Blockchain Could Adversely Affect the Value of the Shares.”

Pricing Benchmark tracking risk.

The Trust may not achieve the desired degree of correlation between its performance and that of the Pricing Benchmark and thus may not achieve its investment objectives. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences, differences in the timing of the addition or removal of constituent exchanges underlying the Pricing Benchmark or the cost to the Trust of complying with various new or existing regulatory requirements.

Liquidity risk.

The Trust’s and the Authorized Participants’ ability to buy or sell TRX may be adversely affected by limited trading volume, lack of a market maker, or legal restrictions. TRX is a novel digital asset with a limited trading history, and the market for TRX is significantly smaller and less liquid than the markets for more established crypto assets such as bitcoin and ether, which underlie other currently available exchange-traded products.

As of June 2026, TRX had a market capitalization of $31.5 billion and daily trading volume of approximately $560 million. Comparatively, bitcoin had a market capitalization of $1.29 trillion and daily trading volume of $26 billion and ether had a market capitalization of $209 billion with daily trading volume of $13 billion. Due to the smaller size and lower liquidity of the TRX market, it may be more difficult to execute large trades without significantly impacting the market price. For example, a large order in the TRX market may represent a higher percentage of the average daily trading volume compared to a similar order in the bitcoin or ether markets, increasing the risk of price slippage and market disruption. In periods of market stress or volatility, these risks may be further exacerbated, making it more challenging to liquidate positions at desired prices or to find suitable counterparties at a reasonable cost.

The Trust’s investment in TRX is highly concentrated, and the large size of the positions that the Trust may acquire could further increase the risk of illiquidity. If the Trust needs to liquidate its TRX holdings, it may incur greater losses than would be expected in more liquid markets such as those for bitcoin or ether. Any market disruption or illiquidity in the TRX market could therefore have a material adverse effect on the value of the Trust’s shares. It is also possible that a TRX spot market or governmental authority may suspend or restrict trading in TRX altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting TRX or other issues affecting counterparties.

The value of the Shares may be influenced by a variety of factors unrelated to the value of TRX.

The value of the Shares may be influenced by a variety of factors unrelated to the price of TRX and the TRX exchanges included in the Pricing Benchmark that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

•	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of TRX have been developed specifically for this product;

•	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

•	Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Tron Network may increase the potential for TRX to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

Authorized Participants’ (or their designees’) buying and selling activities associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

Authorized Participants may take long or short positions in TRX for hedging or other purposes and in some cases those positions may be substantial relative to the TRX market as a whole. Authorized Participants’ (or their designees’) purchase of TRX in connection with Basket creation orders may cause the price of TRX to increase, which will result in higher prices for the Shares. Increases in the TRX prices may also occur as a result of TRX purchases by other market participants who attempt to benefit from an increase in the market price of TRX when baskets are created. The market price of TRX may therefore decline immediately after Baskets are created.

Selling activity associated with sales of TRX by Authorized Participants (or their designees) in connection with redemption orders may decrease TRX prices, which will result in lower prices for the Shares. Decreases in TRX prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of TRX by Authorized Participants (or their designees) may have on the price of TRX, sales and purchases of TRX by similar investment vehicles (if developed) could impact the price of TRX. If the price of TRX declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their TRX exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket purchase and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient TRX liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of TRX, wide spreads between prices quoted on different TRX trading platforms, the closing of TRX trading platforms due to fraud, failures, security breaches or otherwise etc.), such conditions may make it difficult to purchase or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to TRX may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market

Arbitrage transactions intended to keep the price of Shares closely linked to the price of TRX may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of TRX to and by the Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of TRX, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Custodian, the closing of TRX trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Tron Network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying TRX may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.

Alternatively, in the case of a network outage or other problems affecting the Tron Network, the processing of transactions on the Tron Network may be disrupted, which in turn may prevent TRX Trading Counterparties from depositing or withdrawing TRX from their custody accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of TRX and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for TRX should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering TRX in return for Baskets, the price of Shares may diverge from the price of TRX.

The use of cash creations and redemptions, to the extent utilized by Authorized Participants, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of TRX and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

To the extent Authorized Participants effectuate creations and redemptions for cash, there may be delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves more complex operational steps (and therefore execution risk) than in-kind creation and redemption models. Such delays could cause the execution price associated with such trades to materially deviate from the Pricing Benchmark price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying TRX, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of TRX, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them to buy Shares at a price higher than the value of the underlying TRX held by the Trust or sell Shares at a price lower than the value of the underlying TRX held by the Trust, causing Shareholders to suffer losses.

The Authorized Participants serve in such capacity for several competing exchange-traded TRX products, which could adversely affect the Trust’s operations and the secondary market for the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. Some or all of the Trust’s Authorized Participants are expected to serve as authorized participants or market makers for one or more exchange-traded TRX products that compete with the Trust. This may make it more difficult to engage or retain Authorized Participants for the Trust. Furthermore, because there is no obligation on the part of the Authorized Participants to engage in creation and redemption or market making activities with respect to the Trust’s Shares, decisions by the Authorized Participants to not engage with the Trust or its Shares may result in a decline in the liquidity of the Shares and the price of the Shares may fluctuate independently of the price of Trust’s TRX (i.e., at a greater premium or discount to the Trust’s NAV).

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of TRX and other digital assets from other holders have occurred in the past. Because of the pseudonymous nature of the Tron Network, thefts can be difficult to trace, which may make TRX a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including, but not limited to, the Benchmark Provider, the Transfer Agent, the Marketing Agent, the Administrator, or the Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. The Sponsor believes that the Trust’s TRX held in the Trust’s account with the Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s TRX or private keys and will only become more appealing as the Trust’s assets grow. While the Trust, the Sponsor and the Custodian have implemented procedures to identify and or stop new security threats and expect to adapt to technological changes in the digital asset industry, to the extent such efforts are unsuccessful the Trust’s TRX may be subject to theft, loss, destruction or other attack.

Additionally, access to the Trust’s TRX could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s TRX. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Custodian, the private keys (and therefore TRX) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Custodian, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account with the Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor and the Trust’s service providers have established business continuity plans and systems that they respectively believe are reasonably designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result, see “Liability and Indemnification” and “Material Contracts” below.

If the Trust’s holdings of TRX are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Trust’s Custodian has limited liability to the Trust, which could adversely affect the Trust’s ability to seek recovery from them, even when the Custodian’s actions or failure to act are the cause of the Trust’s loss.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s TRX. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement without the consent of the Shareholders.

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. Such notice may be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports. Shareholders that are not registered owners (which most Shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the Prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement and Sponsor Agreement as amended without specific agreement to such increase.

The Trust’s risk management processes and policies may prove to not be adequate to prevent any loss of the Trust’s TRX.

Custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios. The Sponsor is continuing to monitor and evaluate the Trust’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. The Trust does not normally interact with any digital asset trading platforms, and the Trust’s TRX is held in one or more cold storage wallets with the Custodian, a national banking association chartered by the United States Office of the Comptroller of the Currency, pursuant to an express custodial relationship. The Sponsor believes that the security procedures that the Sponsor and the Custodian utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust’s TRX from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of security procedures that the Sponsor and Custodian employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust. Notwithstanding the above, the Sponsor and the Custodian are responsible for their own gross negligence, willful misconduct or bad faith. In the event that the Trust’s risk management processes and policies prove to not be adequate to prevent any loss of the Trust’s TRX and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.

The Custodian could become insolvent or become subject to a receivership or bankruptcy proceeding, which may result in a loss of or delay in access to Trust assets.

If the Custodian becomes insolvent or subject to a receivership or bankruptcy proceeding, the Trust’s operations may be adversely affected, and there is a risk that the insolvency, receivership or bankruptcy of the Custodian may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets.

The Trust’s assets will be held in one or more accounts maintained for the Trust by the Custodian. Given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy or receivership proceeding of an entity such as the Custodian, in the event of an insolvency, receivership or bankruptcy proceeding with respect to the Custodian, there is a risk that the Trust’s assets may be considered the property of the bankruptcy estate of the Custodian, and that customers of the Custodian – including the Trust – may be at risk of being treated as general unsecured creditors of the Custodian and subject to the risk of total loss or markdowns on value of such assets. Moreover, even if the Trust’s assets ultimately are not treated as part of the Custodian’s bankruptcy estate, the automatic stay could apply until the bankruptcy court made such a determination, and the limited precedent and fact-dependent nature of the determination could delay or preclude the return of such assets to the Trust. Further, the bankruptcy court may permit the Custodian to retain possession or custody of its customers’ assets until any claims the estate may have against the customers (including the Trust) are resolved.

An actual or perceived business failure or interruption, default, failure to perform security breach or other problems affecting the Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders.

Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

The Cash Custodian is necessary to facilitate the creation and redemption of Baskets (in exchange for cash subscriptions by Authorized Participants, or in exchange for redemptions of Shares by Authorized Participants), and other cash movements, including in connection with the purchase of TRX by the Sponsor to effectuate subscriptions for cash and the selling of TRX to effect redemptions for cash and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to effect the liquidation of the Trust’s TRX. The Trust relies on the Cash Custodian to hold any cash related to the purchase or sale of TRX. To the extent that the Trust or Sponsor face difficulty establishing or maintaining banking relationships, the loss of the Trust’s banking partners, including the Cash Custodian, or the imposition of operational restrictions by these banking partners and the inability of the Trust to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust could be unable to establish accounts at new banking partners, or that the banks with which the Trust is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds customer cash, including the Cash Custodian, fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. If the Cash Custodian were to experience financial distress or its financial condition is otherwise affected, the Cash Custodian’s ability to provide services to the Trust could be affected. Moreover, the future failure of the Cash Custodian or other bank at which the Trust maintains cash could result in losses to the Trust, to the extent the balances are not covered by deposit insurance. As a result, the Trust could suffer losses.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with TRX and digital assets. By concentrating its investment strategy solely in TRX, any losses suffered as a result of a decrease in the price of TRX can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Several factors may affect the Trust’s ability to achieve its investment objectives on a consistent basis.

There can be no assurance that the Trust will achieve its investment objectives. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objectives include: (1) Authorized Participants’ ability to purchase and sell TRX in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Tron Network; (3) the TRX market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which TRX trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.

The amount of TRX represented by the Shares will change over time.

Each outstanding Share represents a fractional, undivided interest in the TRX held by the Trust. The Trust is expected to generate income from the Staking Program on the one hand and transfers of TRX to pay for the Sponsor Fee and other liabilities on the other hand. Therefore, the amount of TRX represented by each Share will gradually change over time, and may increase to the extent the proceeds of the Staking Program exceed the Sponsor Fee and other expenses, and may decrease to the extent of any distributions of Trust income. Assuming a constant TRX price, the trading price of the Shares is expected to gradually change relative to the price of TRX as the amount of TRX represented by the Shares gradually changes.

Shareholders should be aware that the gradual change in the amount of TRX represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of TRX.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Trust in reaching the market and the fee structure of the Trust relative to similar products may have a detrimental effect on the scale and sustainability of the Trust. The Sponsor’s competitors may be able to launch similar products to the Trust before the launch of the Trust due to, for example, the satisfaction of all regulatory requirements required to launch before the Trust is able to do so. Accordingly, the Sponsor’s competitors may commercialize a product involving TRX more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust (i.e., revenues that would commercially justify the Sponsor continuing to devote time and resources to the operation of the Trust), which in turn could cause the Sponsor to dissolve and terminate the Trust.

In addition, to the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements and other Extraordinary Expenses that are not Sponsor-paid Expenses, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s TRX.

The Sponsor could decide to replace the Custodian as the custodian of the Trust’s TRX, or the Custodian may cease providing the custodial services necessary for the Trust’s normal operations. For example, the Trust’s custodian may become insolvent and enter bankruptcy or receivership proceedings, or discontinue business operations with little or no warning to the Sponsor or the Trust. Transferring maintenance responsibilities of the Trust’s account with the Custodian to another party will likely be complex and could subject the Trust’s TRX to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custodial Services Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s TRX.

Limited recourse.

The Custodian has limited liability for any loss, claim, or damage to the Trust, impairing the ability of the Trust to recover losses relating to its TRX and any recovery may be limited, except to the extent of a final, non-appealable judicial determination that such loss, claim or damage directly resulted from the gross negligence, willful misconduct or fraud of the Custodian. In addition, the Custodian is generally not be liable for any loss caused, directly or indirectly, by the failure of the Trust to adhere to the Custodian’s policies and procedures that have been disclosed to the Trust, a force majeure event or certain actions determined by the Custodian to be necessary or advisable to inspect and protect the security of the Trust’s assets. Furthermore, the Custodian is generally not liable for a loss caused, directly or indirectly, by any failure or delay to act by any service provider to the Custodian or any system failure (other than a system failure caused by the gross negligence, willful misconduct or fraud of the Custodian or the Custodian’s affiliates), that prevents the Custodian from fulfilling its obligations.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent fraud, gross negligence, bad faith or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.

The Benchmark Provider has limited liability relating to the use of the Pricing Benchmark, impairing the ability of the Trust to recover losses relating to its use of the Pricing Benchmark. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark or index calculation, errors, omissions or interruptions of any index or any data included therein. The Pricing Benchmark could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The calculation agent also has limited liability, impairing the ability of the Trust to recover losses relating to the calculation of the Pricing Benchmark.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent or the Custodian.

Each of the Sponsor, the Trustee, the Transfer Agent and the Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent or the Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the TRX holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding TRX. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of TRX. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Extraordinary Expenses that would be borne by the Trust through the sale or transfer of its TRX and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer TRX may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its TRX. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Unforeseeable risks.

TRX has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the TRX market, including advancements in the underlying technology, changes to TRX may expose investors in the Trust to additional risks which are impossible to predict.

The Sponsor’s policies and procedures may not fully mitigate the risk of conflicts of interest.

The Sponsor does not have operating practices that require personnel to pre-clear personal trading activity in which TRX is the referenced asset. In general, pre-clearance policies prohibit employees and agents from engaging in certain personal trading activity without first obtaining pre-clearance of the transaction from the firm’s chief compliance officer, chief financial officer, or some senior officer with similar responsibilities.

Without implementing pre-clearance requirements, the Sponsor may not be able to fully mitigate the risk of conflicts of interest or avoid the appearance of impropriety in connection with the purchase and sale of TRX. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor, or its affiliates will refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor.

This risk is present in traditional financial markets and is not unique to TRX. If such employees or others affiliated with the Sponsor engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Sponsor and its affiliates could be the target of civil or criminal fines, penalties, punishments, or other regulatory sanctions or lawsuits or could be the target of an investigation. Any of these outcomes could cause the Trust and Shareholders to suffer harm.

The Sponsor and its affiliates may also participate in transactions related to TRX, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the TRX held by the Trust and, consequently, on the market value of TRX.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

●	the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

●	the Trust has agreed to indemnify the Sponsor, the Trustee and their respective affiliates pursuant to the Trust Agreement;

●	the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

●	the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

●	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

●	affiliates of the Sponsor may start to have substantial direct investments in TRX, or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the Pricing Benchmark price and, in turn, the value of the Shares; and

●	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.

Risks Associated with the Pricing Benchmark

The Pricing Benchmark has a limited history.

The Pricing Benchmark was launched in June 2026. The Pricing Benchmark has a limited history and its value calculated using trading price data from the Constituent Platforms. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess Pricing Benchmark’s performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Pricing Benchmark, including the Constituent Platforms that contribute prices to the Trust’s NAV. There is no guarantee that the methodology currently used in calculating the Pricing Benchmark will appropriately track the price of TRX in the future. The Benchmark Provider does not have any obligation to take into consideration the needs of the Trust or the Shareholders in determining, composing, or calculating the Pricing Benchmark or in the selection of the Constituent Platforms used. The Constituent Platforms are chosen by the Benchmark Provider.

Although the Pricing Benchmark is intended to accurately capture the market price of TRX, third parties may be able to purchase and sell TRX on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. Moreover, there may be variances in the price of TRX on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmark provides a U.S. dollar-denominated price of TRX based on the spot price of TRX on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform may not be equal to the price of TRX as represented by the Pricing Benchmark. It is possible that the price of TRX on the Constituent Platforms could be materially higher or lower than the Pricing Benchmark price. To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Platform, or from the global market price of TRX, the price of the Shares may no longer track, whether temporarily or over time, the global market price of TRX, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of TRX. To the extent such prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of TRX, which could adversely affect the value of the Shares.

The pricing sources (Constituent Platforms) used by the Pricing Benchmark are digital asset trading venues that facilitate the buying and selling of TRX and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or the CFTC and they do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of TRX may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of TRX used in Pricing Benchmark calculations and, therefore, could adversely affect the TRX price as reflected by the Pricing Benchmark. The Benchmark Provider may remove or add Constituent Platforms in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the Pricing Benchmark, see “THE TRUST AND TRX PRICES—The Pricing Benchmark.”

The Pricing Benchmark is based on various inputs which may include price data from various third-party digital asset trading platforms. The Benchmark Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

The Trust utilizes the Pricing Benchmark to establish its NAV and NAV per Share. In the event that the Pricing Benchmark is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact an investment in the Shares or the Trust’s operations.

Although the Pricing Benchmark is designed to accurately capture the market price of TRX, third parties may be able to purchase and sell TRX on public or private markets not included among the Constituent Platforms of the Pricing Benchmark, and such transactions may take place at prices materially higher or lower than the level of the Pricing Benchmark used to establish the NAV. To the extent such prices differ materially from the level of the Pricing Benchmark used to establish the NAV, investors may lose confidence in the Shares’ ability to track the market price of TRX, which could adversely affect an investment in the Shares.

The Benchmark Provider could experience systems failures or errors.

If the computers or other facilities of the Benchmark Provider, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Pricing Benchmark may be delayed. Errors in Pricing Benchmark data, the Pricing Benchmark computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to errors in the Pricing Benchmark, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Pricing Benchmark is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Pricing Benchmark’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

If the Pricing Benchmark is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. If the Pricing Benchmark is not available, or if the Sponsor determines, in its sole discretion, that the Pricing Benchmark does not reflect an accurate TRX price, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value TRX, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models. Pursuant thereto, the Sponsor expects to utilize the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date. For more information regarding the Sponsor’s process for identifying the Trust’s principal trading market, see “The Calculation of NAV.” In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” TRX will be a common occurrence.

To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of TRX, the price of the Shares may no longer track, whether temporarily or over time, the global market price of TRX, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of TRX. To the extent such prices differ materially from the market price for TRX, investors may lose confidence in the Shares’ ability to track the market price of TRX, which could adversely affect the value of the Shares. The Sponsor does not anticipate that the need to “fair value” TRX will be a common occurrence.

The Pricing Benchmark could fail to track the global TRX price, and a failure of the Pricing Benchmark could adversely affect the value of the Shares.

Although the Pricing Benchmark is intended to accurately capture the market price of TRX, third parties may be able to purchase and sell TRX on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. Moreover, there may be variances in the price of TRX on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmark provides a U.S. dollar-denominated composite for the price of TRX based on the volume-weighted price of TRX on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the price of TRX as represented by the Pricing Benchmark. It is possible that the price of TRX on the Constituent Platforms could be materially higher or lower than the Pricing Benchmark price. To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Platform, or from the global market price of TRX, the price of the Shares may no longer track, whether temporarily or over time, the global market price of TRX, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of TRX. To the extent such prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of TRX, which could adversely affect the value of the Shares.

The Sponsor can discontinue using the Pricing Benchmark and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objectives and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of TRX differs materially from the global market price of TRX and/or that third parties are able to purchase and sell TRX on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The Pricing Benchmark price used to calculate the value of the Trust’s TRX may be volatile, adversely affecting the value of the Shares.

The price of TRX on public digital asset trading platforms has a limited history, and during this history, TRX prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Pricing Benchmark is designed to limit exposure to the interruption of individual digital asset trading platforms, the Pricing Benchmark price, and the price of TRX generally, remains subject to volatility experienced by digital asset exchanges, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset trading platforms is limited, the Pricing Benchmark will necessarily be composed of a limited number of digital asset trading platforms. If a digital asset trading platform were subjected to regulatory, volatility or other pricing issues, the Benchmark Provider would have limited ability to remove such digital asset trading platform from the Pricing Benchmark, which could skew the price of TRX as represented by the Pricing Benchmark. Trading on a limited number of digital asset trading platforms may result in less favorable prices and decreased liquidity of TRX and, therefore, could have an adverse effect on the value of the Shares.

The Pricing Benchmark price being used to determine the NAV of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s NAV determined using the Pricing Benchmark pricing.

The Trust will determine the NAV of the Trust on each business day based on the value of TRX as reflected by the Pricing Benchmark. The methodology used to calculate the Pricing Benchmark price to value TRX in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor Fee and other expenses borne by the Trust will be determined using the Trust’s NAV determined daily based on the Pricing Benchmark. Such NAV of the Trust determined using the Pricing Benchmark price may differ, in some cases significantly, from the NAV reported in the Trust’s periodic financial statements.

Risks Related to Pricing.

The Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Pricing Benchmark. The price of TRX in U.S. dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s TRX holdings as reflected in the Pricing Benchmark. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility; trading activity; the closing of TRX trading platforms due to fraud, failure, security breaches or otherwise; and the fact that supply-and-demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply-and-demand forces influencing the market price of TRX.

Shareholders also should note that the size of the Trust in terms of total TRX held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s TRX holdings or TRX holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Regulatory Risk

Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of TRX or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of TRX, mining activity, digital wallets, the provision of services related to trading and custodying TRX, the operation of the Tron Network, or the digital asset markets generally.

There is a lack of consensus regarding the regulation of digital assets, including TRX, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors.

Ongoing and future regulatory actions with respect to digital assets generally or TRX in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including TRX and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

In August 2021, the previous chair of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and TRX held by the Trust specifically.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. On March 17, 2026, the SEC and the CFTC jointly issued an interpretive release titled “Application of the Federal Securities Laws to Certain Types of Crypto Assets and Certain Transactions Involving Crypto Assets.” This interpretive release established a five-category digital asset taxonomy. While this interpretive release provides significant regulatory clarity regarding the status of digital assets, including TRX, it is an interpretive rule and not binding law, and there can be no assurance that the SEC will not modify, supersede, or withdraw this interpretation in the future.

In May 2025, the staff of the Division of Trading and Markets of the SEC released guidance in the form of frequently asked questions relating to crypto asset activities. The SEC staff’s guidance addressed several key points for broker-dealers acting as Authorized Participants. According to the guidance, broker-dealers may custody non-security crypto assets and may treat crypto asset securities as being held at a permissible “control location” under Exchange Act Rule 15c3-3(c). The guidance also clarified that broker-dealers may conduct non-security crypto asset businesses, including facilitating transactions in crypto asset securities that settle in crypto rather than cash. In addition, broker-dealers may hold crypto assets as proprietary positions for net capital purposes, subject to applicable haircuts and other limitations. Furthermore, the SEC staff indicated that broker-dealers may engage in in-kind creations and redemptions for spot crypto exchange-traded products. However, this guidance is non-binding, and may be modified, superseded, or withdrawn at any time without notice, as emphasized in the guidance. Additionally, there is no guarantee that Authorized Participants will actually transact in-kind at all despite this guidance.

In 2025, Congress undertook significant legislative efforts to address the rapidly evolving landscape of digital assets and cryptocurrencies, culminating in the passage of two landmark bills: the Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”) and the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”). These legislative actions represent the first comprehensive federal frameworks for the regulation of digital assets and stablecoins in the United States.

The CLARITY Act, which was passed by the House of Representatives but awaits consideration by the Senate, was designed to resolve longstanding regulatory uncertainty regarding the classification and oversight of digital assets. The CLARITY Act establishes a clear framework for distinguishing between digital assets that are securities, commodities, or payment stablecoins. It delineates the respective jurisdictions of the SEC and the CFTC, granting the CFTC exclusive authority over “digital commodities” and the SEC authority over “digital securities.” The CLARITY Act also introduces criteria for determining when a digital asset is sufficiently decentralized to be treated as a commodity rather than a security.

In addition, the CLARITY Act imposes registration requirements and operational standards for digital asset intermediaries, including exchanges, brokers, and dealers. It mandates consumer protection measures, anti-money laundering (AML) and countering the financing of terrorism (CFT) compliance, and enhanced disclosure obligations. The Act aims to foster innovation while providing market participants with greater regulatory certainty and aligning U.S. policy with emerging international standards.

It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and TRX held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed an $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling TRX and therefore may adversely affect the price of TRX and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether TRX that has been associated with such addresses in the past can be easily sold. This “tainted” TRX may trade at a substantial discount to untainted TRX. Reduced fungibility in the TRX markets may reduce the liquidity of TRX and therefore adversely affect their price.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of TRX and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Tron Network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. For example, “privacy pools,” zero knowledge proofs, and other technologies that could enhance privacy have been discussed by participants in the digital asset industry. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Solana wallet addresses associated with the protocol to its Specially Designated Nationals list. On October 19, 2023, FinCEN published a proposed rulemaking to apply the authorities in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in convertible virtual currency (“CVC”) transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term “CVC mixing” covers more than just transactions that involve CVC mixers like Tornado Cash, and seemingly could cover a broader range of conduct involving technologies, services, or methods that have the effect of obfuscating the source, destination, or amount of a CVC transaction, whether or not the obfuscation was intentional. If the rule were to be adopted as proposed and if the Tron Network were to be deemed to or were to adopt features which come within the rule’s ambit, it could cause covered financial institutions – such as many virtual currency exchanges, or the Trust’s service providers, such as the Cash Custodian – to reduce support for or cease offering services for TRX or to the Trust, which could impair the utility of TRX, the value of the Shares and the Trust’s ability to operate in compliance with new laws and regulations.

Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of TRX and related products and services continues to evolve, may take many different forms and will, therefore, impact the Tron Network and TRX and their usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for TRX businesses to provide services, which may impede the growth of the TRX economy and have an adverse effect on consumer adoption of TRX. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

Changes to current regulatory determinations of TRX’s status under federal or state securities laws, changes to regulations surrounding TRX futures or related products, or actions by a U.S. or foreign government or quasi-governmental agency exerting regulatory authority over TRX, the Tron Network, TRX trading, or related activities impacting other parts of the digital asset market, may adversely impact TRX and therefore may have an adverse effect on the value of an investment in the Trust.

The Trust is not a registered investment company and is not subject to the Commodity Exchange Act.

The Trust is not a registered investment company subject to the Investment Company Act. Consequently, Shareholders of the Trust do not have the regulatory protections provided to Shareholders in registered and regulated investment companies, which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates. Further, the Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. The Trust will not engage in “retail commodity transactions”— any TRX transaction entered into on a leveraged, margined or financed basis (as described above). Such transactions are deemed to be commodity futures under the Commodity Exchange Act and subject to CFTC jurisdiction. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act. Consequently, Shareholders will not have the regulatory protections provided to Shareholders in Commodity Exchange Act-regulated instruments or commodity pools.

Trading on digital asset trading platforms outside the United States is not subject to U.S. regulation and may be less reliable than U.S. trading platforms.

To the extent any of the Trust’s trading is conducted on digital asset trading platforms outside the United States, trading on such trading platforms is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. trading platforms. Certain foreign markets may be more susceptible to disruption than U.S. trading platforms. These factors could adversely affect the performance of the Trust.

Future legal or regulatory developments may negatively affect the value of TRX or require the Trust or the Sponsor to become registered with the SEC or CFTC, which may cause the Trust to liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which TRX are treated for classification and clearing purposes. In particular, TRX itself in the future might be classified by the CFTC as a “commodity interest” under the CEA, subjecting all transactions in TRX to full CFTC regulatory jurisdiction. Alternatively, in the future TRX might be classified by a court as a “security” under U.S. federal securities laws. The Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of TRX under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

The SEC has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and the outcome is difficult to predict. If TRX is in the future determined to be offered and sold as a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it would likely have material adverse consequences for the value of TRX. For example, it may become more difficult or impossible for TRX to be traded, cleared and custodied in the United States as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of TRX and cause users to migrate to other digital assets.

To the extent that TRX is determined to be offered and sold as a security, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s TRX at a time that is disadvantageous to Shareholders.

To the extent that TRX is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s TRX at a time that is disadvantageous to Shareholders.

It may be illegal now, or in the future, to acquire, own, hold, sell or use TRX in one or more countries, and ownership of, holding or trading in the Shares may also be considered illegal and subject to sanction.

Although currently TRX is not regulated or is lightly regulated in most countries, including the United States, one or more countries such as China, India or Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use TRX or to exchange TRX for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

As described below under “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust and amounts realized in connection with the use of TRX (including in the Staking Program), or the sale of TRX to pay Trust expenses or facilitate redemption transactions. The Trust does not anticipate making distributions to Shareholders, so any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. Sales of TRX to fund cash redemptions are expected to result in gains or losses, with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the TRX and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the TRX held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder. Shareholders receiving a redemption in-kind will not generally be taxed on the distribution in-kind. If a Shareholders sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The tax treatment of TRX and transactions involving TRX for United States federal income tax purposes may change.

Under current IRS guidance, TRX is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in TRX in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which TRX is exchanged and the taxpayer’s basis in the TRX. However, because TRXX is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in TRX or in transactions relating to investments in TRX may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of TRX may have a negative effect on prices of TRX and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving TRX. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in TRX or in transactions relating to investments in TRX is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The tax treatment of TRX and transactions involving TRX for state and local tax purposes is not settled.

Because TRX is a new technological innovation, the tax treatment of TRX for state and local tax purposes, including, without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of TRX for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of TRX may have negative consequences, including the imposition of a greater tax burden on investors in TRX or the imposition of a greater cost on the acquisition and disposition of TRX generally. Any such treatment may have a negative effect on prices of TRX and may adversely affect the value of the Shares.

The treatment of staking for tax purposes is still developing.

As a grantor trust, there are limitations on the types of activities that the Trust can undertake. For example, the Trust cannot make investment decisions to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision. If staking is viewed as a passive investment activity it would be permissible for the Trust. If staking is viewed as some other type of activity, the staking may affect the Trust’s classification as a grantor trust. Validation is generally associated with staking. Validation is a service. If the Trust were viewed as providing validation services, the Trust would be reclassified as a partnership or a corporation. If the Trust were reclassified as a partnership, a more complex reporting regime would apply, and Shareholders would receive a Form K-1. If the Trust were reclassified as a corporation, the Trust would be subject to corporate level tax, and the Shareholder’s return on investment is likely to be affected.

A Hard “Fork” of the Tron Blockchain Could Result in the Trust Incurring a Tax Liability.

If a hard fork occurs in the Tron Blockchain, the Trust could temporarily hold both the original TRX and the alternative new TRX. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. Moreover, if such an event occurs, the Trust Agreement provides that the Sponsor shall have the discretion to determine whether the original or the alternative asset shall constitute TRX. The Trust shall treat whichever asset the Sponsor determines is not TRX as Incidental Rights or IR Virtual Currency, which it has committed to irrevocably abandon.

The Ruling & FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders (as defined under “United States Federal Income Tax Consequences” below) should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a Non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of Incidental Rights or IR Virtual Currency. The Sponsor has committed to cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. However, there can be no assurance that these abandonments would be treated as effective for U.S. federal income tax purposes, or that the Sponsor will continue to cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency if there are future regulatory developments that would make it feasible for the Trust to retain those assets.

The receipt, distribution and/or sale of the alternative TRX may cause Shareholders to incur a United States federal, state, and/or local, or non-U.S., tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns they would not otherwise be required to prepare and file.

Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences.

IRS guidance on digital assets does not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of cash in connection with the Sponsor’s sale of an IR Right and/or IR Asset and contributing such cash back to the Trust.

The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

The Trust is intended to be a grantor trust for Federal income tax purposes. A grantor trust is not permitted to change the investment of the Shareholders to take advantage of market fluctuations. Thus, the Sponsor may allow the Trust to hold when an actively managed fund would sell. The Sponsor may distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, a fund treated as a grantor trust may not participate in trading or lending activity without raising a risk of change in status. This means that the returns of the Trust may be less than a successfully actively managed fund.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under the market symbol “TRXS.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the TRX spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

TRX is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where TRX trade. In a highly volatile market, or if one or more spot markets supporting the TRX market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor relies heavily on key personnel.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustee and the Sponsor.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objectives.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, or if the trust experiences excessive withdrawals, then the Trust could be terminated and liquidated at the direction of the Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust. When determining whether such an emergency exists, the Sponsor may consider, among other things, the overall impact such emergency has had on price, volume, volatility and liquidity in TRX markets; the Sponsor’s view on the how long such emergency will persist; and the Sponsor’s view on whether such emergency is likely to ease or worsen. An emergency could include situations where the Trust is unable to transact in TRX or where the Trust is unable to value its TRX holdings, such as a circumstance where a digital asset trading platform experiences technical failure, power outage, network error or other circumstance resulting in a market-wide halt to trading, or the Trust is unable to access the TRX in the Trust TRX Account at the Custodian due to technical or operating issues at the Trust or the Custodian. Such disruptions may have an effect on overall TRX liquidity or cause price spreads of TRX to widen, which may have a detrimental effect on the value of the Shares.

In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV calculation.

If the Pricing Benchmark is not available or the Sponsor determines, in its sole discretion, that the Pricing Benchmark should not be used, the Trust’s TRX investments may be valued using techniques other than reliance on the price established by the Pricing Benchmark. The value established by using the Pricing Benchmark may be different from what would be produced through the use of another methodology. TRX valued using techniques other than those employed by the Pricing Benchmark, including TRX investments that are “fair valued,” may differ from the value established by the Pricing Benchmark.

The Trust Agreement includes provisions that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.

Under the Trust Agreement, Shareholders generally have no voting rights and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement) of one another and (ii) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10.0% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

THE TRUST AND TRX PRICES

Overview of the Trust

The Trust’s primary investment objective is to seek to provide exposure to the price of TRX held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional TRX through its participation in the Staking Program (the “Staking Program”) administered by the Sponsor, in which staking rewards will be earned through the validation of transactions in the Tron network’s (the “Tron Network”) proof-of-stake (“PoS”) process. In seeking to achieve its investment objectives, the Trust will hold TRX and establish its net asset value (“NAV”) by reference to the CoinDesk Tron Benchmark Rate 60m NY Rate (“Pricing Benchmark”). TRX will be the only digital asset held by the Trust.

The Sponsor believes that the Trust will provide a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that use TRX by investing in the Shares rather than purchasing, holding and trading TRX directly. The latter alternative would require an investor to acquire TRX by selecting a digital asset trading platform and opening an account or arranging a private transaction, and initiating a fiat transaction to initiate or settle such acquisition. An investor would then also be required to custody such TRX by selecting a retail or institutional custodial platform or establishing a personal computer or hardware security module-based system capable of transacting directly on the blockchain, and incurring the risk associated with cybersecurity and maintaining a private key that is irrecoverable if lost, among other difficulties.

The Pricing Benchmark

The net assets of the Trust and its Shares are valued on a daily basis with reference to the Pricing Benchmark as of 4:00 p.m. ET, which integrates spot market prices from various digital asset trading platforms. The Pricing Benchmark is designed to reflect the performance of TRX in U.S. dollars. The Trust uses the Pricing Benchmark to calculate its NAV, which is the aggregate U.S. dollar value of TRX in the Trust, based on the Pricing Benchmark, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objectives and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of TRX differs materially from the global market price of TRX and/or that third parties are able to purchase and sell TRX on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

Pricing Benchmark Methodology

The Pricing Benchmark is a U.S. dollar-denominated composite reference rate for the price of TRX. The Pricing Benchmark is designed to (1) mitigate the effects of fraud, manipulation and other anomalous trading activity from impacting the TRX reference rate, (2) provide a volume-weighted fair value of TRX and (3) appropriately handle and adjust for non-market related events.

The Benchmark Price is determined by the Benchmark Provider through a process in which trade data is cleansed and compiled in such a manner as to algorithmically reduce the impact of anomalistic or manipulative trading. This is accomplished by adjusting the weight of each data input based on price deviation relative to the observable set, as well as recent and long-term trading volume at each venue relative to the observable set. The Benchmark Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements.

Determination of the Benchmark Price

The Benchmark Price is determined by producing a time-weighted average price (“TWAP”) of the CoinDesk Tron Benchmark Rate (the “Underlying Index”) by using the closing minute values between 3:00 pm and 4:00 pm New York time. The Reference Index applies an algorithm to the price of TRX on the Constituent Platforms calculated on a per second basis over a 24-hour period.

The Underlying Index

The Underlying Index is designed to represent the fair market price of TRX in US dollars by aggregating real trading data from multiple cryptocurrency exchanges. The calculation is based on a 24-hour volume-weighted average price, with additional adjustments to ensure accuracy, reliability, and resistance to manipulation.

To determine the rate, the Underlying Index collects every individual TRX-USD and TRX-USDC trade from the Constituent Platforms. Each trade record includes the price at which TRX was traded for USD (or stablecoin equivalent), the amount (volume) of TRX traded, the exact time the trade occurred, and the Constituent Platform where the trade took place.

The system gathers trade data in real time, updating the Underlying Index every time a new TRX-USD and TRX-USDC trade is reported by any of the Constituent Platform. For each exchange, the system looks at all TRX-USD and TRX-USDC trades that occurred in the past 24 hours. Each trade’s price is multiplied by the amount of TRX traded, giving more influence to larger trades. The sum of all these “price x volume” values is divided by the total volume traded in the 24-hour period, producing a volume-weighted average price for each Constituent Platform.

Once the volume-weighted average prices are calculated for all Constituent Platforms, the Underlying Index combines them, with each Constituent Platform’s contribution to the final rate weighted according to its trading volume. This means that Constituent Platform with more trading activity have a greater influence on the final rate. If a Constituent Platform has not reported a recent trade, its influence on the Underlying Index is reduced over time, ensuring the Underlying Index reflects the most current market conditions. The methodology also includes an outlier detection step; if a Constituent Platform’s price is significantly different from the others, its influence is reduced or removed to prevent distortion of the index.

Selection of Constituent Platforms

To determine which Constituent Platforms are included in the Underlying Index, a structured and multi-step methodology is followed to ensure that only the most reliable and representative trading venues are selected. The process begins by establishing a broad universe of potential platforms, which includes all cryptocurrency exchanges that meet the baseline eligibility criteria set out in the CoinDesk Digital Asset Policy Methodology. These criteria require that an exchange must be classified as either Category 1 or Category 2, with Category 1 generally referring to U.S.-licensed exchanges and Category 2 to non-U.S. licensed exchanges that still meet certain standards. There must be at least two Category 1 exchanges included, ensuring a foundation of regulated and reputable platforms.

From this initial universe, further quantitative filters are applied. Each exchange’s trading volume for the relevant currency pair over the prior three months is measured as a percentage of the total trading volume across all eligible exchanges. For exchanges already contributing to the Underlying Index, a minimum of 2% of total volume is required, while new or non-contributing exchanges must meet a 3% threshold. Additionally, only exchanges that support direct USD-denominated or USDC-denominated trading for the asset in question are considered. Any exchange that has been specifically excluded under the policy methodology is automatically ineligible.

Once the eligible universe is established, exchanges are ranked by their three-month trading volume. The two highest-ranked Category 1 exchanges are selected first. If there are not enough Category 1 exchanges meeting the volume requirement, the threshold is relaxed until two are included. The remaining Constituent Platforms are then chosen based on overall trading volume, up to a maximum of eight platforms in total. If, after this process, there are fewer than three eligible exchanges, the volume requirements are further relaxed to ensure a minimum of three Constituent Platforms are included. In rare cases where even these relaxed standards cannot be met, the Index Committee will determine the appropriate course of action, which may include further adjustments or, if necessary, the removal of the index.

This methodology ensures that the Underlying Index is constructed from a universe of exchanges that are not only active and liquid, but also meet high standards for regulatory compliance and operational integrity. The process is reviewed and updated quarterly, with ongoing monitoring to address any anomalies or disruptions, thereby maintaining the accuracy and reliability of the index over time.

As of June 2026, the digital asset trading platforms included in the Underlying Index were Binance, Kraken, Bullish, Bybit, OKX, Gate.io, and Bitstamp. The Sponsor and the Trust reasonably believe each of these digital asset trading platforms are in material compliance with applicable licensing requirements based on the trading platform category and jurisdiction, and maintain practices and policies designed to comply with AML and KYC regulations.

The below table reflects the aggregate TRX trading volume in U.S. dollars (including stablecoins), and aggregate market share of the TRX-U.S. dollar trading pairs (including stablecoins) of each of the Constituent Platforms included in the Underlying Index as of June 23, 2026:

Digital Asset Trading Platforms included in the Underlying Index as of June 23, 2026	TRX Pair	Volume ($)	Market Share(1)
Binance	USDC	2,838,963.49%
Kraken	USD	741,623.13%
Bullish	USD	654,868.11%
Bybit	USDC	116,403.02%
Bullish	USDC	84,344.01%
OKX	USD	81,223.01%
Gate.io	USDC	32,256.01%
OKX	USDC	1212	>.01%
Bitstamp	USD	111	>.01%
Total TRX-U.S. Dollar trading pairs (including stablecoins)		4,551,003.79%

(1)	Market share is calculated using trading volume (in TRX) provided by the Benchmark Provider.

The domicile, regulation and legal compliance of the digital asset trading platforms included in the Underlying Index varies. Information regarding each digital asset trading platform may be found, where available, on the websites for such digital asset trading platforms, among other places.

Although the Pricing Benchmark and the Underlying Index are designed to accurately capture the market price of TRX, third parties may be able to purchase and sell TRX on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Benchmark Price. Moreover, there may be variances in the prices of TRX on the various digital asset trading platforms, including as a result of differences in fee structures or administrative procedures on different digital asset trading platforms. To the extent such prices differ materially from the Benchmark Price, investors may lose confidence in the Shares’ ability to track the market price of TRX.

Pricing Benchmark Disclaimer

COINDESK® and CoinDesk Tron Benchmark 60m NY Rate (the “Pricing Benchmark”) are trade or service marks of CoinDesk Indices, Inc. (with its affiliates, “CDI”) and/or its licensors. CDI or CDI’s licensors own all proprietary rights in the Data.

CDI is not the issuer or producer of Canary Staked TRX ETF and has no responsibilities, obligations, or duties to investors in or holders of Canary Staked TRX ETF. The Pricing Benchmark is licensed for use by Canary Capital Group LLC as the issuer of Canary Staked TRX ETF. The only relationship that CDI has with Canary Capital Group LLC in respect of Canary Staked TRX ETF is the licensing of the Pricing Benchmark, which is administered and published by CDI, or any successor thereto, without regard to the issuer of the Canary Staked TRX ETF or the owners or holders of the Canary Staked TRX ETF.

Investors or holders acquire Canary Staked TRX ETF from Canary Capital Group LLC and investors and holders neither acquire any interest in the Pricing Benchmark nor enter into any relationship of any kind whatsoever with CDI upon making an investment in or acquisition of Canary Staked TRX ETF. The Canary Staked TRX ETF is not sponsored, endorsed, sold, or promoted by CDI. CDI makes no representation or warranty, express or implied, regarding the advisability of investing in or otherwise acquiring the Canary Staked TRX ETF or the advisability of investing in securities or digital assets generally or the ability of the Index to track corresponding or relative market performance. CDI has not passed on the legality or suitability of the Canary Staked TRX ETF with respect to any person or entity. CDI is not responsible for, nor has participated in, the determination of the timing of, prices at, or quantities of the Canary Staked TRX ETF to be issued. CDI has no obligation to take the needs of the issuer or the owners or holders of the Canary Staked TRX ETF or any other third party into consideration in administering, composing, calculating, or publishing the Pricing Benchmark. CDI has no obligation or liability in connection with administration, marketing, or trading of the Canary Staked TRX ETF.

The licensing agreement between Canary Capital Group LLC and CDI is solely for the benefit of Canary Capital Group LLC and CDI and not for the benefit of the owners or holders of the Canary Staked TRX ETF or any other third parties.

CDI SHALL HAVE NO LIABILITY TO THE ISSUER, INVESTORS, HOLDERS OR OTHER THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE PRICING BENCHMARK OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE DATA. CDI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRICING BENCHMARK OR ANY OTHER DATA INCLUDED THEREIN. CDI RESERVES THE RIGHT TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, OR TO CEASE THE CALCULATION OR PUBLICATION OF THE PRICING BENCHMARK AND SHALL NOT BE LIABLE FOR ANY MISCALCULATION OF OR ANY INCORRECT, DELAYED, OR INTERRUPTED PUBLICATION WITH RESPECT TO THE PRICING BENCHMARK. CDI SHALL NOT BE LIABLE FOR ANY DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH, RESULTING FROM THE USE OF THE PRICING BENCHMARK OR ANY OTHER DATA INCLUDED THEREIN OR WITH RESPECT TO THE CANARY STAKED TRX ETF.

Trust Structure

The Trust is a statutory trust formed under the Delaware Statutory Trust Act, and the Trust Agreement constitutes the “governing instrument” of the Trust under the laws of the State of Delaware relating to statutory trusts. The Trust holds TRX and is expected from time to time to issue Baskets in exchange for deposits of cash or TRX and to distribute cash or TRX in connection with redemptions of Baskets. The Trust’s investment objective is to seek to provide exposure to the value of TRX held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional TRX through the validation of transactions in the Tron Network’s proof of stake process. Under normal circumstances, the Sponsor will seek to stake all of the Trust’s TRX through one or more Staking Providers except for TRX reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Sponsor anticipates that at least 90% of the Trust’s TRX will be staked under normal circumstances. In consideration for any staking activity in which the Trust may engage, the Trust would receive a portion of the staking rewards generated by the Staking Provider, which may be treated as income to the Trust. In seeking to achieve its investment objectives, the Trust will hold TRX and establish its NAV by reference to the Pricing Benchmark.

The Sponsor believes the Trust’s is a straight-forward solution to seek its investment objectives. Besides cash received in connection with purchase orders of cash Baskets, the Trust’s sole asset is expected to be TRX held with the TRX Custodian. The Sponsor believes that the Pricing Benchmark is a representative value for the USD-TRX price of TRX, based on the methodology administered by the Benchmark Provider.

The Trust processes and pays the Sponsor Fee in TRX. The Trust will only sell TRX (1) in connection with the redemption of Baskets for cash, (2) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (3) in the event the Trust terminates and liquidates its assets, or (4) as otherwise required by law or regulation. This restriction provides protection against potential attempts by bad actors to manipulate the operation of the Trust based on how the Trust calculates its NAV.

Investors may obtain on a 24-hour basis TRX pricing information based on the spot price for one TRX from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from digital asset trading platforms, including the Constituent Platforms. Market prices for the Shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust is published by the Sponsor at the Trust’s website (canaryetfs.com) on each day that the Exchange is open for regular trading and is posted on the Trust’s website.

CALCULATION OF NAV

Under normal circumstances, the Trust’s only asset will be TRX and, under limited circumstances, cash. The Trust’s TRX is carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“GAAP”). The Trust’s NAV will be determined by the Administrator once each Exchange trading day at 4:00 p.m. Eastern time (“ET”), or as soon thereafter as practicable. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. and almost always by 8:00 p.m.). The pause between 4:00 p.m. and 5:30 p.m. (or later) provides an opportunity for the Sponsor to algorithmically detect, flag, investigate, and correct unusual pricing should it occur. If the Sponsor determines that a correction is necessary, the price used by the Administrator to calculate the NAV will be adjusted to reflect the corrected data. Because the Trust’s NAV is calculated using the final Pricing Benchmark as of the end of the trading day, any correction to the Pricing Benchmark during this pause will directly affect the NAV. In such cases, the corrected Pricing Benchmark will be used to value the Trust’s TRX holdings, resulting in a corresponding upward or downward adjustment to the NAV, depending on the nature of the correction. This process is designed to ensure that the NAV accurately reflects the fair value of the Trust’s assets and that investors receive reliable information regarding the value of their investment.

The Administrator will calculate the NAV of the Trust by multiplying the number of TRX held by the Trust by the Pricing Benchmark for such day, adding any additional receivables and subtracting the accrued but unpaid expenses and liabilities of the Trust. The Trust’s NAV per Share is calculated by dividing the Trust’s NAV by the number of Shares then outstanding. The Administrator will determine the price of the Trust’s TRX by reference to the Pricing Benchmark, which is published between 4:00 p.m. and 4:30 p.m. ET on every calendar day. The methodology used to calculate the Pricing Benchmark price to value TRX in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements.

The Sponsor has the exclusive authority to determine the NAV of the Trust. The Sponsor has delegated to the Administrator the responsibility to calculate the NAV of the Trust and the NAV, based on a pricing source selected by the Sponsor (the Pricing Benchmark). The Administrator will determine the NAV of the Trust each business day. In determining the NAV of the Trust, the Administrator values the TRX held by the Trust based on the Pricing Benchmark, unless otherwise determined by the Sponsor in its sole discretion. If the Pricing Benchmark is not available or the Sponsor in its sole discretion determines that the Pricing Benchmark should not be used, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. The Sponsor does not anticipate that the need to “fair value” TRX will be a common occurrence. For additional information regarding the potential impact of the Sponsor’s fair value policies and the Pricing Benchmark on NAV, see “Risks Associated with the Pricing Benchmark.”

The ITV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s investments. The ITV is calculated using real-time market prices of underlying assets to reflect the approximate indicative value of the Trust’s portfolio at a given moment in time. The ITV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. Solactive will disseminate the ITV value through the facilities of CTA/CQ High Speed Lines. In addition, the ITV will be available through on-line information services such as Bloomberg and Reuters. The ITV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a sixty-minute window, whereas the ITV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The actual trading price of the Shares may vary significantly from the ITV.

Dissemination of the ITV provides additional information that is not otherwise available to the public and may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. Investors and market professionals will be able throughout the trading day to compare the market price of the Trust and the ITV. If the market price of the Shares diverges significantly from the ITV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the ITV, a market professional could buy the Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the ITV and thus can be beneficial to all market participants.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

The Trust’s periodic financial statements may not utilize the NAV of the Trust determined by reference to the Pricing Benchmark to the extent the methodology used to calculate the Pricing Benchmark is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for TRX on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for TRX, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for TRX in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that TRX is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through TRX Trading Counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the TRX Trading Counterparties from whom the Sponsor acquires or disposes of the Trust’s TRX, the principal market in each scenario is determined by looking at the market-based level of volume and TRX trading activity. TRX Trading Counterparties may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable TRX trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include Binance, Bitfinex, Bitflyer, Bitstamp, Coinbase Pro, Crypto.com, Gemini, HitBTC, Huobi, Kraken, KuCoin, OKEx, Poloniex. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 ET for TRX. The Sponsor then identifies that market as the principal market for TRX during that period, and uses the price for TRX from that venue at 4:00 ET as the principal market price.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on April 8, 2025, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to Trust Agreement, as amended and/or restated from time to time. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on September 12, 2024.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash represented by the NAV of the Baskets being created or redeemed. The total amount of cash required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed. The Sponsor recognizes that the size of the Baskets may impact the effectiveness of the arbitrage mechanism of the Trust’s creation and redemption process, and accordingly may adjust the size of the Baskets to enhance the activities of the Authorized Participants in the secondary market for the Trust’s Shares.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor an annual unified fee of 1.10% of the Trust’s TRX Holdings (the “Sponsor Fee”). The Trust’s “TRX Holdings” is the quantity of the Trust’s TRX plus any cash or other assets held by the Trust represented in TRX as calculated using the Pricing Benchmark price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in TRX as calculated using the Pricing Benchmark price. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s TRX Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in TRX and be payable monthly in TRX or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of TRX to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs up to $200,000 per fiscal year, excluding taxes, but including: (i) the fees of the Trust’s third-party service providers including, but not limited to, the Marketing Agent, the Administrator, the Custodian, the Cash Custodian, the Transfer Agent, the Benchmark Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. Expenses in excess of the $200,000 cap (“Excluded Expenses”) shall be borne by Trust will reduce the Trust’s NAV. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

In consideration for the Staking Program, the additional TRX generated by the Staking Program will be subject to the Staking Fees shared among the Staking Providers, the Sponsor, and the Custodian. The aggregate Staking Fees, which include any fees of the Custodian, the Staking Provider, and the Sponsor, will not exceed 20% of the TRX staking rewards generated by the Staking Program. As of the date of this prospectus, the aggregate Staking Fees are expected to be 20% of the TRX staking rewards, resulting in the Trust retaining 80% of the TRX staking rewards generated by the Staking Program. The Staking Fees will reduce the amount of TRX that are received by the Trust from the Staking Program.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of TRX, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of TRX to pay Extraordinary Expenses, the Trust will bear such fees.

To the extent it does not have cash readily available, the Sponsor shall cause the transfer or sale of TRX in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor or for payment of redemption proceeds to Authorized Participants. The Trust will not bear any costs associated with the transfer or sale of TRX to pay the Sponsor Fee. To the extent the Trust incurs any Extraordinary Expenses or Excluded Expenses, the Trust will bear the costs of any transfers or sales of TRX to pay such expenses. The Trust will seek to transfer TRX at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in TRX, the amount of TRX transferred or sold may vary from time to time depending on the actual sales price of TRX relative to the Trust’s expenses and liabilities (e.g., if the price of TRX falls, the amount of TRX needed to be transferred or sold to pay an expense denominated in U.S. dollars will increase). To the extent the Trust must buy or sell TRX, the Trust may do so through a third-party digital asset broker or dealer. When the Trust buys or sells TRX, the Sponsor seeks quotes from its TRX trading counterparties. Such transactions are typically conducted over the counter rather than over a trading platform or similar order matching service. The Sponsor will select third party brokers or dealers that it believes have implemented adequate anti-money laundering, know-your-customer and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of TRX incurred in connection with the fulfillment of a creation or redemption order.

Termination of the Trust

The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

•	180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•	the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

•	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its TRX or seizes, impounds or otherwise restricts access to the Trust Estate (as defined in the Trust Agreement);

•	any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of TRX for purposes of determining the NAV of the Trust;

•	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

•	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•	the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

•	the Sponsor elects to terminate the Trust after the Trustee, Administrator or the Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon termination of the Trust, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. The Sponsor, on behalf of the Trust, will sell the Trust’s TRX assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders are not entitled to any of the Trust’s underlying TRX holdings upon the dissolution of the Trust. Following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify Shareholders of any amendments to the Trust Agreement in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the Custodian, or the Benchmark Provider. The Sponsor, or its agent, will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all normal operating expenses up to $200,000 per fiscal year except for Extraordinary Expenses out of the Sponsor Fee.

The Sponsor is a wholly-owned subsidiary of Canary Capital Group Inc. At present, the primary business activities of Canary Capital Group Inc. and its subsidiaries are the provision of investment advisory, management, shareholder, investment information and assistance and certain fiduciary services for individual and institutional investors, exchange-traded funds, private trusts, hedge funds and digital asset treasury companies and accounts. While the Sponsor’s personnel have significant experience managing exchange-traded vehicles such as the Trust, including exchange-traded vehicles that hold digital assets, the Sponsor is a newly-formed entity with no prior experience managing pooled investment vehicles.

The principal office of the Sponsor is:

Canary Capital Group LLC

8 Cadillac Drive, Suite 300

Brentwood, TN 37027

(615) 200-0788

The Sponsor’s leadership team brings significant experience in the exchange-traded fund industry and digital asset industry, spanning product design, portfolio strategy, operations, and regulatory compliance. Steven McClurg has over 16 years of experience in asset management and 11 years of experience in the digital asset space. Drew Hill has 11 years of experience in securities law and 11 years of experience in the digital asset space. Josh Olszewicz has 8 years of experience in asset management and 13 years of experience in the digital asset space. Team members have held senior positions at major financial institutions, where they led the development and management of public funds, including those offering exposure to digital assets. Their expertise in the digital asset space is further reflected in their founding and operation of digital asset investment firms, several of which have been acquired by leading industry participants. In addition, the Sponsor’s principals bring deep legal and compliance experience across digital assets, securities regulation, and fund governance, offering a well-rounded perspective on the evolving regulatory frameworks shaping both traditional and digital markets.

The Trustee

CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

Duties of the Trustee.

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA.

Resignation, discharge or removal of Trustee; successor Trustees.

The Trustee may resign at any time by giving at least 180 days’ advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 60 days’ advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within 45 days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

Liability of the Trustee.

The Trustee shall not be liable under any circumstances, except for its own fraud, willful misconduct, bad faith or gross negligence with respect to its express duties under the Trust Agreement. The Trustee will have no obligation to monitor or supervise the obligations of the Sponsor, Transfer Agent, Administrator, Custodian, or any other person.

Trustee’s Fee and Indemnity.

The Trustee will be compensated by the Trust, out of the Sponsors Fee, for the Trustee’s fees. The Trustee will be indemnified by the Trust for any expenses it incurs that arise out of or are imposed upon or asserted at any time against it in connection with the execution or delivery of the Trust Agreement relating to or arising out of the creation, operation or termination of the Trust, or the performance of its obligations pursuant to the Trust Agreement or the transactions contemplated thereby, except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee; provided that any such indemnification will be recoverable only from the assets of the Trust.

The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee and (ii) any such indemnification will be recoverable only from the assets of the Trust; provided however that, to the extent that the Trust has not satisfied such indemnification obligation by the sixtieth (60th) day following written demand therefor, the Sponsor shall indemnify and hold the Trustee harmless from and against any such amounts. As security for any amounts owing to the Trustee under the above-referenced indemnity, the Trustee shall have a lien against the Trust property. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive resignation or removal of the Trustee and the termination of the Trust Agreement.

The Administrator

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services. The Administrator will also facilitate the instruction to transfer TRX required for the operation of the Trust.

The Custodian

The Custodian is responsible for safekeeping all of the TRX owned by the Trust. The Custodian was selected by the Sponsor. The Sponsor has responsibility for opening the Trust TRX Account with the Custodian. In addition, the Custodian facilitates the transfer of TRX required for the operation of the Trust upon instructions from the Sponsor or the Administrator.

The Staking Providers

The Staking Program will be carried out by the Sponsor, who will be responsible for selecting one or Staking Providers. Under normal circumstances, the Sponsor will seek to stake all of the Trust’s TRX through the Staking Providers, except for TRX reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Sponsor anticipates that at least 90% of the Trust’s TRX will be staked under normal circumstances. The Trust will not have any direct contractual relationship with the Staking Providers. In determining the amount and percentage of the Trust’s TRX to allocate to each Staking Provider, the Sponsor will consider (i) the concentration of the Trust’s TRX at each Staking Provider, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Staking Provider, (iii) each Staking Provider’s history of implementing similar staking programs, (iv) the technology used by each Staking Provider, and (v) any other factor the Sponsor deems relevant in making the allocation determination. The Custodian will maintain exclusive possession and control of the private keys associated with any staked TRX at all times.

In consideration for any staking activity in which the Trust may engage, the Trust will receive a portion of the staking rewards generated by the Staking Program. The Trust will dedicate substantially all of the Trust’s TRX to the Staking Program.

Staking rewards generated by the Staking Program will be subject to the Staking Fees. The Staking Fees will reduce the amount of TRX that are received by the Trust from the Staking Program. The remainder of the staking rewards generated by the Staking Program will be redeployed into the Staking Program, transferred out or sold in connection with the redemption of Baskets, or transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Except for TRX reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets, all staking rewards will be restaked pursuant to the Staking Program.

Pursuant to the Staking Program, the Staking Provider will distribute earned staking rewards to the Trust’s wallet or wallets at the Custodian on a periodic basis, generally coinciding with 4:00 p.m. E.T. on each business day the Exchange is open. Accrued staking rewards will be included in the Trust’s daily NAV calculation.

The Sponsor will carry out the Staking Program in accordance with the Sponsor’s liquidity risk management policy (the “Liquidity Risk Management Policy”), which is intended to be consistent with the Exchange’s generic listing standards. The Liquidity Risk Management Policy is designed to ensure that the Trust maintains sufficient liquidity to timely fulfill redemption orders to preserve the effective and efficient arbitrage mechanism of the Trust. The Liquidity Risk Management Policy assesses the characteristics of a protocol’s native unbonding period, the particular unbonding characteristics of the Staking Program, sources of credit, sources of tokens, and other relevant liquidity considerations against the settlement period for any redemption of the Trust’s shares. The Liquidity Risk Management Policy permits the Trust to maintain credit facilities to help meet redemption requests, which may include the Sponsor’s own credit facilities to serve as a source of backup liquidity for the Trust. As of the date of the Prospectus, no such credit facility has been entered into by the Trust. The complete Liquidity Risk Management Policy is available on the Trust’s website at canaryetfs.com.

The Transfer Agent

U.S. Bancorp Fund Services, LLC serves as the transfer agent for the Trust. The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust. The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Authorized Participants.

The Cash Custodian

U.S. Bancorp Fund Services, LLC also serves as the cash custodian for the Trust. The Cash Custodian is responsible for safekeeping all cash and other non-TRX assets of the Trust.

Pricing Benchmark Services

The Benchmark Provider is responsible for analyzing TRX market data relating to the calculation and maintenance of the Pricing Benchmark.

The Marketing Agent

The Marketing Agent is responsible for working with the Administrator to review and approve, or reject, purchase and redemption orders of Baskets placed by Authorized Participants and for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

TRX Trading Counterparties

The Trust buys and sells TRX through TRX trading counterparties selected by the Sponsor (not any Authorized Participant). The Trust does not currently intend to engage a prime broker or other liquidity provider providing similar services. As of the date of this Prospectus, the Trust has entered into agreements with each of Flowdesk, Crypto.com, Wincent, Wintermute, and BitGo to serve as a TRX trading counterparty to the Trust. The Sponsor is not aware of, nor has it requested any information relating to, any other affiliation or material relationship between such TRX trading counterparties and the Authorized Participants or other service providers of the Trust in executing a transaction in TRX with the Trust.

The agreements with the TRX trading counterparties provide that once the Sponsor determines based on its execution procedures which counterparty to execute a trade with and the Sponsor has placed a trade with a specific counterparty, that counterparty is contractually obligated to settle that trade. The TRX trading counterparties will have no obligation to participate in cash orders for creations and redemptions. Each of these third parties are, and any other trading counterparty the Trust places orders with in the future will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions.

The Sponsor has implemented a process for the approval and ongoing monitoring of TRX trading counterparties that is consistent with industry standards. This process generally includes a review of the prospective counterparty’s background and reputation, as well as an evaluation of their ability to meet the Sponsor’s requirements. As part of this process, the Sponsor requires all prospective TRX trading counterparties to satisfy anti-money laundering (AML) and know-your-customer (KYC) requirements, which may include the submission of relevant documentation and verification of identity and ownership. The Sponsor also periodically reviews approved counterparties to confirm continued compliance with these standards.

CUSTODY OF THE TRUST’S ASSETS

The Trust’s Custodian will keep custody of the Trust’s TRX. The Trust’s TRX will be held in a segregated account opened in the name of the Trust on the Custodian’s books and records. Under the Custodial Services Agreement, the Custodian will maintain the Trust’s TRX in segregated wallets separate from the assets of other customers of the Custodian.

Key Generation

Private keys are generated by the Custodian in key generation ceremonies at secure locations using offline devices that have never been connected to a network. Private keys are generated according to detailed procedures using specialized offline devices and within these secure facilities to mitigate risk of hacks, errors, or other unintended external exposure. Key ceremony processes are highly controlled, require segregation of duties across multiple parties and are reviewed and witnessed by designated oversight personnel. Thorough validations and signoffs are performed to verify the integrity and security of key generation ceremonies.

Key Storage

The Custodian will hold a majority of TRX in cold storage and is responsible for managing the allocation of TRX between cold and hot storage for the segregated wallets. Private keys for both hot and cold storage are stored on secure devices. While cold storage requires keys to be held in an offline manner, hot storage requires private keys to be held online on the Custodian’s intranet, where they are more accessible and can be used for more efficient TRX transfers. Some portion of TRX will be held in hot storage for the purpose of satisfying client demands for transfers including in facilitation of redemptions. Within such hot and cold wallets, the Custodian has represented to the Sponsor that it keeps a substantial majority of assets in cold wallets to promote security, while the balance of assets is kept in hot wallets to facilitate timely withdrawals. The Custodian has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage including target percentages may change over time and is determined by ongoing risk analysis and market dynamics, in which the Custodian balances anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage. The Sponsor has no control over the percentage of TRX that the Custodian maintains in cold wallets versus hot wallets. Each cold storage wallet has a deposit size limitation of $100 million.

The Custodian has multiple, redundant cold storage sites, which are geographically distributed including sites within the United States. Cold storage locations of the Custodian are monitored by 24x7 on-site security, video surveillance and alarms, hardened room structures, and access to these facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The locations of the cold storage sites may change at the discretion of the Custodian and are kept confidential by the Custodian for security purposes. Transactions from cold to hot storage require physical access, according to the above controls, to one or more cold storage facilities, as well as systematically enforced approvals and integrity verifications, before the secure device can be used to cryptographically complete the transaction. At no point during this process is the private key removed from the secure device(s) nor the cold storage facility. Once these security processes have been completed, a transfer on the TRX Network can be executed, as signed using the private keys held offline in cold storage.

The Custodian also maintains geographically dispersed backups of private keys, which are cryptographically generated into shards and stored in separate locations; multiple locations must be accessed to reconstruct a single key. The storage facilities are highly secured, and include 24x7 on-premises security presence, video surveillance, and alarms for unexpected entry. Access to facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication.

Security Procedures

The Custodian is the custodian of the Trust’s TRX in accordance with the terms and provisions of the Custodial Services Agreement. Transfers from the TRX Account require certain security procedures, including authorization controls to validate client requests and private key security procedures for Tron Network transaction signing as described above. Authorization controls may include usernames, passwords, two-step verification, and telephone call-backs to ensure proper authorization of transaction requests from the Sponsor or its authorized agents.

Transfers of TRX to the TRX Account will be available to the Trust once processed on the Tron Network, subject to successful completion of processes required by the Custodian.

The Trust may change the custodial arrangements described in this Prospectus at any time without advance notice to Shareholders. To the extent a change in custodial arrangements is deemed material by the Sponsor, the Trust will notify Shareholders in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Forks and Air Drops

In the event of a fork, the Custodial Services Agreement provides that the Custodian may evaluate the consequences of a fork and determine which chain resulting from the fork it will support as an eligible asset for its customers including the Trust. The Custodian will determine in its sole discretion whether to support and make available to clients assets resulting from forks or air drops. In the event that the Trust may have a right to claim assets resulting from a fork or air drop, the Custodian will seek approval of the Trust before claiming such assets on behalf of the Trust and making an entry of ownership on the Custodian’s books and records for the Trust’s account. The Sponsor has not communicated any anticipatory disclaimer to the Custodian regarding forked or air dropped assets and will disclaim or claim them on a case-by-case basis.

Custody of the Trust’s Cash

The Trust generally does not intend to hold cash or cash equivalents except for cash received from Authorized Participants in connection with a creation transaction or cash held by the Trust pending distribution to Authorized Participants in a redemption transaction or payment of Trust expenses. The Trust has entered into a Cash Custody Agreement with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash.

Staked TRX

The Sponsor is responsible for administering the Staking Program. In connection with the Staking Program, the Custodian will maintain exclusive possession and control of the private keys associated with any staked TRX at all times. The staking process involves freezing TRX, which will be inaccessible until unfrozen after a 14-day period.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry. The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant has or DTC Participants have given such direction.

SEED CAPITAL INVESTOR

Canary Capital Group, Inc. (the “Seed Capital Investor”), an affiliate of the Sponsor, has expressed its intent to purchase ten thousand (10,000) Shares at a per-Share price of $25.00 (the “Seed Shares”). The proceeds of such sale are expected to be denominated in-kind in TRX based on the TRX-USD price established by the Pricing Benchmark on the date of such purchase. Total proceeds to the Trust from the sale of the Seed Shares will be used to purchase TRX. See “Plan of Distribution” for additional information. The Seed Capital Investor may offer all of the Shares comprising the Seed Shares to the public pursuant to this Prospectus.

The Seed Capital Investor will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Shares. The Seed Capital Investor will be acting as a statutory underwriter with respect to the Seed Shares.

The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Shares, and its activities with respect to the Seed Shares will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “TRXS.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best efforts offering. In addition to, and independent of the initial purchase of the Seed Shares (described above), the Trust continuously offers Baskets consisting of 10,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets and the Seed Capital Investor will be a statutory underwriter with respect to the Seed Shares. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or The Sponsor for their purchases of Baskets.

As of the date of this Prospectus, Jane Street Capital, Virtu Americas, Marex, Macquarie Capital (USA) Inc., ABN Amro, and Cantor Fitzgerald & Co. have executed an Authorized Participant Agreement.

Selling Shareholders

The Sponsor or its affiliates, or a fund or unit investment trust for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment advisor, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale of such Shares.

Selling shareholders (each, a “Selling Shareholder”) may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of TRX or cash represented by the Baskets being created or redeemed (the “Basket Deposit”). The amount of TRX required in a Basket Deposit (the “Basket TRX Deposit”) and the amount of cash required in a Basket Deposit (the “Basket Cash Deposit”) are based on the quantity or value of the quantity, as applicable, of TRX or cash attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid Extraordinary Expenses) being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Marketing Agent.

In connection with a Cash Creation Order (as defined below) or Cash Redemption Order (as defined below), an Authorized Participant is responsible for any operational processing and brokerage costs, transfers fees, network fees and stamp taxes (the “Transaction Fee”). The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Certain Authorized Participants and their agents and affiliates are expected to be capable of participating directly in the spot markets. Some Authorized Participants or their agents and affiliates may from time to time buy or sell TRX and may profit in these instances. To the extent that the activities of Authorized Participants or their agents and affiliates have a meaningful effect on the TRX market, it could affect the price of TRX and impact the ability of the Authorized Participants to effectively arbitrage the difference between the price at which the shares trade and the NAV of the Trust. While the Sponsor currently expects that Authorized Participants’ and their agents’ and affiliates’ direct activities in the TRX or securities markets in connection with the creation and redemption activities of the Trust will not significantly affect the price of TRX or the Shares, the impact of the activities of the Trust and its Authorized Participants and their agents and affiliates on TRX or securities markets is unknown and beyond the control of the Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the 1934 Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the form of Authorized Participant Agreement for more detail. A form of Authorized Participant Agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A purchase order will be effective on the date it is received in good order by the Transfer Agent (“Purchase Order Date”).

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. Creation orders may be denominated and settled in an amount of TRX (“In-Kind Creation Order”) or cash (“Cash Creation Order”). By placing an In-Kind Creation Order, an Authorized Participant agrees to facilitate the deposit of TRX with the Custodian, either directly or indirectly through an Authorized Participant Designee. By placing a Cash Creation Order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. An Authorized Participant may not withdraw a creation order without the prior consent of the Sponsor in its discretion.

Following an In-Kind Creation Order from an Authorized Participant, the Trust’s account at the Custodian must be credited with the required TRX by 11:00 a.m. ET on the following business day or such other time designated by the Sponsor. The Authorized Participant or its Authorized Participant Designee will normally send the required TRX in an “on chain” transaction over the Tron Network. Such on chain transactions are subject to the risks associated with Tron Network transactions, including the irreversibility of transactions made in error or unavoidable delays due to Tron Network congestion. Upon receipt of the Basket TRX Deposit amount in the Trust’s account at the Custodian, the Administrator will notify the Transfer Agent. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Following an Authorized Participant’s Cash Creation Order, the Trust’s account at the Cash Custodian must be credited with the Basket Cash Deposit amount by 11:00 a.m. ET on the following business day or such other time designated by the Sponsor following the Purchase Order Date. Upon receipt of the Basket Cash Deposit amount in the Trust’s account at the Cash Custodian, the Transfer Agent will notify the Marketing Agent, the Authorized Participant, and the Sponsor that the Basket Cash Amount has been deposited. The Sponsor, on behalf of the Trust, will instruct a TRX trading counterparty to purchase the amount of TRX equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Purchase Order Date. The resulting TRX will be deposited in the Trust’s account with the Custodian. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. To the extent the execution price of the TRX acquired by the trading counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Trust or Sponsor. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account. To the extent the execution price of the TRX acquired by the trading counterparty is less than the cash deposit amount, such excess cash will be returned to the Authorized Participant.

Determination of Required Deposits

The amount of the Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of cash or TRX constituting the Basket Deposit as appropriate to reflect the value of the Trust’s TRX and cash or TRX less accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET or at an earlier time set forth in the Authorized Participant Agreement or otherwise provided to all Authorized Participants on the date such order is placed in order for the creation of Baskets to be effected based on the NAV of Shares as next determined on such date after receipt of the order in proper form.

The Basket TRX Deposit for a given day is determined by dividing the number of TRX held by the Trust as of the opening of business on that business day, adjusted for the amount of TRX constituting accrued expenses and other liabilities of the Trust as of the opening of business on that business day, by the number of Shares outstanding at the opening of business and multiplying such amount by the number of Shares constituting a Basket.

The Basket Cash Deposit is an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Purchase Order Date, as the number of Shares constituting a Basket is in proportion to the total number of Shares outstanding on the Purchase Order Date, plus the amount of any Transaction Fee. For a discussion of how the Trust determines the value of TRX, see “Calculation of NAV” above. The Basket Cash Deposit so determined is communicated via electronic mail message to all Authorized Participants.

To the extent the price at which the Trust executes a TRX purchase in connection with a Cash Creation exceeds the amount described in the paragraph above, the Authorized Participant that placed such order will be responsible for any such difference in price. The Sponsor expects that its TRX trading counterparties will be able to provide pricing based on the Pricing Benchmark price at 4:00 p.m. ET, which would minimize or eliminate any such shortfall. However, there can be no guarantee that the price at which the Trust executes TRX trades will be the Pricing Benchmark price at 4:00 p.m. ET, and Authorized Participants bear the risk of any such differences in price.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. Upon receipt of the deposit amount by the Custodian or Cash Custodian, as applicable, the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Purchase Order Date. The Sponsor has the authority to set or modify the cut-off time for purchase orders in order for the creation of Baskets to be effected based on the Pricing Benchmark price at 4:00 p.m. ET as next determined on such date after receipt of the order in proper form. For example, the Sponsor may modify the cut-off time in the event of an early market close, perceived capacity constraints from the Trust’s TRX trading counterparties, or highly volatile markets. Cut-off times are communicated periodically to Authorized Participants. In circumstances where purchase orders are due before 4:00 p.m. ET, Authorized Participants will not know the total Basket Deposit at the time they submit a purchase order for the Basket. The Trust’s NAV and the price of a Basket Deposit could rise or fall substantially between the time a purchase order is submitted and the time the amount of the purchase price in respect thereof is determined, and the risk of such price movements will be borne solely by the Authorized Participant.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

●	the purchase order is not in proper form;

●	the Basket Deposit delivered is not as specified by the Trust through the Sponsor and/or Transfer Agent, and the Sponsor has not consented to acceptance of an in-kind deposit that varies from the designated portfolio;

●	the acceptance of the Basket Deposit would have certain adverse tax consequences to the Trust;

●	the acceptance of the Basket Deposit would, in the opinion of counsel, be unlawful;

●	the acceptance of the Basket Deposit would otherwise, in the discretion of the Trust or the Sponsor, have an adverse effect on the Trust or the rights of beneficial owners of the Trust; or

●	there exist circumstances outside the control of the Trust, the Transfer Agent, or the Sponsor that make it impossible to process purchase orders for all practical purposes.

The Sponsor may in its sole discretion limit the number of Shares created pursuant to purchase orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any purchase orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to purchase orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute a TRX transaction, when it believes the price of TRX is being inconsistently, irregularly, or discontinuously published from TRX trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting purchase orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Trust’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Trust’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Trust’s NAV.

Neither the Sponsor, nor the Transfer Agent, nor the Trust will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on TRX being removed from the TRX Account at the Custodian. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. Redemption orders are denominated and settled either in-kind (“In-Kind Redemption Order”) or in cash (“Cash Redemption Order”). By placing a redemption order, an Authorized Participant agrees to facilitate the deposit of Shares with the Transfer Agent. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled or delayed until the required Shares have been received. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Because of the time involved in deactivating TRX from the Trust’s staking program with the Custodian and the Staking Provider, all Redemption Orders will generally be settled on the second business day following a Redemption Order date. Authorized Participants will bear the risk of price movement of TRX during the period between when the Redemption Order is placed and when the transaction is settled.

In the case of an In-Kind Redemption Order, the redemption distribution from the Trust consists of a movement of TRX to the Authorized Participant, or its Authorized Participant Designee, representing the amount of TRX held by the Trust, net of accrued expenses and other liabilities, evidenced by the Shares being redeemed on the Redemption Order Date. In the case of a Cash Redemption Order, the redemption distribution from the Trust consists of a transfer to the Authorized Participant of an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Redemption Order Date, as the number of Shares to be redeemed under the purchase order is in proportion to the total number of Shares outstanding on the Redemption Order Date. With respect to either an In-Kind Redemption Order or Cash Redemption Order, the redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Cash Custodian, the Marketing Agent and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Transfer Agent’s DTC account. If the Transfer Agent’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust by the end of the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor following the Redemption Order Date. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant of an amount of cash that is determined in the same manner as the determination of Basket Deposits discussed above.

Delivery of Redemption Distribution

Once the Transfer Agent notifies the Custodian, the Cash Custodian, the Marketing Agent and the Sponsor that the Shares have been received in the Transfer Agent’s DTC account, the Administrator instructs the Custodian to transfer cash amount from the Trust’s Cash Custodian account to the Authorized Participant. For a Cash Redemption Order, the redemption distribution due from the Trust will be sent by the Cash Custodian to the Authorized Participant on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Redemption Order Date if, by 4:00 p.m. EST, on such business day, the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Rejection of Redemption Orders

Redemption orders must be made in whole Baskets. The Marketing Agent acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form or (2) if requested by the Marketing Agent, the Authorized Participant fails to deliver or execute supporting documentation evidencing ownership or the Authorized Participant’s right to deliver sufficient Shares.

Suspension of Orders

The Sponsor may, in its discretion, suspend redemption or creation transactions during any period when the transfer books of the Transfer Agent are closed or if circumstances outside the control of the Sponsor or its delegate make it for all practicable purposes not feasible to process Redemption Orders or for any other reason at any time or from time to time. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend creations and redemptions until such time as such circumstances are rectified. Neither the Marketing Agent, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, nor the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. Any such suspension may cause to price of the Shares to deviate more significantly from the Trust’s NAV per Share than would be the case if such suspension had not occurred. The Trust will notify Shareholders of any such suspension in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Creation and Redemption Transaction Fees

In connection with a creation or redemption order, an Authorized Participant is responsible for the Transaction Fee, which consist of the operational processing and brokerage costs, transfers fees, network fees and stamp taxes. The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of TRX or cash equal to the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of TRX. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of TRX.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of either TRX or cash. In addition, the Trust will receive proceeds from its staking program that consist of TRX. Deposits of TRX are held by the Custodian on behalf of the Trust (including for use in the Trust’s staking program) until (i) transferred out or sold in connection with redemptions of Baskets or (ii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of TRX, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objectives.

The Sponsor and its affiliates engage in a broad spectrum of activities and may expand the range of services that they provide over time. The Sponsor and its affiliates will generally not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future), even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. In the ordinary course of their business activities, the Sponsor and its affiliates may engage in activities where the interests of the Sponsor and its affiliates or the interests of their clients conflict with the interests of the Trust. Certain employees of the Sponsor also have responsibilities relating to the business of one or more affiliates. These employees are not restricted in the amount of time that may be allocated to the business activities of the Sponsor’s affiliates, and the allocation of such employees’ time between the Sponsor and its affiliates may change over time.

In addition, the Sponsor and its affiliates may also be responsible for managing other accounts in addition to the services that they provide to the Trust, including other accounts of the Sponsor or its affiliates. Other accounts may include, without limitation, private or SEC-registered funds, separately managed accounts, or investments owned by the Sponsor or its affiliates. Management of other accounts in addition to services provided to the Trust can present certain conflicts of interest or the appearance thereof. The other accounts might have similar or different investment objectives or strategies as the Trust, or otherwise hold, purchase or sell investments that are eligible to be held, purchased or sold by the Trust, or may take positions that are opposite in direction from those taken by the Trust.

The Sponsor and its affiliates may from time to time obtain exposure to TRX through investments in the Trust and may hold a material position in the Trust. The Trust will not receive any of the proceeds from the resale by the Sponsor or its affiliates of these Shares, and the sale of such Shares may impact the price at which Shareholders may be able to sell their Shares. In addition, the Sponsor and its affiliates may have substantial direct investments in TRX outside of the Trust. The Sponsor and its affiliates are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Trust or its Shareholders. The Sponsor and its affiliates reserve the right, subject to compliance with applicable law, to sell into the market or redeem through an Authorized Participant at any time some or all of the Shares of the Trust acquired for their own accounts. The Sponsor and its affiliates face potential conflicts of interest in determining whether, when and in what amount to sell or redeem Shares of the Trust. The Sponsor and its affiliates are under no obligation to consider the effect of sales or redemptions on the Trust and other Shareholders in deciding whether to sell or redeem their Shares. The Sponsor and its affiliates may invest or trade in digital assets for their own accounts, which activities may conflict or compete with the Trust. Additionally, the Sponsor does not have policies and procedures requiring that personnel pre-clear trading activity in certain digital assets, including TRX. The Sponsor may not be able to fully mitigate the risk of conflicts of interest in connection with the purchase and sale of digital assets. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor and its affiliates will refrain from engaging in impermissible activity in violation of their duties to the Trust and Sponsor.

The Sponsor will have the authority to manage the operations of the Trust, and this may create or give the appearance of a conflict with shareholders’ best interests. The Sponsor may select service providers that are affiliates, including the Custodian, the Benchmark Provider, the Marketing Agent, and the Administrator. The Sponsor may have a conflict of interest in selecting an affiliated service provider because doing so increases the overall revenue for its affiliates. You should be aware that there may be less expensive service providers or parties with greater experience or expertise than the affiliates selected by the Sponsor. Because of the Sponsor’s affiliated status, it may be disincentivized from replacing affiliated service providers. In connection with this conflict of interest, Shareholders should understand that affiliated service providers will be compensated for providing services to the Trust. Clients of the affiliated service providers may pay commissions at negotiated rates which are greater or less than the rate paid by the Sponsor. The Sponsor and any affiliated service provider may, from time to time, have conflicting demands in respect of their obligations to the Trust and, in the future, to other clients.

The Sponsor may indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

Resolution of Conflicts Procedures

The Trust Agreement will provide that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Issues Relating to Valuations of Assets

To the extent it is required to do so, the Sponsor will value the Trust’s assets in accordance with the valuation policies of the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Trust. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor Fees. In addition, various divisions and units within the Sponsor and its affiliates are required to value assets, including in connection with managing or advising other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts. These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Sponsor has access to such information, to the extent the Sponsor values the assets held by the Trust, the Sponsor will value investments according to its valuation policies, and may value an identical asset differently than such other divisions, units or affiliated entities.

DUTIES OF THE SPONSOR

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

•	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Retain independent public accountants to audit the accounts of the Trust;

•	Employ attorneys to represent the Trust;

•

Select the Trust’s Trustee, Administrator, Transfer Agent, Custodian, Staking Providers, Marketing Agent, Benchmark Provider, insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

•	Provide for the safekeeping and use of the Trust’s assets;

•	Not employ or permit others to employ the Trust’s assets in any manner except for the benefit of the Trust;

•	At all times act with integrity and good faith and exercise due diligence in all activities relating to the Trust and in resolving conflicts of interest;

•	Enter into directly or through its delegates an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

•	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

•	In connection with purchase orders, receive directly or through its delegates the amount of cash in a Basket;

•	In connection with purchase orders, after accepting a purchase order and receiving the corresponding amount of cash, either directly or through its delegates, direct the Trust’s Transfer Agent to credit the Baskets to fill the Authorized Participant’s purchase order;

•	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

•	In connection with redemption orders, after receiving a redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed, directly or through its delegates transfer to the redeeming Authorized Participant the quantity of TRX attributable to the Shares redeemed;

•	Interact with the Custodian and any other party as required;

•	Select one or more Staking Providers;

•	Cause the Trust to comply with all rules, orders and regulations of the Exchange, and take all such other actions that may reasonably be taken and are necessary for the Shares to remain listed, quoted or traded on the Exchange until the Trust is terminated or the Shares are no longer listed, quoted or traded on the Exchange;

•	Assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

•	Perform such other services as the Sponsor believes the Trust may from time to time require; and

•	In general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own fraud, willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers under the Trust Agreement;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f) in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g) except as will be expressly provided in the Trust Agreement, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any TRX or other assets held in trust hereunder; provided, however, this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as will be described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 6.7 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Custodian

The Custodian has limited liability, impairing the ability of the Trust to recover losses relating to its TRX and any recovery may be limited, even in the event of fraud. In addition, the Custodian may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to Custodian may be limited.

Cash Custodian

In carrying out its duties and obligations under the Cash Custody Agreement, the Cash Custodian shall exercise reasonable care, prudence and diligence and shall be liable to the Trust for all loss, damage and expense suffered or incurred by the Trust resulting from the failure of the Cash Custodian to exercise such reasonable care, prudence and diligence. The Trust has agreed to indemnify the Cash Custodian and its nominees from all loss, damage and expense suffered or incurred by the Cash Custodian or its nominee in the performance of its duties.

The Benchmark Provider

The Benchmark Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Pricing Benchmark. The Benchmark Provider does not make any express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Pricing Benchmark or any data included therein. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark or index calculation, errors, omissions or interruptions of any index or any data included therein. The Benchmark Provider has contracted with an independent calculation agent to calculate the Pricing Benchmark. Without limiting any of the foregoing, in no event shall the Benchmark Provider have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits) arising out of matters relating to the use of the Pricing Benchmark, even if notified of the possibility of such damages.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Shareholders have very limited voting rights as set forth in the Trust Agreement. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal, removal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) require the consent of Shareholders owning a majority (over 50%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its Affiliates).

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The Chief Executive Officer and President of the Sponsor are as follows:

Steven McClurg – Chief Executive Officer

Steven McClurg has considerable finance and fintech experience. Most recently, Mr. McClurg served as the Chief Investment Officer of Valkyrie Investments. Mr. McClurg also founded Theseus Capital, a Blockchain-powered asset management platform, followed by joining Blockchain-focused merchant bank, Galaxy Digital, where he continued as Managing Director, building their asset management and public funds businesses. Most relevant, Mr. McClurg was a Managing Director at Guggenheim Partners, where he was a portfolio manager and responsible for portfolio construction and strategy for fixed income and private equity. He also has experience in leadership roles in technology companies such as Electronic Arts. Mr. McClurg holds a Master of Science and an MBA from Pepperdine University, where he has served as an adjunct professor. Mr. McClurg is the Principal Executive Officer of the Trust.

Drew Hill – President

Drew Hill is an experienced attorney specializing in blockchain, token and cryptocurrency law, with a focus on securities law and regulatory compliance for public and private funds. Previously, Mr. Hill served as General Counsel and Chief Compliance Officer at Valkyrie Investments, where he led the legal and compliance teams and played a key role in launching digital asset themed ETFs, including the spot Bitcoin ETF “BRRR” and the bitcoin miners ETF “WGMI.” Prior to his tenure at Valkyrie Investments, Mr. Hill was a key member of the nationally recognized Blockchain Practice at Frost Brown Todd LLC, advising clients on mergers and acquisitions, private fund formation, start-up fundraising and securities law compliance for token and cryptocurrency issuers. Mr. Hill currently serves as President and Chief Legal Officer of Canary Capital Group. Mr. Hill holds a Bachelor of Arts in Finance and Spanish from the Clark Honors College at the University of Oregon and a Juris Doctor from Northwestern University Pritzker School of Law.

Starr Frohlich – Principal Financial Officer and Principal Accounting Officer

Starr Frohlich has extensive experience in finance and investment management. Ms. Frohlich currently serves as a Director on the Principal Financial Officer Services team at PINE Advisor Solutions, where she acts as Principal Financial Officer and Treasurer for registered fund products, overseeing financial, accounting and regulatory reporting functions. Previously, Ms. Frohlich was Vice President at JPMorgan Chase & Co., where she supervised financial reporting and regulatory filings for a wide range of registered investment companies. Earlier in her career, she was Vice President and Treasurer of AssetMark, Inc.’s proprietary registered funds, and she also held a senior fund administration and financial reporting position at U.S. Bank Global Fund Services. Ms. Frohlich serves as the Principal Financial Officer and the Principal Accounting Officer of the Trust. Ms. Frohlich holds a Bachelor of Science in Accounting from the University of Minnesota and is a Certified Public Accountant.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 8 Cadillac Drive, Suite 300, Brentwood, TN 37027, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will keep a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the 1934 Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year to the extent permitted under applicable law.

GOVERNING LAW

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statement as of July 27, 2026, included in this Prospectus has been so included in reliance on the report of Cohen & Company, Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Administration Agreement

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s TRX and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

Standard of Care; Limitations of Liability

The Administrator shall exercise reasonable care, prudence and diligence in carrying out all of its duties and obligations under the Administration Agreement, and shall be liable to the Trust only for direct losses suffered or incurred by the Trust resulting from the failure of the Administrator to exercise its standard of care.

The Administrator shall be responsible for the performance only of such duties as are set forth in the Administration Agreement and, except as otherwise provided in the Administration Agreement, shall have no responsibility for the actions or activities of any other party, including other service providers.

The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Trust insofar as such loss, damage or expense arises from the performance of the Administrator’s duties hereunder in reliance upon records that were maintained for the Trust by entities other than the Administrator prior to the Administrator’s appointment as administrator for the Trust. Unless directly caused by or resulting from, the failure of the Administrator to exercise its standard of care, the Administrator shall have no liability for errors of judgment or for any loss or damage resulting from the performance or nonperformance of its duties under the Administration Agreement.

Neither the Trust nor the Administrator shall be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys’ fees) arising in connection with the Administration Agreement even if advised of the possibility of such damages.

The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under the Administration Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

Indemnity

The Trust will indemnify the Administrator against, and hold Administrator harmless from, any loss, damage, or expense that may be imposed on, incurred by, or asserted against the Administrator as a result of any action or omission taken in accordance with any instruction, except to the extent that such loss, damage, or expense is caused by the negligence, misfeasance or willful misconduct of the Administrator in the manner in which it carries out the instruction.

The Trust agrees to indemnify and hold the Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with any action or omission by the Administrator in the performance of its duties under the Administration Agreement, or as a result of the Administrator acting upon any instructions reasonably believed by it to have been communicated to it or upon reasonable reliance on information or records given or made by the Trust. However, the Trust will not indemnify the Administrator from losses, damages and expenses occasioned by or resulting from the negligence, misfeasance or willful misconduct of the Administrator, its officers, employees or agents as the case may be.

Administrator’s Fee

Pursuant to the Trust’s unitary fee structure, the Administrator’s fee is paid by the Sponsor in accordance with the Administration Agreement.

Governing Law

The Administration Agreement is governed by the laws of the State of Wisconsin.

Termination of the Administration Agreement

The Administration Agreement shall continue in full force and effect until the first to occur of: (i) termination for convenience by the Administrator by an instrument in writing delivered or mailed to the Trust, such termination to take effect not sooner than ninety (90) days after the date of such delivery; (ii) termination for convenience by the Trust by an instrument in writing delivered or mailed to the Administrator, such termination to take effect not sooner than thirty (30) days after the date of such delivery; (iii) termination by the Administrator, by an instrument in writing delivered or mailed to the Trust if the Administrator reasonably determines that servicing the Trust raises regulatory or reputational concerns, with such termination to take effect not sooner than sixty (60) days after the date of such delivery; or (iv) termination by the either party by written notice delivered to the other party, based upon: (a) the terminating party’s determination that there is a reasonable basis to conclude that the other party is insolvent or that the financial condition of the other party is deteriorating in any material respect, in which case termination shall take effect upon the other party’s receipt of such notice or at such later time as the terminating party shall designate; (b) the other party committing a material breach of the Administration Agreement, and failing to remedy such material breach within ninety (90) days of being given written notice of the material breach, unless the parties agree to extend the period to remedy the breach; or (c) the relevant state or federal authority withdrawing its authorization of the either party.

Custodial Services Agreement

The Custodial Services Agreement establishes the rights and responsibilities of the Custodian, Sponsor and the Trust with respect to the TRX in the Trust’s TRX Account, which is established and maintained by the Custodian. See “Custody of the Trust’s Assets” for a description of the Custodial Services Agreement.

Marketing Agent Agreement

Pursuant to a marketing agent agreement (the “Marketing Agent Agreement”) between the Trust and Paralel Distributors LLC, the Marketing Agent assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

Pursuant to the Marketing Agent Agreement, the Marketing Agent will not be liable for, and the Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the Securities Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against, any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Marketing Agent’s provision of services under the Marketing Agent Agreement; (ii) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (iii) the Sponsor’s or the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; (iv) any claim that the prospectus, registration statement, marketing literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any such losses, as determined by a court of competent jurisdiction in a final decision on the merits, arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the prospectus or any such advertising materials or marketing literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in such prospectus or any such advertising materials or marketing literature. In no event shall anything contained herein be so construed as to protect the Marketing Agent against any liability to the Trust for which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Marketing Agent Agreement.

Unless sooner terminated as provided herein, the Marketing Agent Agreement shall continue in effect for three years from its effective date. Thereafter, if not terminated, the Marketing Agent Agreement shall continue automatically in effect for successive one-year periods. Notwithstanding the foregoing, the Marketing Agent Agreement may be terminated by any party at any time upon written notice to the other parties if (a) any other party becomes insolvent or bankrupt or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver or (b) any other party willfully and materially breaches its obligations under the Marketing Agent Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of 60 days after written notice by the non-breaching party to the breach party of such breach.

Transfer Agency Agreement

U.S. Bancorp Fund Services, LLC serves as the Transfer Agent. The Transfer Agent, among other things, provides transfer agent services with respect to the creation and redemption of Baskets by Authorized Participants, the issuance and redemption of Shares, the payment, if any, of distributions with respect to the Shares, the recording of the issuance of the Shares and the maintaining of certain records therewith.

Resignation, Discharge or Removal of Transfer Agent

Either the Trust or the Transfer Agent may terminate the Transfer Agency and Service Agreement for cause for the reasons set forth in the Transfer Agency and Service Agreement, such as either party’s bankruptcy or committing a material breach of the Transfer Agency and Service Agreement. The Trust may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Sponsor determines to liquidate the Trust and terminate its registration with the SEC.

Limitation on Transfer Agent’s Liability

The Transfer Agent will not be liable for the disposition of EUAs or moneys, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Transfer Agency and Service Agreement in the absence of negligence, willful misconduct or bad faith on its part. In no event will the Transfer Agent be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (i) from the Sponsor, the Trustee, the Administrator or the Cash Custodian or any entity acting on behalf of any of them which the Transfer Agent believes is given as authorized by the Trust Agreement, the Administration Agreement or the Cash Custody Agreement, respectively; or (ii) from or on behalf of any Authorized Participant which the Transfer Agent believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Transfer Agent has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Transfer Agent be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Transfer Agent will not be liable for any delay in performance or for the non-performance of any of its obligations under the Transfer Agency and Service Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Transfer Agent will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

Indemnification of Transfer Agent

The Transfer Agent, its directors, employees and agents shall be indemnified by the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Transfer Agency and Service Agreement and under each other agreement entered into by the Transfer Agent in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or for any other loss incurred without negligence, willful misconduct or bad faith in connection with the performance of its obligations under or any actions taken in accordance with the provisions of the Transfer Agency and Service Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Transfer Agent.

Governing Law

The Transfer Agency and Services Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin.

Cash Custody Agreement

Under the Cash Custody Agreement, the Cash Custodian will keep safely all cash and other non-TRX assets of the Trust delivered to the Cash Custodian and, on behalf of the Trust, the Cash Custodian shall, from time to time, accept delivery of cash and other non-TRX assets for safekeeping. Amounts received in connection with the sale of TRX shall be deposited into the Cash Account.

Standard of Care; Limitations of Liability

The Cash Custodian shall exercise reasonable care, prudence and diligence and shall be liable to the Trust for all loss, damage and expense suffered or incurred by the Trust resulting from the failure of the Cash Custodian to exercise such reasonable care, prudence and diligence.

The Cash Custodian shall not be liable if the Cash Custodian (or any sub-custodian) is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which the Cash Custody Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or other similar circumstance beyond the control of the Cash Custodian, unless, in each case, such delay or nonperformance is caused by the breach by the Cash Custodian of its standard care or a malfunction or failure of equipment operated or utilized by the Cash Custodian other than a malfunction or failure beyond the Cash Custodian’s control and which could not reasonably be anticipated and/or prevented.

Indemnity

Under the Cash Custody Agreement, the Trust agrees to indemnify and hold harmless the Cash Custodian and its nominees from all loss, damage and expense (including reasonable attorneys’ fees) suffered or incurred by the Cash Custodian or its nominee caused by or arising from actions taken by the Cash Custodian on behalf of the Trust in the performance of its duties and obligations under the Cash Custody Agreement; provided however, that such indemnity shall not apply to loss, damage and expense occasioned by or resulting from the Cash Custodian’s breach of its standard of care.

Cash Custodian’s Fee

Pursuant to the Trust’s unitary fee structure, the Cash Custodian’s fees are paid by the Sponsor in accordance with the Cash Custody Agreement.

Governing Law

The Cash Custody Agreement is governed by the laws of the State of Wisconsin.

Termination of the Cash Custody Agreement

With respect to the Trust, the Cash Custody Agreement shall continue in full force and effect until the first to occur of: (a) termination by the Cash Custodian by an instrument in writing delivered or mailed to the Trust, such termination to take effect not sooner than ninety (90) days after the date of such delivery; (b) termination by the Trust by an instrument in writing delivered or mailed to the Cash Custodian, such termination to take effect not sooner than thirty (30) days after the date of such delivery; or (c) termination by the Trust by written notice delivered to the Cash Custodian, based upon the Trust’s determination that there is a reasonable basis to conclude that the Cash Custodian is insolvent or that the financial condition of the Cash Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Cash Custodian’s receipt of such notice or at such later time as the Trust shall designate.

Authorized Participant Agreement

The form Authorized Participant Agreement governs the relationship between the Sponsor, the Trust, and Authorized Participants in connection with the creation and redemption of Baskets. See “Creation and Redemption of Shares” for a description of the creation and redemption process.

The Authorized Participant Agreement may be terminated by the parties with 30 day’s written notice or immediately upon material breach by a party. The Authorized Participant Agreement is governed by the laws of the State of New York and the parties have consented to the State of New York as venue.

The Sponsor agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act from and against any losses, liabilities, damages, costs and expenses (including reasonable attorney’s fees and the reasonable cost of investigation) incurred by such indemnified party as a result of (i) any material breach by the Sponsor; (ii) any material failure on the part of the Sponsor to perform any obligation of the Sponsor set forth in the agreement, except to the extent that such failure was caused by the Sponsor’s reasonable reliance on instructions given or representations made by an indemnified party; (iii) any failure by the Sponsor to comply with applicable laws and the rules and regulations of any governmental entity or any self-regulatory organization; (iv) any actual or alleged untrue statements or omissions made in any promotional material or sales literature furnished to the Authorized Participant or otherwise approved in writing by the Trust; (v) actions of such indemnified party taken in reasonable reliance upon any instructions issued or representations made by the Sponsor or the Trust in accordance with the agreement reasonably believed by the Authorized Participant to be genuine and to have been given by the Sponsor or the Trust; or (vi) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Trust as originally filed with the SEC or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Authorized Participant agrees and consent to look solely to the assets of the Trust in controversy for payment in respect of any claim against or obligation of the Trust. The Trust’s assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Trust, including, without limitation, funds delivered to the Trust for the purchase of Shares.

Index License Agreement

The Index License Agreement grants the Trust a limited, non-exclusive, non-transferable license to access and use specified CoinDesk indices and related data for internal business purposes and as benchmarks for certain ETFs, subject to detailed usage restrictions and attribution requirements. The Benchmark Provider is obligated to provide the agreed index data and services, including delivery via API and flat file, and to notify the Sponsor of material methodology changes. The Index License Agreement continues until no Service Schedules remain in effect, with each Service Schedule having an initial two-year term and automatic one-year renewals unless either party provides at least ninety days’ notice of non-renewal. Either party may terminate for material breach (with a 30-day cure period if curable), and upon termination, the Sponsor must cease use and expunge all Benchmark Provider data except as required for legal compliance. The Agreement also includes confidentiality, intellectual property, indemnification, and liability limitation provisions.

Agreement with Solactive

Under the IOPV Calculation Agreement with Solactive (the “Solactive Agreement”), Solactive provides ongoing calculation, maintenance, and dissemination of Indicative Optimized Portfolio Value (“IOPV”) for designated funds with the Sponsor supplying required portfolio files and Solactive controlling dissemination to vendors. The Sponsor is assigned all rights in the IOPV and grants Solactive limited rights to use the Sponsor’s files and publish the IOPV for performance and advertising. The Sponsor may use and publish the IOPV but may not disseminate to known vendors or re-vendors. Fees are set per order schedule and invoiced on commencement and annually thereafter, subject to an inflation adjustment. The master term and the IOPV term renew automatically for one-year periods, with termination of an order schedule permitted on at least ninety days’ notice to a quarter-end after the first year, or earlier for uncured breach (after a fifteen-day cure period), insolvency, or specified legal impediments. Upon termination of the IOPV, Solactive ceases calculation and dissemination and, upon request, transfers the IOPV rights to the Sponsor. The agreement includes confidentiality, intellectual property, required disclaimers and attribution, indemnification, liability limitations (including caps and exclusions for indirect damages), governing law and forum, and assignment restrictions.

Agreements with TRX Trading Counterparties

The Sponsor, on behalf of the Trust, has entered into an agreement with each TRX Trading Counterparty. Each agreement sets forth the general parameters under which a transaction in TRX will be effectuated, should any transaction with a TRX Trading Counterparty occur. Each agreement shall remain in effect until terminated in writing by either the Trust or a TRX Trading Counterparty. A TRX Trading Counterparty shall generally have no liability: (i) with respect to any breach of the agreement which does not arise from its bad faith or gross negligence, (ii) for any act or omission (including insolvency) or delay of any third party, including any bank, digital wallet provider or digital currency exchange or any of their agents or subcontractors, (iii) for any interruption or delays of service, system failure, or errors in the design or functioning of any electronic system, or (iv) for any consequential, indirect, incidental, or any similar damages (even if informed of the possibility or likelihood of such damages). Generally, the Trust and Sponsor will each, on a several basis (and without duplication), indemnify, defend and hold the TRX Trading Counterparty harmless together with its officers, directors, members, partners, affiliates and employees, agents and licensors (the “Indemnified Parties”) from and against all losses, liabilities, judgments, proceedings, claims, damages and costs (including attorneys’ fees) resulting from any third-party action related to: (i) counterparty’s breach of the terms of the agreement, (ii) the Trust’s violation of any applicable law, rule or regulation, (iii) the TRX Trading Counterparty’s reliance on any instruction (in whatever form delivered) which it reasonably believed to have been given by the Trust, or (iv) other acts or omissions in connection with the execution of transactions with the TRX Trading Counterparty.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below). The discussion below is based on the Code, Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

The IRS may disagree with or seek to challenge the Trust’s treatment as a grantor trust.

As described in “United States Federal Income Tax Consequences – Treatment as a Grantor Trust”, the Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

In order to qualify as a grantor trust, the Trust must not be in a trade or business and no person may have a power to vary the investment of the Shareholders to take advantage of market fluctuations. The IRS has generally classified digital assets as “property”, so the mere holding of digital assets would not raise issues in regard to grantor trust classification. However, the Trust will expand and contract over time with creations and redemptions by authorized participants. The Trust is relying on informal guidance from the IRS that receipt of contributions in cash do not create a power to vary if they are required to immediately converted into the assets identical to those already held by the Trust. Incidental rights also create a potential issue because the Trust may from time to time be granted property that the Trust did not voluntarily acquire. Again, the trust is relying on informal guidance from the IRS that acquiring different property without choosing to acquire the different property is not itself a power to vary. In addition, staking of digital assets raises both trade or business and power to vary issues. The Trust intends to arrange its affairs to limit staking so that any staking that occurs to non-discretionary and will not vary based on market conditions. There is currently no precedential guidance from the IRS about the treatment of staking in a grantor trust, so the Trust is relying primarily on guidance promulgated in regard to rental real estate, which allows a grantor trust to rent property, but limits the ability to renegotiate the lease and the activity of the trust in regard to the property. The Trust will not undertake validation activity with regard to any staking.

On November 10, 2025, the IRS released a safe harbor for trust that otherwise qualify as grantor trusts that stake their digital assets. Like other safe harbors, the safe harbor is not a substantive rule of law. Although the promulgation of the safe harbor is a significant step forward, the safe harbor is not currently drafted in a way which may be practically applied. For example, one requirement of the safe harbor is that the SEC has reviewed and approved the trust’s disclosure regarding the staking of its digital assets. There is not currently a procedure for a trust to receive “approval” of the SEC. Industry representatives have been in discussions with the IRS on conforming the safe harbor requirements to prior guidance in regard to grantor trusts and currently available regulatory and market practices. The Trust is not relying upon the IRS safe harbor and is instead relying on historical guidance in regard to grantor trusts generally. Although the safe harbor does not claim to be the exclusive way for a grantor trust to be permitted in stake its assets, the IRS may take a position that trusts that do not conform to the safe harbor either have a power to vary the investment of the shareholders or are engaged in a trade or business, either of which would terminate the grantor trust status.

If the Trust is incorrect in its interpretation of authority, the Trust could be classified as a partnership or as an association taxable as a corporation. If the Trust is classified as a partnership, the Trust would not generally be taxable at the Trust level, but would be required to issue Form K-1s to the Shareholders. If the Trust is classified as an association taxable as a corporation, the Trust will be subject to corporate tax at the Trust level, and the Shareholder’s return on investment may be reduced.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Chapman and Cutler LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income, expenses and amounts realized should “flow through” to the Shareholders, and the Trustee will report to Shareholders and the IRS on that basis. The opinion of Chapman and Cutler LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders. Under such circumstances, the Trust might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Each Shareholder will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder also will be treated as if it directly received its respective pro rata share of the Trust’s income, if any, and as if it directly incurred its respective pro rata share of the Trust’s expenses, subject to some specialized allocation rules for widely held fixed investment trusts. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in cash, the delivery of cash to the Trust in exchange for a pro rata share of the underlying TRX represented by the Shares and the additional TRX purchased with the cash will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the TRX held in the Trust will be based upon the amount of cash contributed and the date that the Trust purchased the TRX with the cash. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying TRX related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies TRX as “property” that is not currency for U.S. federal income tax purposes and clarifies that TRX can be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of TRX. Because TRX is a new technological innovation, the U.S. federal income tax treatment of TRX or transactions relating to investments in TRX may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving TRX. While the IRS has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in TRX or in transactions relating to investments in TRX is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The Trust expects to sell or use TRX to pay certain expenses of the Trust or to fund cash redemptions if and when applicable. If the Trust sells TRX (for example to generate cash to pay fees or expenses) or is treated as selling TRX (for example by using TRX to pay fees or expenses), a Shareholder will generally recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the TRX that was sold. A Shareholder’s tax basis for its share of any TRX sold by the Trust will generally be a pro rata portion of the Shareholder’s total tax basis for its share of all of the TRX held in the Trust. After any such sale, a Shareholder’s tax basis for its pro rata share of the TRX remaining in the Trust should be equal to its tax basis for its share of the total amount of the TRX held in the Trust immediately prior to the sale less the portion of such basis allocable to its share of the TRX that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the pro rata share of the TRX held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the pro rata share of the TRX held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. A selling Shareholder may recognize additional gain or loss when the Trust sells or disposes of TRX, as described above, attributable to the portion of the year the Shares were held. Based on current IRS guidance, such gain or loss on the sale of Shares (as well as any gain or loss realized by a Shareholder on account of the Trust selling TRX) will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in its pro rata share of the TRX that was sold and otherwise will be short-term capital gain or loss.

Sales of TRX to fund cash redemptions are expected to result in gains and losses with such gains and losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the TRX and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the TRX held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder.

Authorized Participants may request an in-kind distribution of Trust assets when an Authorized Participant redeems its Shares at any time prior to 30 business days before the Trust’s termination date. An Authorized Participant will not recognize gain or loss if the Authorized Participant only receives whole Trust assets in exchange for the identical amount of the Authorized Participant’s pro rata portion of the same Trust assets held by the Trust. However, if the Authorized Participant is acting on its own behalf and also receives cash in exchange for a Trust asset or a fractional portion of a Trust asset, the Authorized Participant will generally recognize gain or loss based on the difference between the amount of cash received and the Authorized Participant’s tax basis in such Trust asset or fractional portion.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the TRX held in the Trust immediately after such sale or redemption generally will be equal to its tax basis in its share of the total amount of the TRX held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or cash redemption or, in the case of an in-kind redemption for TRX, that is treated as the basis of the TRX received by the Shareholder in the redemption.

Except for cash temporarily held to pay Trust expenses, to facilitate redemption transactions, or received in creation transactions, the Trust will only invest in TRX. In the event of a fork, the Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Tron Network (other than what the Sponsor determines to be TRX). If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules. If, despite such abandonment, the Trust were to receive any digital asset resulting from a fork in the Tron Network (other than what the Sponsor determines to be TRX), the Trust Agreement requires the Sponsor to cause the forked asset to be sold and have the proceeds distributed to the Shareholders. The sale of a forked asset received by the Trust will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

If the Trust were to receive staking rewards, likely in the form of new TRX, any such staking rewards received by the Trust would be reportable to Shareholders as taxable income under current IRS guidance. As a grantor trust, there are limitations on the types of activities that the Trust can undertake. For example, the Trust cannot make investment decisions to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision. If staking is viewed as a passive investment activity it would be permissible for the Trust. If staking is viewed as some other type of activity, the staking may affect the Trust’s classification as a grantor trust. Validation is generally associated with staking. Validation is a service. If the Trust were viewed as providing validation services, the Trust would be reclassified as a partnership or a corporation. If the Trust were reclassified as a partnership, a more complex reporting regime would apply, and Shareholders would receive a Form K-1. If the Trust were reclassified as a corporation, the Trust would be subject to corporate level tax, and the Shareholder’s return on investment is likely to be affected.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders, who are individuals, are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of TRX by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. However, most trust expenses are expected to result in miscellaneous itemized deductions, and noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, noncorporate taxpayers may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the taxpayer’s adjusted gross income.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

United States Information Reporting and Backup Withholding; Tax Return Reporting for Cryptocurrency

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in virtual currency, which includes a Shareholder’s interest in TRX held by the Trust.

Taxation of Authorized Participants

If an Authorized Participant invests in the Trust on its own behalf, the Authorized Participant will generally recognize income, gain, loss or deduction as described for U.S. Shareholders. If an Authorized Participant is acting as agent for one or more other persons, who are the beneficial owners of the Shares, the Authorized Participant will be obligated to issue an information statement to the beneficial owners, who will recognize the consequences described above for U.S. Shareholders.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying TRX held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Custodian or any of their respective affiliates (the “Transaction Parties”) has through this Prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this Prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable Prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable Prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant Prospectus supplement.

You should not assume that the information in this Prospectus or any applicable Prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable Prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is https://canaryetfs.com. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the 1934 Act and will file certain reports and other information with the SEC under the 1934 Act.

The reports and other information are available online at www.sec.gov.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is available at canaryetfs.com.

Report of Independent Registered Public Accounting Firm

To the Sponsor of Canary Staked TRX ETF

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Canary Staked TRX ETF (the “Trust”) as of July 27, 2026, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Trust as of July 27, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement whether due to error or fraud. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement and confirmation of cash and Tron (“TRX”) owned as of July 27, 2026, by correspondence with the custodians. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

We have served as the auditor for one or more Canary Capital Group LLC trusts since 2025.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

August 19, 2026

Canary Staked TRX ETF

Statement of Assets and Liabilities

July 27, 2026

ASSETS
Cash	$ 0
Total assets	0
LIABILITIES
Total liabilities	0
Commitments and Contingent Liabilities (Note 6)
NET ASSETS	$ 0
Shares issued and outstanding
(par value $0.00 per share; unlimited number of shares authorized)	0
Net asset value per share	$ 0.00

Canary Staked TRX ETF

Notes to Financial Statement

Canary Staked TRX ETF

NOTES TO FINANCIAL STATEMENT

July 27, 2026

1.	Organization

The Canary Staked TRX ETF (the “Trust”) is a Delaware statutory trust, formed on April 8, 2025, pursuant to the Delaware Statutory Trust Act. The Trust has not commenced operations as of July 27, 2026. The Trust has not commenced investment activities nor issued shares. There were no receipts or disbursements of cash since the Trust’s formation. The Trust did not receive any revenue, capital gains or losses, or incur any expenses during this time period and, therefore, does not have any performance history. The Trust will continuously issue common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Cboe BXZ Exchange, Inc. (the “Exchange”) under the symbol “TRXS.” The Trust will operate pursuant to a Trust Agreement, as amended and/or restated from time to time (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the trustee of the Trust (the “Trustee”). The Trust is managed and controlled by Canary Capital Group LLC (the “Sponsor”).

The Trust is an exchange-traded fund that issues shares of beneficial interest (the “Shares”) that seeks to list and trade on the Exchange. The Trust’s investment objective is to seek to provide exposure to the price of TRX (“TRX”) held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional TRX through its participation in the staking program (the “Staking Program”) administered by the Sponsor, in which staking rewards will be earned through the validation of transactions in the Tron network’s (the “Tron Network”) proof-of-stake (“PoS”) process. In seeking to achieve its investment objectives, the Trust will hold TRX and establish its net asset value (“NAV”) by reference to the price of TRX as calculated by CoinDesk Tron Benchmark Rate 60m NY Rate (“Pricing Benchmark”). The Pricing Benchmark is calculated by CoinDesk Indices (the “Benchmark Provider”) based on a 60-minute time-weighted average price of the CoinDesk Tron Benchmark Rate (the “Underlying Index”), which is an aggregation of executed trade flow of major TRX trading platforms (“Constituent Platforms”). The Trust is sponsored by the Sponsor, a wholly owned subsidiary of Canary Capital Group Inc.

2.	Significant Accounting Policies

Basis of Presentation

The following is a summary of significant accounting policies consistently followed by the Trust in the preparation of this financial statement. The accompanying financial statement has been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and is stated in U.S. dollars. The Trust’s financial statement was prepared using the accounting and reporting guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services — Investment Companies. The Trust qualifies as an investment company solely for accounting purposes and not for any other purpose. The Trust is not registered, and is not required to be registered, as an investment company under the Investment Company Act of 1940, as amended. The Trust follows the significant accounting policies described below.

107

Use of Estimates
The preparation of the financial statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Cash
Cash includes non-interest bearing, non-restricted cash with one institution that does not exceed U.S. federally insured limits.

Investment Transactions and Investment Income
The Trust intends to purchase TRX upon the creation of Shares and sell TRX upon the redemption of Shares. Transactions will be recorded on a trade-date basis. Realized gains (losses) and changes in unrealized gains (losses) on open positions will be determined on a specific identification basis and will be recognized in the statement of operations in the period in which the sale occurred or the changes in unrealized gains (losses) occurred.

Income Taxes

The Sponsor takes the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata Share of the Trust’s assets and a pro rata portion of the Trust’s income, gains, losses and deductions will “flow through” to each beneficial owner of Shares. If the Trust were not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital assets, with respect to staking and including forks, airdrops and similar occurrences for U.S. federal income tax purposes, there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%) on its net taxable income and certain distributions made by the Trust to shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits.

108

Digital Asset Trading Platform Valuation

GAAP defines fair value as the price the Trust would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The Trust’s policy is to value investments held at fair value.

The Trust identifies and determines the TRX principal market (or in the absence of a principal market, the most advantageous market) for GAAP purposes consistent with the application of the fair value measurement framework in FASB ASC 820 – Fair Value Measurement. A principal market is the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will be based on the market with the greatest volume and level of activity that can be accessed. The Trust obtains relevant volume and level of activity information and based on initial analysis will select an exchange market as the Trust’s principal market. The NAV and NAV per Share will be calculated using the fair value of TRX based on the price provided by this exchange market, as of 4:00 p.m. ET on the measurement date for GAAP purposes. The Trust will update its principal market analysis periodically and as needed to the extent that events have occurred, or activities have changed in a manner that could change the Trust’s determination of the principal market.

Various inputs are used in determining the fair value of assets and liabilities. Inputs may be based on independent market data (“observable inputs”) or they may be internally developed (“unobservable inputs”). These inputs are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes. The level of a value determined for an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are as follows:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not considered to be active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3 – Unobservable inputs, including the Trust’s assumptions used in determining the fair value of investments, where there is little or no market activity for the asset or liability at the measurement date.

109

Calculation of NAV

The Administrator, defined below, determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practicable after 4:00 p.m. ET. The NAV of the Trust is the aggregate value of the Trust’s assets less its accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Administrator values TRX held by the Trust based on the price set by the Index as of 4:00 p.m. ET. The Administrator also determines the NAV per Share. For purposes of the Trust’s financial statements, the Trust will utilize a pricing source that is consistent with GAAP, as of the financial statement measurement date, which may result in valuations that differ from the Trust’s daily NAV calculations. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

The Trust’s NAV per Share will be calculated by taking the current fair value of its total assets, subtracting any liabilities, and dividing that total by the number of Shares.

Segment Reporting

The Trust operates through a single operating and reporting segment with a primary objective of providing exposure to the price of TRX held by the Trust, less the expenses of the Trust’s operations and other liabilities. The Trust’s chief operating decision maker (“CODM”) is the Sponsor. The CODM monitors the operating results of the Trust and the Trust’s long-term strategic asset allocation is predetermined in accordance with the terms of its prospectus, based on the defined investment strategy against which the CODM assesses the Trust’s performance. In addition to other metrics, the CODM uses net increase (decrease) in net assets resulting from operations as a key metric to assess the Trust’s performance.

3.	Trust Expenses and Other Agreements
(a) Sponsor

The Trust will pay the Sponsor an annual fee based on a percentage of the Trust’s TRX Holdings (the “Sponsor Fee”). The Trust’s “TRX Holdings” is the quantity of the Trust’s TRX plus any cash or other assets held by the Trust represented in TRX as calculated using the Pricing Benchmark price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in TRX as calculated using the Pricing Benchmark price. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s TRX Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in TRX and be payable monthly in TRX or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of TRX to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees, and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

110

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs up to $200,000 per fiscal year, excluding taxes, but including: (i) the fees of the Trust’s third-party service providers, including, but not limited to, the Marketing Agent, the Administrator, the Custodian, the Cash Custodian, the Transfer Agent, the Benchmark Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. Expenses in excess of the $200,000 cap (“Excluded Expenses”) shall be borne by the Trust and will reduce the Trust’s NAV. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

The Trust may also incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of TRX, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of TRX to pay Extraordinary Expenses or Excluded Expenses, the Trust will bear such fees.

To the extent it does not have cash readily available, the Sponsor will cause the transfer or sale of TRX in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor or for payment of cash redemption proceeds to Authorized Participants (as defined below). The Trust will not bear any costs associated with the transfer or sale of TRX to pay the Sponsor Fee. To the extent the Trust incurs any Extraordinary Expenses or Excluded Expenses, the Trust will bear the costs of any transfers or sales of TRX to pay such expenses. The Trust will seek to transfer or sell TRX at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in TRX, the amount of TRX transferred or sold may vary from time to time depending on the actual sales price of TRX relative to the Trust’s expenses and liabilities (e.g., if the price of TRX falls, the amount of TRX needed to be transferred or sold to pay an expense or liability denominated in U.S. dollars will increase). To the extent the Trust must buy or sell TRX, the Trust may do so through a third-party digital asset broker or dealer. When the Trust buys or sells TRX, the Sponsor seeks quotes from its TRX trading counterparties. Such transactions are typically conducted over the counter rather than over a trading platform or similar order matching service. The Sponsor will select third party brokers or dealers that it believes have implemented adequate anti-money laundering, know-your-customer and other legal compliance policies and procedures.

111

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of TRX incurred in connection with the fulfillment of a creation or redemption order.

(b) Administrator, Custodian and Transfer Agent

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (the “Administrator” and “Transfer Agent”) serves as administrator, transfer agent and accounting agent of the Trust pursuant to a Fund Servicing Agreement. BitGo Bank & Trust, N.A. (the “Custodian”) serves as the Trust’s Custodian. Under the BitGo Custodial Services Agreement, the Custodian is responsible for safekeeping all the Trust’s TRX allocated to the Custodian. The Custodian was selected by the Sponsor. The Sponsor is responsible for opening accounts with the Custodian that will hold the Trust’s TRX (the “TRX Accounts”), as well as facilitating the transfer or sale of TRX required for the operation of the Trust. U.S. Bank, N.A., an affiliate of the Administrator and Transfer Agent serves as the cash custodian for the Trust (the “Cash Custodian”). The Cash Custodian is responsible for safekeeping all cash and other non-TRX assets of the Trust.

(c) Marketing Agent

Paralel Distributors LLC is the marketing agent of the Trust (the “Marketing Agent”) and is responsible for reviewing and approving the marketing materials, including the Trust’s website, prepared by the Sponsor for compliance with applicable SEC and Financial Industry Regulatory Authority, Inc. (“FINRA”) advertising laws, rules, and regulations pursuant to a marketing agreement with the Trust. The Marketing Agent is a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of FINRA. With the assistance of the Marketing Agent, the Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.

(d) Principal Financial Officer

Employees of PINE Advisors LLC (“PINE”) serve as officers of the Trust. In consideration for these services, the Sponsor pays PINE an annual fee. The Sponsor also reimburses PINE for certain out-of-pocket expenses.

4.	Capital Share Transactions

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of 10,000 Shares (a “Basket”) based on the quantity of TRX attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). Certain financial firms are authorized to purchase or redeem Shares of the Trust (“Authorized Participants”).

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. Creation orders may be denominated and settled in an amount of TRX (“In-Kind Creation Order”) or in cash (“Cash Creation Order”). By placing an In-Kind Creation Order, an Authorized Participant agrees to facilitate the deposit of TRX with the Custodian, either directly or indirectly through an Authorized Participant Designee. By placing a Cash Creation Order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. An Authorized Participant may not withdraw a creation order without the prior consent of the Sponsor in its discretion.

112

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. Redemption orders are denominated and settled either in-kind (“In-Kind Redemption Order”) or in cash (“Cash Redemption Order”). By placing a redemption order, an Authorized Participant agrees to facilitate the deposit of Shares with the Transfer Agent. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled or delayed until the required Shares have been received. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares.

Only Authorized Participants may place orders to create and redeem baskets through the Transfer Agent. The Transfer Agent will coordinate with the Trust's custodians to facilitate settlement of the Shares.

5.	Related Parties

The Sponsor is considered to be a related party to the Trust. The Trust's operations are supported by its Sponsor.

6.	Commitments and Contingent Liabilities

In the normal course of business, the Trust may enter into contracts that contain a variety of general indemnification clauses. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust which have not yet occurred and cannot be predicted with any certainty. However, the Sponsor believes the risk of loss under these arrangements to be remote. There were no commitments or contingencies required to be disclosed as of the date of the financial statement.

113

7.	TRX Staking

The Staking Program will be carried out by the Sponsor, who will be responsible for selecting one or more Staking Providers (each, a “Staking Provider”) that operate validator nodes for the Tron Network. Under normal circumstances, the Sponsor will seek to stake all of the Trust’s TRX through the Staking Providers, except for TRX reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Sponsor anticipates that at least 90% of the Trust’s TRX will be staked under normal circumstances. The Trust will disclose on its website the percentage of the Trust’s TRX that was staked as of the beginning of each trading day.

The Trust will not have any direct contractual relationship with the Staking Providers. In determining the amount and percentage of the Trust’s TRX to allocate to each Staking Provider, the Sponsor will consider (i) the concentration of the Trust’s TRX at each Staking Provider, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Staking Provider, (iii) each Staking Provider’s history of implementing similar staking programs, (iv) the technology used by each Staking Provider, and (v) any other factor the Sponsor deems relevant in making the allocation determination. The Custodian will maintain exclusive possession and control of the private keys associated with any staked TRX at all times. Additionally, as part of the TRX staking process, any staked TRX will be frozen and inaccessible until unfrozen, a process which takes 14 days. The resulting liquidity risks will be managed by the Sponsor.

In consideration for any staking activity in which the Trust may engage, the Trust will receive a portion of the staking rewards generated by the Staking Program. The Trust will dedicate substantially all of the Trust’s TRX to the Staking Program.

Staking rewards represent variable consideration, as the amount of rewards is not known until the applicable validation activities are completed, and the Trust receives rewards in their custodial account. Staking rewards are recognized as income when the Trust satisfies its performance obligations (i.e., the Trust’s validator successfully validates blocks or transactions as determined by the protocol) ratably over the contract term. Staking rewards are received in TRX, which represents non-cash consideration. Non-cash consideration is measured at fair value at the inception of each contract (i.e., the beginning of each staking epoch). Because the Trust is not the principal to the block validation service, it does not control the full output of the reward-generating activity, and instead receives net staking rewards, after Validator Fees are deducted. As such, the Trust presents staking income on a net basis, reflecting only the portion of protocol rewards to which it is entitled.

Staking rewards generated by the Staking Program will be subject to fees associated with the Staking Program, which will be shared among the Staking Provider, the Sponsor, and the Custodian. The amounts owed or paid by the Trust for the Staking Program are collectively referred to as the “Staking Fees.” The aggregate Staking Fees, which include any fees of the Custodian, the Staking Provider, and the Sponsor, will not exceed 20% of the TRX staking rewards generated by the Staking Program. The Staking Fees will reduce the amount of TRX that are received by the Trust from the Staking Program. The remainder of the staking rewards generated by the Staking Program will be redeployed into the Staking Program, transferred out or sold in connection with the redemption of Baskets, or transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Except for TRX reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets, all staking rewards will be restaked pursuant to the Staking Program.

114

Pursuant to the Staking Program, the Staking Provider will distribute earned staking rewards to the Trust’s wallet or wallets at the Custodian on a periodic basis, generally coinciding with 4:00 p.m. ET on each business day the Exchange is open. Accrued staking rewards will be included in the Trust’s daily NAV calculation.

The Sponsor will carry out the Staking Program in accordance with the Sponsor’s liquidity risk management policy (the “Liquidity Risk Management Policy”), which is designed to satisfy the requirements of the Exchange’s listing rules. The Liquidity Risk Management Policy is designed to ensure that the Trust maintains sufficient liquidity to timely fulfill redemption orders to preserve the effective and efficient arbitrage mechanism of the Trust. The Liquidity Risk Management Policy assesses the characteristics of a protocol’s native unbonding period, the particular unbonding characteristics of the Staking Program, sources of credit, sources of tokens, and other relevant liquidity considerations against the settlement period for any redemption of the Trust’s shares. The Liquidity Risk Management Policy permits the Trust to maintain credit facilities to help meet redemption requests, which may include the Sponsor’s own credit facilities to serve as a source of backup liquidity for the Trust. As of the date of the financial statement, no such credit facility has been entered into by the Trust. The complete Liquidity Risk Management Policy is available on the Trust’s website at canaryetfs.com.

8.	Concentration Risk

Substantially all of the Trust’s assets are holdings of TRX, which creates a concentration risk associated with fluctuations in the price of TRX. Accordingly, a decline in the price of TRX will have an adverse effect on the value of the Shares of the Trust. Factors that may have the effect of causing a decline in the price of TRX include negative perception of digital assets; a lack of stability and standardized regulation in the digital asset markets; the closure or temporary shutdown of digital asset platforms due to fraud, business failure, security breaches or government mandated regulation; and a loss of investor confidence.

9.	Subsequent Events

Canary Capital Group, Inc. (the “Seed Capital Investor”), an affiliate of the Sponsor, has expressed its intent to purchase ten thousand (10,000) Shares at a per-Share price of $25.00 (the “Seed Shares”). The proceeds of such sale are expected to be denominated in-kind in TRX based on the TRX-USD price established by the Pricing Benchmark on the date of such purchase. The Seed Capital Investor will act as a statutory underwriter in connection with the Seed Shares.

115

CANARY STAKED TRX ETF

SHARES

PROSPECTUS

_______, 202_

Until _______, 202_ (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Canary Capital Group LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)	$0	*
Listing fee (actual)	$4,000
Auditor’s fees and expenses	$10,000
Legal fees and expenses	$250,000
Printing expenses	$8,000
Miscellaneous expenses	$0
Total	$272,000

* An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the additional registration fee and will pay the additional registration fee subsequently on an annual basis.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement will provide that the Trust shall indemnify, defend and hold harmless the Trustee (including in its individual capacity) and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of its indemnification rights under the Trust Agreement), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated thereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor under the Trust Agreement; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

N/A

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Exhibit Description

3.1.1**	Trust Agreement, incorporated by reference to Exhibit 3.1 of the Trust’s Registration Statement on Form S-1 (File No. 333-286628) filed on April 18, 2025.

3.1.2*	First Amended and Restated Trust Agreement

3.2**	Certificate of Trust, incorporated by reference to Exhibit 3.2 of the Trust’s Registration Statement on Form S-1 (File No. 333-286628) filed on April 18, 2025.

5.1*	Opinion of Chapman and Cutler LLP as to legality

8.1*	Opinion of Chapman and Cutler LLP as to tax matters

10.1**	Form of Initial Authorized Participant Agreement, incorporated by reference to Exhibit 10.1 of the Trust's Registration Statement on Form S-1 (File No. 333-286628) filed on July 24, 2026.

10.2**	Marketing Agent Agreement, incorporated by reference to Exhibit 10.2 of the Trust's Registration Statement on Form S-1 (File No. 333-286628) filed on July 24, 2026.

10.3**	BitGo Custodial Services Agreement (Custody Agreement), incorporated by reference to Exhibit 10.3 of the Trust's Registration Statement on Form S-1 (File No. 333-286628) filed on July 24, 2026.

10.4.1**	Fund Accounting Servicing Agreement, incorporated by reference to Exhibit 10.4.1 of the Trust's Registration Statement on Form S-1 (File No. 333-286628) filed on July 24, 2026.

10.4.2**	Eighth Amendment to the Fund Accounting Servicing Agreement, incorporated by reference to Exhibit 10.4.2 of the Trust's Registration Statement on Form S-1 (File No. 333-286628) filed on July 24, 2026.

10.5.1**	Fund Administration Servicing Agreement, incorporated by reference to Exhibit 10.5.1 of the Trust's Registration Statement on Form S-1 (File No. 333-286628) filed on July 24, 2026.

10.5.2**	Eighth Amendment to the Fund Administration Servicing Agreement, incorporated by reference to Exhibit 10.5.2 of the Trust's Registration Statement on Form S-1 (File No. 333-286628) filed on July 24, 2026.

10.6.1**	Transfer Agent Servicing Agreement, incorporated by reference to Exhibit 10.6.1 of the Trust's Registration Statement on Form S-1 (File No. 333-286628) filed on July 24, 2026.

10.6.2**	Eighth Amendment to the Transfer Agent Servicing Agreement, incorporated by reference to Exhibit 10.6.2 of the Trust's Registration Statement on Form S-1 (File No. 333-286628) filed on July 24, 2026.

10.7*	Sponsor Agreement

10.8.1**	Custody Agreement (Cash Custody Agreement), incorporated by reference to Exhibit 10.8.1 of the Trust's Registration Statement on Form S-1 (File No. 333-286628) filed on July 24, 2026.

10.8.2**	Eighth Amendment to the Custody Agreement (Cash Custody Agreement), incorporated by reference to Exhibit 10.8.2 of the Trust's Registration Statement on Form S-1 (File No. 333-286628) filed on July 24, 2026.

10.9**	Service Schedule No3, incorporated by reference to Exhibit 10.9 of the Trust's Registration Statement on Form S-1 (File No. 333-286628) filed on July 24, 2026.

10.9.1*	Coindesk Indices Master License Agreement

10.10**	Agreement with Solactive, incorporated by reference to Exhibit 10.10 of the Trust's Registration Statement on Form S-1 (File No. 333-286628) filed on July 24, 2026.

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Chapman and Cutler LLP (included in Exhibits 5.1 and 8.1)

107**	Filing Fee Tables, incorporated by reference to Exhibit 107 of the Trust’s Registration Statement on Form S-1 (File No. 333-286628) filed on April 18, 2025.

* Filed herewith

** Previously filed

*** To be filed by amendment

(b) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(ii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brentwood, and the State of Tennessee, on August 19, 2026.

CANARY STAKED TRX ETF

Canary Capital Group LLC, as Sponsor of the Trust

By:	/s/ Steven McClurg
Name: Steven McClurg
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Steven McClurg	Chief Executive Officer* (Principal Executive Officer)	August 19, 2026
Steven McClurg
/s/ Starr Frohlich	Principal Financial Officer Principal Accounting Officer	August 19, 2026
Starr Frohlich

* The Registrant is a trust and the persons are signing in their capacities as officers of, or service providers to, Canary Capital Group LLC, the Sponsor of the Registrant.